As filed with the Securities and Exchange Commission on November 26, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

AMENDMENT NO. 3 TO

FORM F-1

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

Shangzhaitong Holding Co., Ltd

(Exact name of Registrant as specified in its charter)

Not Applicable

(Translation of Registrant's name into English)

BVI	7371	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Sea Meadow House, P.O. Box 116,

Road Town, Tortola, British Virgin Islands,

Tel: +0756-3292373

(Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

Cogency Global Inc.

122 East 42nd Street, 18th Floor
New York, NY 10168

Phone: (800) 221-0102

Fax: (800) 944-6607

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Approximate date of commencement of proposed sale to the public: as soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The term "new or revised financial accounting standard" refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to such Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. The securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell nor does it seek an offer to buy the securities in any jurisdiction where such offer or sale is not permitted.

PRELIMINARY PROSPECTUS, SUBJECT TO COMPLETION, DATED November 26, 2025

 Shangzhaitong Holding Co.,Ltd

1,250,000 Ordinary Shares

This is an initial public offering of the Ordinary Shares of Shangzhaitong Holding Co.,Ltd. We are offering 1,250,000 Ordinary Shares.

Prior to this offering, there has been no public market for our Ordinary Shares. The initial public offering price is expected to be $5.00 per share. We have applied to list our Ordinary Shares on the Nasdaq Capital Market under the symbol "SZTD."

We are an "emerging growth company" and a "foreign private issuer" as defined under the Securities and Exchange Commission rules and will be subject to reduced public company reporting requirements for this prospectus and future filings. See "Prospectus Summary - Implications of Being an Emerging Growth Company," "Prospectus Summary - Implications of Being a Foreign Private Issuer" and "Prospectus Summary - Implications of Being a Controlled Company."

Investors in our Ordinary Shares are not purchasing equity securities of our subsidiaries that have substantive business operations, but instead are purchasing equity securities of a Cayman Islands holding company. SZTD Global Incorporation, a holding company that conducts its business operations primarily through a series of subsidiaries in Mainland China. This structure involves unique risks to investors. For a detailed discussion of the associated risks, see "Prospectus Summary — Holding Company Structure" and “Prospectus Summary — Certain Risks Associated with Our Corporate Structure." Throughout this prospectus, unless the context indicates otherwise, “SZTD” refers to Shangzhaitong Holding Co.,Ltd, the holding company, and "we," "us," "our company" or "our" refer to Shangzhaitong Holding Co.,Ltd and its subsidiaries as a group.

We face various legal and operational risks and uncertainties associated with being based in or having our operations primarily in mainland China and the complex and evolving PRC laws and regulations. For example, we face risks associated with the fact that the PRC government has significant authority in regulating our operations and may influence or intervene in our operations at any time, regulatory approvals on offerings conducted overseas by, and foreign investment in, China-based issuers, anti-monopoly regulatory actions and oversight on data security. These risks could result in a material adverse change in our operations and the value of our Ordinary Shares, significantly limit or hinder our ability to offer or continue to offer securities to investors, or cause the value of such securities to significantly decline or become worthless.

Recently, the PRC government initiated a series of regulatory actions and made a number of public statements on the regulation of business operations in certain areas in China, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas using a variable interest entity ("VIE") structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement.

We have conducted a regulatory review with the Office of Cybersecurity Review. As of the date of this prospectus, these new laws and guidelines have not affected our ability to conduct our business, accept foreign investments, or list and trade on a U.S. or other foreign exchange. However, there are uncertainties in the interpretation and enforcement of these new laws and guidelines, which could materially and adversely impact our business and financial outlook. This may also affect our ability to accept foreign investments or continue to list on a U.S. or other foreign exchange.

Moreover, any changes in foreign investment regulations or other policies in China, along with related enforcement actions by the PRC government, or any penalties imposed by the PRC government for our violation of such regulations or policies, could result in a significant change in our operations and the value of our Ordinary Shares. These changes could severely limit or completely hinder our ability to offer our securities to investors, or cause the value of our securities to significantly decline or become worthless.

Rules No. 1 through No. 5, Notes on the Trial Measures, Notice on Administration Arrangements for the Filing of Overseas Listings by Domestic Enterprises, and relevant CSRC Answers to Reporter Questions (collectively, the "Guidance Rules and Notice") are available on the CSRC's official website. Under the Trial Measures, both direct and indirect overseas offerings and listings by domestic companies must fulfill the filing procedure with the CSRC by submitting the required materials. An overseas offering and listing will be deemed indirect if the issuer meets the following conditions: (1) 50% or more of the issuer's operating revenue, total profit, total assets, or net assets, as documented in its audited consolidated financial statements for the most recent accounting year, is attributed to domestic companies; and (2) the main parts of the issuer's business activities are conducted in the Chinese Mainland, or its primary places of business are located in the Chinese Mainland, or the senior managers responsible for its business operation and management are predominantly Chinese citizens or domiciled in the Chinese Mainland. The determination of whether an overseas offering and listing by domestic companies is indirect shall be based on a substance-over-form principle. In certain circumstances, overseas offerings and listings shall not proceed. If the intended overseas offering and listing requires a national security review, the relevant security review procedures must be completed in accordance with the law before the application for such offering and listing is submitted to any overseas entities, such as securities regulatory agencies and trading venues. According to the Trial Measures and the Guidance Rules and Notice, initial public offerings and listings must adhere to these regulations, offerings or listings in overseas markets shall be filed with the CSRC within 3 working days after the relevant application is submitted overseas, and PRC domestic enterprises shall complete filings with the CSRC prior to their overseas offerings and listings. This Offering and Listing is subject to approval by the CSRC pursuant to the Trial Measures. As of the date of this prospectus, we have submitted our filing materials with the CSRC to fulfill the filing procedure with the CSRC as per requirement of the Trial Measures. If we fail to comply with the Trial Measures, we will be required to correct our behaviors, face warnings and fines which will amount to RMB1,000,000 to RMB10,000,000, and directly responsible personnel will also be warned and fined an amount ranging from RMB500,000 to RMB5,000,000. Any failure by us to obtain the relevant approval or complete the filings and other relevant regulatory procedures in a timely manner will completely hinder our ability to offer or continue to offer our Ordinary Shares, cause significant disruption to our business operations, and severely damage our reputation, which would materially and adversely affect our financial condition and results of operations and cause our Ordinary Shares to significantly decline in value or become worthless. Furthermore on December 2, 2021, the SEC adopted final amendments implementing the disclosure and submission requirements under the HFCAA, pursuant to which the SEC will identify a "Commission-Identified Issuer" if an issuer has filed an annual report containing an audit report issued by a registered public accounting firm that the PCAOB has determined it is unable to inspect or investigate completely because of a position taken by an authority in the foreign jurisdiction, and will then impose a trading prohibition on an issuer after it is identified as a Commission-Identified Issuer for two consecutive years. On December 15, 2022, the PCAOB issued a report that vacated its December 16, 2021 determination and removed Mainland China and Hong Kong from the list of jurisdictions where it is unable to inspect or investigate completely registered public accounting firms. Each year, the PCAOB will determine whether it can inspect and investigate completely audit firms in Mainland China and Hong Kong, among other jurisdictions. If the PCAOB determines in the future that it no longer has full access to inspect and investigate completely accounting firms in Mainland China and Hong Kong and we continue to use an accounting firm headquartered in one of these jurisdictions to issue an audit report on our financial statements filed with the SEC, we would be identified as a Commission-Identified Issuer following the filing of the annual report on Form 20-F for the relevant fiscal year. There can be no assurance that we would not be identified as a Commission-Identified Issuer for any future fiscal year, and if we were so identified for two consecutive years, we would become subject to the prohibition on trading in the U.S. under the HFCAA. For more details, see "Risk Factors—Risks Related to Doing Business in Mainland China—Our Ordinary Shares may be prohibited from trading in the United States under the HFCAA in the future if the PCAOB is unable to inspect or investigate completely auditors located in China. The delisting or prohibition of trading of our Ordinary Shares, or the threat of their being delisted or prohibited from trading, may materially and adversely affect the value of your investment."

We also face risks associated with the Holding Foreign Companies Accountable Act, or HFCAA. Trading in our securities on U.S. markets, including the Nasdaq Capital Market, may be prohibited under the HFCAA if the Public Company Accounting Oversight Board, or PCAOB, determines that it is unable to inspect or investigate our auditor for two consecutive years. On December 16, 2021, the PCAOB issued the HFCAA Determination Report to notify the SEC of its determinations that the PCAOB was unable to inspect or investigate completely registered public accounting firms headquartered in Mainland China and Hong Kong, including our auditor. On December 15, 2022, the PCAOB announced that it was able to conduct inspections and investigations completely of PCAOB-registered public accounting firms headquartered in Mainland China and Hong Kong in 2022. The PCAOB vacated its previous determination accordingly. As a result, we do not expect to be identified as a "Commission-Identified Issuer" under the HFCAA. However, whether the PCAOB will continue to conduct inspections and investigations completely to its satisfaction of PCAOB-registered public accounting firms headquartered in Mainland China and Hong Kong is subject to uncertainty and depends on a number of factors out of our, and our auditor's, control, including positions taken by authorities of the PRC and the PCAOB. The PCAOB is required under the HFCAA to make its determination on an annual basis with regards to its ability to inspect and investigate completely accounting firms based in Mainland China and Hong Kong. The possibility of being a "Commission-Identified Issuer" and risk of delisting could continue.

Our business and an investment in our Ordinary Shares involve a high degree of risk. See “Risk Factors” beginning on page [16] of this prospectus to read about factors you should consider before buying our Ordinary Shares.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per ordinary share	Total
Initial public offering price	$	$
Underwriting discounts and commissions (1)	$	$
Proceeds, before expenses, to us	$	$

(1)   The underwriter, [underwriter] , will receive compensation in addition to the discounts and commissions. The registration statement, of which this prospectus is a part, also registers for sale warrants to purchase Ordinary Shares to be issued to the underwriter in the aggregate equal to 5% of the aggregate number of Ordinary Shares sold in the offering (excluding the over- allotment option) at a price equal to 125% of the public offering price of the Ordinary Shares offered hereby (based on the assumed offering price of $5.00 per Ordinary Share. We have agreed to issue the warrants to the underwriter as a portion of the underwriting compensation payable to the underwriter in connection with this offering. See "Underwriting" for a description of compensation payable to the underwriter.

(2) The total estimated expenses related to this offering are set forth in the section entitled "Expenses Related to this Offering."

The underwriter expects to deliver the Ordinary Shares against payment in U.S. dollars on or about [ ], 2025.

[underwriter]

The date of this prospectus is November 26th, 2025

This prospectus contains certain estimates and information concerning our industry, including market position, market size, and growth rates of the markets in which we participate. This information involves a number of assumptions and limitations, and you are cautioned not to give undue weight to these estimates. We have not independently verified the accuracy or completeness of the data contained in these industry publications and reports. The industry in which we operate is subject to a high degree of uncertainty and risk due to a variety of factors, including those described in the “Risk Factors" section. These and other factors could cause results to differ materially from those expressed in these publications and reports.

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ABOUT THIS PROSPECTUS

You should rely only on the information contained in this prospectus or in any related free-writing prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus or in any related free-writing prospectus. We are offering to sell, and seeking offers to buy, the Ordinary Shares offered hereby, but only under circumstances and in jurisdictions where offers and sales are permitted and lawful to do so. The information contained in this prospectus is current only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of the Ordinary Shares.

Neither we nor the underwriter have taken any action that would permit a public offering of the Ordinary Shares outside the United States or permit the possession or distribution of this prospectus or any related free-writing prospectus outside the United States. Persons outside the United States who come into possession of this prospectus or any related free-writing prospectus must inform themselves about and observe any restrictions relating to the offering of the Ordinary Shares and the distribution of the prospectus outside the United States.

Neither the Company nor the underwriter has undertaken any actions that would enable a public offering of the Ordinary Shares beyond the United States or allow the possession or dissemination of this prospectus or any related free - writing prospectus outside the United States. Individuals outside the United States who obtain this prospectus or any related free - writing prospectus are obligated to acquaint themselves with and comply with any restrictions associated with the offering of the Ordinary Shares and the distribution of the prospectus outside the United States.

FINANCIAL STATEMENTS AND CURRENCY PRESENTATION

Basis of Presentation

Unless otherwise indicated, all financial information contained in this prospectus is prepared and presented in accordance with generally accepted accounting principles in the United States.GAAP" or "GAAP"). Certain amounts, percentages and other figures included in this prospectus have been subject to rounding adjustments. Accordingly, amounts, percentages and other figures shown as totals in certain tables or charts may not be the arithmetic aggregation of those that precede them and amounts and figures expressed as percentages in the text may not total 100% or, when aggregated, may not be the arithmetic aggregation of the percentages that precede them.

Financial Information in the U.S. Dollars

Our reporting currency is the United States Dollar. This prospectus also contains translations of certain foreign currency amounts into U.S. dollars for the convenience of the reader. References to "dollars," "U.S. Dollars" or "$" are to United States Dollars and "RMB" are to Chinese Renminbi. Unless otherwise stated, all translations of RMB into U.S. dollars in this prospectus are made at a rate of RMB 7.1055 to US$1.00, the exchange rate in effect as of 30th of September ], 2025 as set forth in the H.10 statistical release of the U.S. Federal Reserve Board. We make no representation that the RMB or U.S. dollar amounts referred to in this prospectus could have been or could be converted into U.S. dollars or Singapore dollars, as the case may be, at any particular rate or at all.

MARKET AND INDUSTRY DATA

Certain market data and forecasts used throughout this prospectus were obtained from market research, reports of governmental and international agencies and industry publications, gathered by the Company. This information involves a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. Our estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the heading "Risk Factors" in this prospectus.

Until [*], 2025 (the 25th day after the date of this prospectus), all dealers that buy, sell or trade Ordinary Shares, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriter and with respect to their unsold allotments or subscriptions.

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PROSPECTUS SUMMARY

The following summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information and financial statements and notes appearing elsewhere in this prospectus. In addition to this summary, we urge you to read the entire prospectus carefully, especially the risks of investing in our Ordinary Shares discussed under "Risk Factors, " before deciding whether to buy the Ordinary Shares.

Our Mission

We are committed to empowering businesses with intelligent solutions and digital system industry transformation through cutting-edge technologies. This is achieved by seamlessly integrating advanced technologies and intelligent applications into our clients' operations, ushering in a new era of efficiency and innovation. Our solutions and technologies enable our clients to gain valuable insights, make data-driven decisions, and enhance their market position. Designed to optimize resource allocation, reduce operating costs, and boost productivity, our technological solutions bolster our clients' ability to remain competitive in today's dynamic market. Beyond merely providing technology, we strive to become a trusted partner, collaborating with our clients to navigate their digital transformation journey and build a smarter, more efficient future.

Our Business

We are a technology-driven provider deeply rooted in the intersection of judicial services and digital innovation. Our integrated business system revolves around four mutually reinforcing core pillars: Judicial Digitization, Data Ecosystem, Intelligent Computing Services, and Electronic Signature Services. Leveraging cutting-edge technologies like blockchain, AI, edge computing, and federated learning, alongside our full-stack technical capabilities and in-depth vertical scenario penetration, we deliver tailored solutions to judicial, financial, government, and medical clients—covering end-to-end needs from data collection and processing to service delivery and result verification. Through strategic collaborations with governments, universities (e.g., University of Science and Technology of China), and industry partners, we strive to become a leading national comprehensive technology service provider in judicial and data intelligence, digital system industry transformation and creating sustainable value for all stakeholders.

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Our primary focus is in the following key operational areas:

Scope and Content of Judicial System Services

IT and Business Management Consulting Services

We provide comprehensive recruitment services to help judicial system clients accurately screen and hire suitable talents. The service scope covers the entire process, including position posting (targeting roles such as judicial IT system developers and data security specialists), talent pool construction, resume screening, interview coordination, and candidate selection.

Data from China's National Bureau of Statistics shows that in 2023, China's revenue from information technology services in the judicial field reached RMB 812.26 billion (approximately USD 114.4 billion), a year-on-year increase of 15.1%. Over the five years ended December 31, 2023, the compound annual growth rate (CAGR) reached 16.8%.

Customized IT Solution Services

We focus on providing customized IT solutions for local and national judicial system clients, including people's courts, procuratorates, and judicial administrative departments. Our comprehensive IT services cover the maintenance of judicial business systems, the development of intelligent case-handling platforms, system updates for litigation service systems, and the upgrading of judicial data security software. All services are tailored to the specific needs and requirements of each client.

Based on the specific needs of each judicial client, we utilize cutting-edge technologies such as cloud computing (for secure storage of judicial data), big data (for case trend analysis), and artificial intelligence (for intelligent case classification and legal document review) to design and implement solutions that improve operational efficiency (e.g., shortening case-handling cycles) and business performance (e.g., enhancing the accuracy of case judgments), helping clients achieve their strategic goals of judicial modernization.

We provide tailor-made IT solutions for judicial clients through a collaborative process, which is customized according to client needs. The services include the design of judicial information systems, the planning of digital court construction, and the integration of cross-departmental judicial data systems, and they are usually highly personalized. The project cycle is typically one year. After the project is completed, the client will conduct acceptance testing to ensure that the solution meets the expected requirements, such as complying with national judicial data security standards and meeting the actual needs of case-handling work.

2

Our Strengths

Project Execution

Responsive Service

We are dedicated to providing high-quality services and products to our clients, ensuring their satisfaction and fostering long-term partnerships. Our IT and business management consulting services are supported by a dedicated account manager team, available 24/7, guaranteeing swift responses within one hour and employing a robust tracking mechanism for issue resolution. This is particularly advantageous for business-to-business (B2B) companies. Our delivery manager maintains frequent communication, responding and following up more than five times daily throughout the service delivery process.

We aspire to be a comprehensive solution provider for the IT needs of clients in the automotive and securities industries. This encompasses offering consulting services to bridge IT expertise gaps and reduce salary costs for clients, as well as delivering customized IT solutions tailored to their specific requirements. Beyond providing existing solutions and products, we innovate to develop new, unique solutions designed to meet our clients' evolving business development and innovation needs. What sets us apart from our competitors is our independently developed software products, which are increasingly gaining market acceptance.

Employee Professionalism and Stability

Our IT and business management consulting services heavily rely on the professionalism and stability of our IT professionals stationed on-site at client locations. Clients highly value the stability and professional competence of our consulting personnel. To meet client expectations and uphold a high level of professionalism, we have implemented various measures aimed at enhancing our team's skills and sense of belonging, ultimately improving our service performance and market competitiveness.

We prioritize continuous improvement for our employees by providing a comprehensive range of free training courses covering IT, English, and soft skills, among others. These courses are designed to enhance their knowledge and skill levels, supporting their career development and ensuring they stay updated with industry trends.

To foster employee loyalty and a strong sense of belonging, we offer a comprehensive benefits package that includes competitive health insurance, generous employee wellness programs, employee welfare, and clear career advancement opportunities. These investments not only contribute to a low employee turnover rate, resulting in a stable and experienced team, but also directly translate to sustained growth and increased revenue. A loyal and engaged workforce is essential for delivering exceptional client service and achieving long-term success.

See "Business" for more details on our strengths.

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Our Strategies

To achieve growth and maximize value creation for our stakeholders, we are pursuing several strategic initiatives.

Global Expansion

We are actively expanding our operations globally, encompassing sales to international markets and exploring global acquisition opportunities. This expansion aims to enhance our competitiveness by accessing new markets, developing innovative products and services, and leveraging global resources. We plan to allocate a portion of the proceeds from this offering to establish sales offices in Singapore, Hong Kong, and the U.S., staffed with local sales and business development teams. However, we do not anticipate significant revenue generation from these offices within the next twelve months.

Flexible Delivery Models

We address diverse client needs through a range of flexible service and product delivery models, including offshore and onshore delivery, strategic collaborative delivery, software-as-a-service (SaaS), and platform-as-a-service (PaaS) delivery. This multifaceted approach fosters robust partnerships and significantly contributes to exceptional client satisfaction.

Deep Industry Expertise

We maintain a sharp focus on the software-defined judgemental segment within the automotive industry and the securities services industry. By continually extracting valuable insights from our existing client base, we delve deeper into these sectors, identifying new business opportunities and developing highly specialized technologies and services.

Product Development Capabilities

We prioritize research and development of new technologies for the automotive and securities services industries. Our commitment to innovation is expected to yield a steady pipeline of new products and cutting-edge solutions, addressing evolving market demands and sustaining our competitive advantage.

For more details on these strategies, please refer to the "Business" section.

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Recently, the PRC government initiated a series of regulatory actions and made a number of public statements on the regulation of business operations in certain areas in China, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas using a VIE structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. We do not believe that we are directly subject to these regulatory actions or statements, as we do not have a VIE structure, and our business does not involve the collection of user data, implicate cybersecurity, or involve any other type of restricted industry. Since these statements and regulatory actions are new, it is uncertain how soon the legislative or administrative regulation making bodies will respond and what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated, if any, or the potential impact such modified or new laws and regulations will have on our daily business operations or our ability to accept foreign investments and list on a U.S. exchange. Any change in foreign investment regulations, and other policies in China or any punishment imposed by the PRC government for our violation of such regulations or policies could result in a material change in our operations and/or the value of the securities we are registering for sale and could significantly limit or completely hinder our ability to offer or continue to offer our securities to investors or cause the value of our Ordinary Shares to significantly decline or be worthless.

We also face risks associated with the HFCAA. Trading in our securities on U.S. markets may be prohibited under the HFCAA if the PCAOB determines that it is unable to inspect or investigate our auditor for two consecutive years. On December 16, 2021, the PCAOB issued the HFCAA Determination Report to notify the SEC of its determinations that the PCAOB was unable to inspect or investigate completely registered public accounting firms headquartered in Mainland China and Hong Kong, including our auditor. On December 15, 2022, the PCAOB announced that it was able to conduct inspections and investigations completely of PCAOB-registered public accounting firms headquartered in Mainland China and Hong Kong in 2022. The PCAOB vacated its previous determination accordingly. As a result, we do not expect to be identified as a "Commission-Identified Issuer" under the HFCAA. However, whether the PCAOB will continue to conduct inspections and investigations completely to its satisfaction of PCAOB-registered public accounting firms headquartered in Mainland China and Hong Kong is subject to uncertainty and depends on a number of factors out of our, and our auditor's, control, including positions taken by authorities of the PRC and the PCAOB. The PCAOB is required under the HFCAA to make its determination on an annual basis with regards to its ability to inspect and investigate completely accounting firms based in Mainland China and Hong Kong. The possibility of being a "Commission-Identified Issuer" and risk of delisting could continue to adversely affect the trading price of our securities. If the PCAOB determines in the future that it no longer has full access to inspect and investigate accounting firms headquartered in Mainland China and Hong Kong and we continue to use such accounting firm to conduct audit work, we would be identified as a "Commission-Identified Issuer" under the HFCAA following the filing of the annual report for the relevant fiscal year, and if we were so identified for two consecutive years, trading in our securities on U.S. markets would be prohibited.

Shangzhaitong Holding Co.,Ltd., As a "controlled company," we are permitted to elect not to comply with certain corporate governance requirements. If we rely on these exemptions, you will not have the same protection afforded to shareholders of companies that are subject to these corporate governance requirements. Our principal shareholders may from time to time make strategic decisions that they believe are in the best interests of their businesses as a whole. These decisions may be different from the decisions that we would have made on our own. Their decisions with respect to us or our business, including any related party transactions with us, may be resolved in ways that favor them and their shareholders, which may not coincide with the interests of us and our other shareholders.

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You should carefully consider all of the information in this prospectus before making an investment in the Ordinary Shares, especially the risks and uncertainties discussed under "Risk Factors," and information contained in "Management's Discussion and Analysis of Financial Condition and Results of Operations." Please find below a summary of the principal risks and uncertainties we face, organized under relevant headings. These risks are discussed more fully in "Risk Factors."

Risks Related to Our Business and Industry

Your profit margins are influenced by several key factors:

● We face intense competition from IT services companies. If we are unable to compete effectively, we risk losing clients, which could lead to a decline in revenues.

● Increased competition and reduced bargaining power with our clients may force us to lower our service prices. This could result in decreased revenues and profitability.

● Our future growth and success are closely tied to consumer demand for software-defined judgmentals within the highly competitive, cyclical, and volatile automotive industry.

● Security breaches and attacks on our systems and network, as well as any resultant failure to protect confidential and proprietary information, could damage our reputation and adversely impact our business, financial condition, and operational results.

● We may face challenges in preventing unauthorized use of our intellectual property, which could harm our business and competitive position.

● Failure to attract new clients or grow revenues from existing ones may hinder our ability to achieve our revenue growth goals.

● Pandemics, infectious diseases, acts of God, war, terrorist attacks, and other catastrophic events could have a material adverse effect on our business, financial condition, and operational results.

● As we plan to expand our operations from China to international markets, we will encounter heightened political, legal, compliance, operational, regulatory, economic, and other risks. These risks are either not present or more significant than those we face domestically, and our exposure to them is expected to increase.

Risks Related to Our Relationship with our Principal Shareholders

● We may have conflicts of interest with our principal shareholders and we may not be able to resolve such conflicts on terms favorable to us.

● Potential conflicts of interest could arise in connection with our agreements with SZTD.

● Our business may be adversely affected if our collaboration with SZTD and its affiliates is terminated or curtailed, or if we are no longer able to obtain financing on favorable terms.

● SZTD will control the outcome of shareholder actions in our company.

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Risks Related to Doing Business in China

To obtain such approval.

The New Overseas Listing Rules and other pertinent regulations issued by the CSRC may impose additional compliance obligations on us in the future.

PRC regulations concerning offshore investment activities by Mainland China residents could expose our Mainland China resident beneficial owners or our PRC subsidiaries to liability or penalties. These regulations may also restrict our ability to inject capital into our PRC subsidiaries, limit their capacity to increase registered capital, or hinder the distribution of profits to us.

If cash or assets of our business, or those of our PRC subsidiaries, are located in Mainland China, such resources may not be accessible to fund operations or for other uses outside the PRC. This limitation arises due to potential interventions or the imposition of restrictions and limitations by the PRC government on the transfer of cash or assets.

PRC regulations on loans to and direct investments in PRC entities by offshore holding companies, along with governmental control over currency conversion, may delay our use of the proceeds from this offering to make loans or additional capital contributions to our PRC subsidiaries. Such delays could materially and adversely impact our liquidity and our capacity to fund and expand our business.

Governmental control and restrictions on currency exchange may constrain our ability to effectively utilize our revenues.

Under the PRC Enterprise Income Tax Law ("EIT Law"), we may be classified as a Mainland China "resident enterprise" for PRC enterprise income tax purposes. Such a classification would likely lead to unfavorable tax implications for us and our non-PRC shareholders, potentially having a material adverse effect on our operational results and the value of your investment.

Risks Related to the Ordinary Shares and This Offering

● There has been no public market for our Ordinary Shares prior to the completion of this offering, and you may not be able to resell our Ordinary Shares at or above the price you pay for them, or at all.

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Corporate Structure

As a result of our corporate structure, Shangzhaitong Holding Co., Ltd's ability to pay dividends may depend upon dividends paid by our subsidiaries. If our existing subsidiaries or any newly formed ones incur debt on their own behalf in the future, the instruments governing their debt may restrict their ability to pay dividends to us. Shangzhaitong Holding Co.，Ltd (BVI)

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Conventions Which Apply to This Prospectus

Except where the context otherwise requires:

● "Articles" means the amended and restated articles of association of the Company to be adopted immediately prior to the closing of this offering;

● "CEO" means chief executive officer;

● "Companies Act" means the Companies Act (Revised) of the BVI as the same may be amended from time to time;

● "COO" means chief operating officer;

● “Mainland China" refers to the mainland of the People’s Republic of China (PRC), excluding Taiwan and the special administrative regions of Hong Kong and Macau for the purposes of this prospectus only;

● “Memorandum” means the amended and restated memorandum of association of the Company to be adopted immediately prior to the closing of this offering;

● "Memorandum and Articles of Association" means the Memorandum and the Articles collectively;

● "Ordinary Shares" refers to the Ordinary Shares of Shangzhaitong Holding Co.,Ltd, par value $0.0001 each;

● “China” or "PRC" means People's Republic of China (PRC), excluding Taiwan and the special administrative regions of Hong Kong and Macau for the purposes of this prospectus only;

● "COVID-19" means Coronavirus disease 2019, a contagious respiratory disease caused by the virus SARS-CoV-2;

● "Directors" means the directors of our Company as at the date of this prospectus;

● "Exchange Act" means the Securities Exchange Act of 1934, as amended;

● "IT" means information technology;

● "Shangzhaitong Holding Co.,Ltd", "we", "SZTD Global", "SZTD", "us", "our company" and "our" refer to Shangzhaitong Holding Co.,Ltd, a BVI exempted company with limited liability, its consolidated subsidiaries, and its consolidated affiliated entities;

● "SEC" or "Securities and Exchange Commission" means the United States Securities and Exchange Commission;

● "U.S." means the United States;

● "$," "U.S. dollars," "$" and "dollars" refer to United States dollar(s), the legal currency of the United States

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THE OFFERING

The following assumes that the underwriter will not exercise its option to purchase additional Ordinary Shares in the offering, unless otherwise indicated.

Offering Price	We currently expect that the initial public offering price will be $5.00 per Ordinary Share.

Ordinary Shares Offered by Us	1,250,000 Ordinary Shares calculated based on an assumed initial offering price of $5.00 per Ordinary Share.

Ordinary Shares Issued and Outstanding Prior to This Offering	10,000,000 Ordinary Shares.

Ordinary Shares Outstanding Immediately After This Offering	11,250,000 Ordinary Shares, calculated based on an assumed initial offering price of $5.00 per Ordinary Share.

Voting Rights	Each holder of Ordinary Shares is entitled to one vote per share.

Listing	We have applied to have our Ordinary Shares listed on the Nasdaq Capital Market. The closing of this offering is conditioned upon Nasdaq's final approval of our listing application, and there is no guarantee or assurance that our Ordinary Shares will be approved for listing on Nasdaq.

Proposed Nasdaq Capital Market symbol	"SZTD."

Use of Proceeds	We estimate that we will receive net proceeds from this offering of approximately $[ ] million ( after deducting the underwriting discounts, commissions and estimated offering expenses payable by us and assuming an initial public offering price of $5.00 per Ordinary Share. See "Use of Proceeds" for additional information.

Lock-up	We, each of our directors, executive officers, shareholders, and all option holders have agreed with the underwriter, subject to certain exceptions, not to sell, transfer or otherwise dispose of any Ordinary Shares or similar securities or any securities convertible into or exchangeable or exercisable for our Ordinary Shares for a period of 180 days from the date of this prospectus. See "Underwriting" for more information.

Risk Factors	Investing in the Ordinary Shares is highly speculative and involves a high degree of risk. As an investor, you should be able to bear a complete loss of your investment. See "Risk Factors" and other information included in this prospectus for a discussion of risks you should carefully consider before investing in the Ordinary Shares.

Underwriter	[underwriter]

Underwriter Warrants	We have agreed to sell to [underwriter] warrants (the "Underwriter's Warrants") to purchase up to a total of [ ] Ordinary Shares (equal to 5% of the aggregate number of Ordinary Shares sold in the offering, excluding the over-allotment option) at a price equal to 125% of the public offering price of the Ordinary Shares offered hereby.

Transfer Agent Continental Stock Transfer & Trust Company

Payment and settlement The underwriter expects to deliver the Ordinary Shares against payment therefor on or about [*], 2025.

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RISK FACTORS

Investing in our Ordinary Shares involves substantial risk. Prior to investing in the Ordinary Shares, you should meticulously evaluate all the risks and uncertainties outlined in this section, as well as all other information provided in this prospectus, including the financial statements and accompanying notes. We may encounter additional risks and uncertainties beyond those listed below. There could be risks and uncertainties that we are currently unaware of or do not deem significant, which may subsequently emerge as critical factors adversely impacting our business. Any of the following risks and uncertainties could have a material adverse effect on our business, financial condition, and operational results. Consequently, the market prices of the Ordinary Shares could decline, potentially leading to a partial or complete loss of your investment.

Risks Related to Our Business and Industry

Due to intense competition for highly skilled personnel, we may fail to attract and retain enough sufficiently trained personnel to support our operations; as a result, our ability to obtain new projects may be negatively affected and our revenues could decline.

The IT services industry highly depends on skilled professionals, and our success largely hinges on our capacity to recruit, train, develop, and retain qualified staff, particularly experienced middle - and senior - level management. The IT services industry in China has witnessed substantial employee turnover. Our voluntary turnover rates were 13% and 30% in the years ending December 31, 2023 and 2022, respectively, and 14% and 17% in the six - month periods ending June 30, 2024 and 2023. We might face higher turnover rates in the future.

Intensified competition for qualified personnel could have a negative impact on us. A significant rise in the turnover rate could reduce our operational efficiency and productivity and result in a decrease in the demand for our services. Moreover, the inability to recruit, train, develop, and retain personnel with the necessary qualifications to meet the requirements of our existing and future clients or to effectively integrate new employees could have a substantial adverse effect on our business, financial situation, and operating results.

Failing to retain our key personnel on client projects or to find suitable replacements for them when they leave may lead to the termination of some contracts or projects, which could materially and negatively affect our business and operating results.

Increases in wages for IT professionals in China could prevent us from sustaining our competitive advantage and could reduce our profit margins.

Our most significant costs are the salaries and other compensation expenses for our professionals and other employees. Wage costs for IT professionals in China are lower than those in more developed countries. However, because of rapid economic growth, increased productivity levels, and increased competition for skilled employees in China, wages for highly skilled employees in China, in particular middle- and senior-level managers, are increasing at a faster rate than in the past. We may need to increase the levels of employee compensation more rapidly than in the past to remain competitive in attracting and retaining the quality and number of employees that our business requires. Increases in the wages and other compensation we pay our employees in China could reduce our competitive advantage unless we are able to increase the efficiency and productivity of our professionals as well as the prices we can charge for our services. In addition, any appreciation in the value of the Renminbi relative to the U.S. dollar and other foreign currencies will cause an increase in the relative wage levels in China, which could further reduce our competitive advantage and adversely impact our profit margin.

We face intense competition from IT services companies; if we are unable to compete effectively, we may lose clients and our revenues may decline.

The market for IT services is highly competitive and we expect competition to persist and intensify. We believe that the principal competitive factors in our markets are industry expertise, breadth and depth of service offerings, quality of the services offered, reputation and track record, marketing and selling skills, scalability of infrastructure and price. In addition, the trend toward offshore outsourcing, international expansion by foreign and domestic competitors and continuing technological changes will result in new and different competitors entering our markets. In the IT outsourcing market, clients tend to engage multiple outsourcing service providers instead of using an exclusive service provider, which could reduce our revenues to the extent that clients obtain services from other competing providers. Clients may prefer service providers that have facilities located globally or that are based in countries more cost-competitive than in China. Our ability to compete also depends in part on a number of factors beyond our control, including the ability of our competitors to recruit, train, develop and retain highly skilled professionals, the price at which our competitors offer comparable services and our competitors ' responsiveness to client needs.

We intend to address these competitive risks with a comprehensive, multi-pronged strategy. Our approach focuses on delivering high-quality services, showcasing exceptional technical expertise, and developing unique, valuable IT solutions as well as IT products. Additionally, we are committed to investing in the professional development of our employees to ensure they have the necessary skills and knowledge to surpass client expectations. However, we cannot assure you that we will be able to retain our clients while competing against such competitors. Increased competition, our inability to compete successfully against competitors, pricing pressures or loss of market share could harm our business, financial condition and results of operations.

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We may not be able to manage the expected growth of our business and operations or implement our business strategies on schedule or within budget, or at all.

Our business has become increasingly complex in terms of both the type and scale of businesses we operate. Any expected expansion may increase the complexity of our operations and place a significant strain on our managerial, operational, financial and human resources. Our current and planned personnel, systems, procedures and controls may not be adequate to support our future operations. There can be no assurance that we will be able to effectively manage our growth or implement all these systems, procedures and control measures successfully. If we are not able to manage our growth effectively, our business, financial condition, results of operations may be materially and adversely affected.

As part of our business strategies, we expect to further expand our business to new jurisdictions, which may expose us to additional risks, including, among other things:

● difficulties with managing operations into new geographical regions, including complying with the various regulatory and legal requirements of different jurisdictions;

● different approval or licensing requirements;

● recruiting sufficient personnel in these new markets;

● challenges in providing services and products as well as support in these new markets;

● challenges in attracting business partners and users and remaining competitive;

● potential adverse tax consequences;

● foreign exchange losses;

● limited protection for intellectual property rights;

● inability to effectively enforce contractual or legal rights; and

● local political, regulatory and economic instability or civil unrest.

If we are unable to effectively avoid or mitigate these risks, our ability to expand our business to these new jurisdictions will be affected, which could have a material adverse effect on our business, financial condition and results of operations.

The anticipated benefits from these efforts are based on assumptions that may prove to be inaccurate. Moreover, we may not be able to successfully complete these growth initiatives, strategies and operating plans and realize all of the benefits that we expect to achieve or it may be more costly to do so than we anticipate. If, for any reason, the benefits we realize are less than our estimates or the implementation of these growth initiatives, strategies and operating plans adversely affect our operations or cost more or take longer to effectuate than we expect, or if our assumptions prove inaccurate, our business, financial condition and results of operations may be materially and adversely affected.

Any inability to obtain or retain requisite approvals, licenses or permits applicable to our business may have a material and adverse effect on our business, financial condition and results of operations.

Our business is subject to government supervision and regulation by various governmental and regulatory authorities in China, including but not limited to the Ministry of Industry and Information Technology and the Cyberspace Administration of China, as well as in other jurisdictions where we conduct our business operations. These authorities, agencies, and bodies promulgate and enforce laws and regulations that govern a range of business activities related to our operations, such as the provision of IT services outsourcing, among others. These regulations generally dictate the entry requirements, permissible scope, and necessary approvals, licenses, and permits for the relevant business activities.

Given the uncertainties in the regulatory environments of the industries and jurisdictions in which we operate, there can be no assurance that we have obtained or applied for all the required approvals, permits, and licenses for conducting our business in China or elsewhere. Furthermore, there is no guarantee that we would be able to maintain our existing approvals, permits, and licenses, or secure any new ones necessitated by future laws or regulations. Failure to obtain and maintain the requisite approvals, licenses, or permits could expose us to liabilities, penalties, and operational disruptions, potentially causing material and adverse effects on our business, financial condition, and operational results.

Security breaches and attacks against our systems and network, and any potential resultant breach or failure to otherwise protect confidential and proprietary information, and network disruptions in general could damage our reputation and adversely affect our business, financial condition and results of operations.

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System failures, network disruptions, and other similar events can significantly impact our operations. Any disruptions or instability in our technology, or in external technologies that enable our customers to use our online services and products, could materially harm our business and reputation.

Although we have invested substantial resources in developing robust security measures to counter breaches, our cybersecurity defenses may not detect or prevent all attempts to compromise our systems. These threats include distributed denial-of-service attacks, viruses, malicious software, break-ins, phishing attacks, social engineering, security breaches, and other similar disruptions. Such incidents could jeopardize the security of information stored in and transmitted by our systems, or that we otherwise maintain.

A breach of our cybersecurity measures could lead to unauthorized access to our systems, misappropriation of information or data, deletion or modification of user information, or disruptions such as denial-of-service attacks, impacting our business operations. Given that techniques for unauthorized access or system sabotage evolve rapidly and may only become apparent once launched against us, we may struggle to anticipate or implement adequate protective measures.

While we have not experienced attacks that have materially and adversely affected our business operations since our inception, there is no guarantee that we will remain immune to such attacks in the future. Future incidents could result in significant damages or substantial remediation costs. If we fail to prevent these attacks and security breaches, we could face considerable legal and financial liabilities, damage to our reputation, and significant revenue loss due to lost sales and customer dissatisfaction.

In addition, we may not have the resources or technical sophistication to anticipate or prevent rapidly evolving types of cyber-attacks. Cyber-attacks may target us, our users or other participants of our ecosystem, or the information infrastructure on which we depend. Actual or anticipated attacks and risks may cause us to incur significantly higher costs, including costs to deploy additional personnel and network protection technologies, train employees, and engage third-party experts and consultants. Cybersecurity breaches may harm our reputation, and materially and adversely affect our business, financial condition and results of operations. Furthermore, despite any precautions we may take, the occurrence of a flood or fire, or other unanticipated incidents at our information infrastructure facilities in China, including power outages, telecommunications delays or failures, break-ins to our systems or computer viruses, could result in delays or interruptions to our platform and operations as well as loss of our users ' and other participants ' data. Any of these events could damage our reputation, materially disrupt our ecosystem and subject us to liability and claims, which may materially and adversely affect our business, financial condition and results of operations.

We do not have insurance coverage to cover our business risks and face the risk of becoming subject to product liability claims, which could cause us to incur significant expenses and be liable for significant damages if not covered by insurance.

We do not have any insurance for our operations in China, nor do we maintain key-man life insurance. Any business disruption, litigation, regulatory action, outbreak of epidemic disease or natural disaster may also expose us to substantial costs and diversion of resources. Any claims made against us could be costly to defend against, result in substantial damage awards against us and divert the attention of our management from our operations, which could have a material adverse effect on our business, financial condition and results of operations. If we incur any loss, our business, financial condition and results of operations could be materially and adversely affected.

We may not be able to prevent others from unauthorized use of our intellectual property, which could harm our business and competitive position.

We regard our trademarks, copyrights and similar intellectual property as critical to our success, and we rely on a combination of intellectual property laws and contractual arrangements, including confidentiality agreements with our employees and third parties, to protect our proprietary rights. Despite these measures, any of our intellectual property rights could be challenged, invalidated, circumvented or misappropriated, or such intellectual property may not be sufficient to provide us with competitive advantages. In addition, although we are not aware of any imitation websites or mobile applications that attempt to cause confusion or traffic diversion from us at the moment, we may become an attractive target to such attacks in the future because of our brand recognition in the China services industry.

We may be subject to intellectual property infringement claims, which may be expensive to defend and may disrupt our business and operations.

We cannot be certain that our operations or any aspects of our business do not or would not infringe upon or otherwise violate patents, copyrights or other intellectual property rights held by third parties. We in the future may be, subject to legal proceedings and claims relating to the intellectual property rights of others. In addition, there may be other third-party intellectual property that is infringed by our products, services or other aspects of our business. There could also be existing patents of which we are not aware that our products may inadvertently infringe. There can be no assurance that holders of patents purportedly relating to some aspect of our technology infrastructure or business, if any such holders exist, would not seek to enforce such patents against us in China, or any other jurisdictions as applicable. Furthermore, the application and interpretation of Chinese patent laws, as well as the procedures and standards for granting patents in China, continue to evolve. While we believe our analysis is in line with current practices, there can be no guarantee that Chinese courts or regulatory authorities will adopt the same interpretation or approach. If we are found to have violated the intellectual property rights of others, we may be subject to liability for our infringement activities or may be prohibited from using such intellectual property, and

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we may incur licensing fees or be forced to develop alternatives of our own. In addition, we may incur significant expenses, and may be forced to divert management's time and other resources from our business and operations to defend against these third-party infringement claims, regardless of their merits. Successful infringement or licensing claims made against us may result in significant monetary liabilities and may materially disrupt our business and operations by restricting or prohibiting our use of the intellectual property in question, which may materially and adversely affect our business, financial condition and results of operations.

If we do not succeed in attracting new clients for our services and or growing revenues from existing clients, we may not achieve our revenue growth goals.

We plan to significantly diversify our client base and grow our revenues. Revenues from a new client often rise quickly over the first several years following our initial engagement as we expand the services we provide to that client. Therefore, obtaining new clients is important for us to achieve rapid revenue growth. We also plan to grow revenues from our existing clients by identifying and selling additional services to them. Our ability to attract new clients, as well as our ability to grow revenues from existing clients, depends on a number of factors, including our ability to offer high quality services at competitive prices, the strength of our competitors and the capabilities of our sales and marketing teams. If we are not able to continue to attract new clients or to grow revenues from our existing clients in the future, we may not be able to grow our revenues as quickly as we anticipate or at all.

A portion of our income is generated, and will in the future continue to be generated on a fixed price basis; we may not be able to accurately estimate costs and determine resource requirements in relation to our projects, which would reduce our margins and profitability.

A portion of our income is generated, and will continue to be generated in the future, from fees we receive for our fixed-price projects. These projects frequently involve complex technologies and require the coordination of operations and workforces across multiple locations. They utilize teams with diverse skill sets and competencies, and rely on geographically distributed service centers. Additionally, these projects must be completed within tight timeframes and adhere to client requirements that are subject to change and becoming increasingly stringent. Furthermore, some of our fixed-price projects span multiple years, necessitating significant projections and planning regarding resource utilization and costs. If we fail to accurately assess the time and resources needed to complete these projects, or to price them profitably, our business, operational results, and financial condition could be adversely impacted.

If we fail to maintain adequate internal controls, we may not be able to effectively manage our business and may experience errors or information lapses affecting our business.

Our success hinges on our ability to effectively leverage our standardized management system, information systems, resources, and internal controls. As we continue to grow, it will be essential to refine and enhance our financial and managerial controls, reporting systems, procedures, and other internal controls and compliance mechanisms to align with our evolving business requirements. Should we fail to improve or sustain our internal controls, systems, and procedures, they could become ineffective, thereby impairing our ability to manage our business and potentially leading to errors or information gaps that impact our operations. Despite our efforts to enhance our internal control system, it is possible that not all risks will be eliminated. If we are unsuccessful in identifying and addressing weaknesses within our internal controls, our capacity to effectively manage our business could be compromised, which may have a material and adverse effect on our business, financial condition, and operational results.

We may need additional capital but may not be able to obtain such on favorable terms or at all.

We may need additional capital due to operating losses or the future growth and development of our business, including any investments or acquisitions we choose to pursue. If our financial resources prove insufficient to meet our cash requirements, we may seek to issue additional equity or debt securities, or obtain new or expanded credit facilities. Our ability to secure external financing in the future is subject to various uncertainties, such as our future financial condition, operational results, cash flows, share price performance, and the liquidity of international capital and lending markets. Additionally, incurring debt would impose increased debt service obligations on us and could lead to operating and financing covenants that restrict our operations. There is no guarantee that financing would be available promptly, in the required amounts, or on terms favorable to us, or at all. Any failure to raise the necessary funds on favorable terms, or at all, could impair our liquidity and have a material adverse impact on our business, financial condition, and operational results. Furthermore, issuing equity or equity-linked securities could result in significant dilution for our existing shareholders.

A pandemic or any other infectious and communicable diseases, as well as the occurrence of any acts of God, war, terrorist attacks and other catastrophic events may have a material adverse effect on our business, financial condition and results of operations.

We face risks from the outbreak of communicable or virulent diseases and pandemics or epidemics such as severe acute respiratory syndrome, H5N1 avian flu, Middle East respiratory syndrome, Ebola and the outbreak of COVID-19, which may materially and adversely affect our operations. Such disruptions to our business and operations may have a negative impact on our business, financial condition and results of operations. Acts of God, such as natural disasters which are beyond our control, may materially and adversely affect the economy, infrastructure and livelihood of the local population. Similarly, man-made catastrophes, such as terrorist attacks and wars, may disrupt the economies of the countries we operate in. A catastrophic event or multiple catastrophic events may cause unexpected large losses and may have a material adverse effect on our business, financial condition and results of operations. There can be no assurance that our efforts to protect ourselves against catastrophic losses would be adequate. In addition, other events that are outside the control of our Group,

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such as fire, deliberate acts of sabotage, vendor failure or negligence, blackouts, terrorist attacks or criminal acts, could damage, cause operational interruptions to, or otherwise adversely affect our operating facilities and activities, as well as potentially cause injury or death to our employees and/or customers. We cannot give any assurance that the occurrence of any catastrophic events, wars, terrorist attacks or other hostilities in any part of the world, potential, threatened or otherwise, will not, directly or indirectly, have a material and adverse effect on our business, financial condition and results of operations.

The tensions in international trade and rising political tensions, particularly between the U.S. and China, may hinder our plans to enter the U.S. market in the future.

Proposed rule - making is seeking comments regarding regulations on certain transactions involving Information and Communication Technology and Services ("ICTS") that are integral to connected judgements when designed, developed, manufactured, or supplied by persons owned by, controlled by, or subject to the jurisdiction or direction of China, among other countries.

On June 13, 2024, a US Congresswoman introduced the Connected judgemental National Security Review Act, a bill that would establish a new process to “identify and prevent through mitigation or prohibition” national security risks posed by certain ICTS transactions, including those related to “covered motor judgementals.”

Final rules relating to ICTS could prohibit or restrict the sales of products or services developed and offered by us, either directly or indirectly, and consequently have a significant impact on our business.

On September 26, 2024, the BIS published a notice of proposed rule - making that, if finalized as proposed, would prohibit the sale or import of connected judgementals incorporating certain technology and the import of particular components themselves from countries of concern, specifically China and Russia (the "BIS Rule"). The BIS Rule includes restrictions on the imports or sales of connected judgmentals using judgmental connectivity systems and automated digital system systems software, as well as the imports of judgmental connectivity systems and hardware equipment.

We do not anticipate entering this business activity in the future. As such, we do not expect the BIS Rule to have a substantial impact on our business, financial condition, or results of operations. However, it is possible that this prohibition or restriction on third - party activities, if effective, could dissuade customers from purchasing our products or services in the future.

Potential conflicts of interest could arise in connection with our agreements with SZTD.

Various agreements we have entered into with them from time to time.

We may offer opportunities to other entities they are affiliated with, such as SZTD. Consequently, directors and/or officers may face a conflict between their interests and ours. If such a conflict of interests exists, our directors and/or officers may be swayed when accepting or rejecting any corporate opportunity presented to us, in which they may have an interest. As a result, we may not be given priority to consider such corporate opportunities.

According to our post - offering memorandum and articles, subject to the applicable listing rules requirements and disqualification by the chairman of the relevant board meeting, a director may still vote on any contract or transaction or proposed contract or transaction, even if he has an interest in it. If he votes, his vote shall be counted, and he may be included in the quorum at any meeting of the directors where such contract or transaction or proposed contract or transaction is to be considered. However, as a fiduciary, a director must not place himself in a situation where there is an actual or potential conflict between his duty to the company and his personal interests or a duty owed to another person. If the directors fail to act in accordance with their fiduciary duties to us and the duties stipulated in our post - offering memorandum and articles under BVI law, we may have a claim against such individuals. Refer to the section titled "Description of Share Capital — Differences in Corporate Law—Shareholders ' Suits" for more information on the ability to bring such claims. However, we may not ultimately succeed in any claim we make against them.

Risks Related to Doing Business in China

Changes, application and interpretation with respect to the PRC legal system could result in a material change in our operations and/or the value of the Ordinary Shares we are offering.

The PRC legal system is based on written statutes and the legal interpretations thereof issued by the Standing Committee of the National People's Congress. While prior court decisions may be cited for reference, they carry limited precedential value. Since 1979, the PRC government has been developing a comprehensive commercial law framework, and substantial progress has been made in enacting laws and regulations governing economic matters—including foreign investment, corporate organization and governance, commerce, taxation, and trade. However, these laws and regulations are subject to potential future amendments, which could lead to material changes in our business operations and/or the value of our Ordinary Shares.

The PRC legal system is in a constant state of evolution and may undergo rapid changes with little advance notice. The PRC government may also promulgate new laws and regulations in the future that govern various aspects of our day-to-day operations. Additionally, PRC authorities are empowered under PRC laws and regulations to supervise our business activities. If we are found to be non-compliant with these requirements, we

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may face fines and other administrative penalties imposed by the relevant PRC authorities. Any changes to China's foreign investment regulations, other laws, regulations, or policies, or any penalties or actions taken by the PRC government due to our violation of such regulations or policies, could result in material changes to our operations and/or the value of the securities we are registering for sale. Such developments could also significantly restrict or even completely prevent us from offering or continuing to offer our securities to investors, or cause the value of our Ordinary Shares to decline sharply or become worthless.

We cannot rule out the possibility that competent authorities may introduce a licensing regime or pre-approval requirement for our industry at some point in the future. If such a licensing or approval framework is implemented, we cannot assure you that we will be able to obtain any newly required licenses in a timely manner—or at all. This could have a material adverse impact on our business and impede our ability to continue our operations.

Recently, the PRC government has launched a series of regulatory initiatives and issued various public statements regarding the regulation of business activities in certain sectors in China. These measures include cracking down on illegal activities in the securities market, strengthening supervision over PRC-based companies listed overseas through variable interest entity ("VIE") structures, adopting new measures to expand the scope of cybersecurity reviews, and intensifying anti-monopoly enforcement efforts.

We do not believe we are directly subject to these regulatory initiatives or statements, as we do not use a VIE structure, and our business does not involve user data collection, touch on cybersecurity matters, or operate in any other restricted industries. That said, given the recent nature of these statements and regulatory actions, there is uncertainty regarding: (i) how quickly legislative or administrative bodies will respond; (ii) whether existing or new laws, regulations, or detailed implementation rules and interpretations will be revised or promulgated (if any); and (iii) the potential impact of such revised or new laws and regulations on our day-to-day operations, our ability to accept foreign investments, or our listing on a U.S. stock exchange. Any changes to China's foreign investment regulations or other policies, or any penalties imposed by the PRC government due to our violation of such regulations or policies, could result in material changes to our operations and/or the value of the securities we are registering for sale. Such developments could also significantly restrict or even completely prevent us from offering or continuing to offer our securities to investors, or cause the value of our Ordinary Shares to decline sharply or become worthless.

From time to time, we may have to resort to administrative and court proceedings to enforce our legal rights. However, it may be difficult to evaluate the effects of the outcome of administrative and court proceedings. Furthermore, we may not be aware of our violation of any of the policies and rules until sometime after the violation.

Such risks, including risks over the scope and effect of our contractual, property (including intellectual property) and procedural rights, and any failure to respond to changes in the regulatory environment in China could materially and adversely affect our business and impede our ability to continue our operations.

Because a majority of our operations are in China, our business is subject to the complex and rapidly evolving laws and regulations there, as well as the relevant PRC authorities 'supervision.

The PRC Government may intervene or influence our operations at any time, or may exert greater control over offerings conducted overseas and/or foreign investment in China-based issuers. This could lead to a material change in our operations and significantly limit or completely hinder our activities, thereby causing the value of our Ordinary Shares to significantly decline or become worthless. The promulgation of new laws or regulations, or the reinterpretation of existing ones, could restrict or otherwise unfavorably impact our ability or manner of conducting business. This might necessitate changes to certain aspects of our operations to ensure compliance, potentially decreasing demand for our products, reducing revenues, increasing costs, and requiring us to obtain additional licenses, permits, approvals, or certificates, or subjecting us to further liabilities. Should any new or more stringent measures be implemented, our business, financial condition, and operational results could be adversely affected, as well as materially decrease the value of our Ordinary Shares. Recent statements by the PRC government indicate an intent to enhance oversight over overseas offerings and/or foreign investment in China-based issuers. If future laws or regulations impose restrictions on such overseas and/or foreign investment, our ability to offer or continue offering securities to investors could be significantly limited or completely hindered, further causing the value of such securities to significantly decline or become worthless.

Complying with evolving laws and regulations regarding cybersecurity, information security, privacy and data protection and other related laws and requirements may entail significant expenses and force us to make adverse changes to our business.

Laws and regulations governing cybersecurity, information security, privacy and data protection, the commercial use of the internet, the application of data in artificial intelligence (AI) and machine learning, as well as data sovereignty requirements are evolving rapidly. These rules are not only extensive and complex, but also involve inherent uncertainties.

On June 10, 2021, the Standing Committee of the National People's Congress of the People's Republic of China (the "SCNPC") promulgated the PRC Data Security Law, which entered into force in September 2021. This law imposes obligations on entities and individuals engaged in data activities to ensure data security and protect privacy. It also introduces a data classification and hierarchical protection system—the classification is based on two key factors: the importance of the data to economic and social development, and the level of harm that would result to national security, public interests, or the legitimate rights and interests of individuals or organizations if the data is tampered with, destroyed, leaked, illegally acquired, or misused. Additionally, the PRC Data Security Law

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establishes a national security review process for data activities that may pose risks to national security, and imposes export restrictions on certain types of data and information. In July early, 2021, Chinese regulatory authorities launched cybersecurity investigations into several PRC-based companies listed in the United States.

On August 20, 2021, the SCNPC further promulgated the Personal Information Protection Law of the PRC (the "Personal Information Protection Law"), which took effect in November 2021. As China's first systematic and comprehensive legislation specifically governing personal information protection, the Personal Information Protection Law sets forth key requirements, including but not limited to: (i) obtaining an individual's consent prior to using their sensitive personal information (e.g., biometric data, location tracking data); (ii) requiring operators of personal information to notify individuals of the necessity of using their sensitive personal information and the potential impact on their rights; and (iii) granting individuals the right to file a lawsuit with a People's Court if their request to exercise rights related to their personal information is rejected by the operator.

On November 14, 2021, the Cyberspace Administration of China (CAC) released the Draft Network Data Security Administration Measures (the "Security Administration Draft"). Under this Draft, data processors that conduct data processing activities which affect or may affect national security, or process the personal information of over one million users, shall be subject to network data security review by the relevant authorities of the CAC. The public comment period for the Security Administration Draft closed on December 13, 2021.

On December 28, 2021, the CAC, in conjunction with 12 other PRC government departments, jointly promulgated the Cybersecurity Review Measures (the "Review Measures"), which took effect on February 15, 2022. The Review Measures stipulate that, in addition to critical information infrastructure operators (CIIOs) seeking to purchase internet products and services, online platform operators engaging in data processing activities that affect or may affect national security must undergo cybersecurity review by the PRC Cybersecurity Review Office. Furthermore, the Review Measures mandate that online platform operators holding the personal information of over one million users shall file for a compulsory cybersecurity review prior to pursuing listings in foreign jurisdictions.

Cross-border data transfers, including security assessments, standard contracts for the outbound transfer of personal data, and personal information protection certifications. As of the date of this prospectus, we have not received any notice from any PRC authorities identifying any of our PRC subsidiaries as a Critical Information Infrastructure Operator (CIIO) or requiring us to undergo cybersecurity review or network data security review by the Cyberspace Administration of China (CAC). We believe our PRC operations will not be subject to cybersecurity review or network data security review by the CAC for this offering, as we do not qualify as a CIIO or a network platform operator possessing personal information of more than one million users, and our business does not involve data processing activities that affect or could potentially affect national security. As of the date of this prospectus, we are confident that we comply with all applicable PRC cybersecurity and data security laws and regulations issued by the CAC in all material respects. We have not received any complaints from third parties, nor have we been investigated or penalized by any competent PRC authority in this regard. However, there remains uncertainty regarding the interpretation and implementation of relevant PRC cybersecurity and data security laws and regulations, and whether PRC regulatory agencies, including the CAC, may enact new laws, regulations, rules, or detailed implementation and interpretations related to cybersecurity. Should any such new laws, regulations, rules, or interpretations come into effect, we intend to take all reasonable measures and actions to ensure compliance and minimize any adverse impact on our operations. Nevertheless, we cannot guarantee that we will not be subject to cybersecurity review or network data security review in the future.

The approval of the China Securities Regulatory Commission and other compliance procedures may be required in connection with this offering, and, if required, we cannot predict whether we will be able to obtain such approval.

The subject is subject to any new laws, regulations, and rules, or detailed implementations and interpretations in any form related to the M&A Rules. We cannot assure you that relevant PRC regulatory agencies, including the CSRC, would reach the same conclusion as our PRC legal counsel. If it is determined that CSRC approval is required for this offering, we may face sanctions by the CSRC or other PRC regulatory agencies for failure to obtain or delay in obtaining CSRC approval. These sanctions may include fines and penalties on our operations in China, limitations on our operating privileges in China, delays in or restrictions on the repatriation of the proceeds from this offering into the PRC, restrictions on or prohibition of the payment or remittance of dividends by our subsidiary in China, or other actions that could have a material and adverse effect on our business, reputation, financial condition, results of operations, prospects, and the trading price of our Ordinary Shares.

The CSRC or other PRC regulatory agencies may also take actions requiring us, or making it advisable for us, to halt this offering before the settlement and delivery of the Ordinary Shares we are offering. Consequently, if you engage in market trading or other activities in anticipation of and prior to the settlement and delivery of the Ordinary Shares, you would be doing so at the risk that such settlement and delivery may not occur. Additionally, if the CSRC or other regulatory agencies later promulgate new rules or explanations requiring that we obtain their approvals for this offering, we may be unable to obtain a waiver of such approval requirements or to obtain such approval in a timely manner, or at all.

The New Overseas Listing Rules and other relevant rules promulgated by the CSRC may subject us to additional compliance requirements in the future.

We are required to obtain permission from the PRC government to list on U.S. exchanges in the future. Even if such permission is obtained, it remains uncertain whether it may be later denied or rescinded, which could significantly limit or completely hinder our ability to offer or continue to offer our securities to investors and may

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cause the value of our Ordinary Shares to significantly decline or become worthless. If (i) we do not receive or maintain such permissions or approvals, (ii) we inadvertently conclude that such permissions or approvals are not required, or (iii) applicable PRC laws, regulations, or interpretations change and we are required to obtain such permissions or approvals in the future, we may be subject to fines or other penalties, including suspension of business and revocation of prerequisite licenses. This could result in a material change in our operations and may have a material adverse effect on our business, financial condition, or results of operations, and the value of our Ordinary Shares could depreciate significantly or become worthless.

For example, the General Office of the Central Committee of the Communist Party of China and the General Office of the State Council jointly issued the Opinions on Strictly Cracking Down on Illegal Securities Activities, known as the July 6 Opinions, which were made public on July 6, 2021. The July 6 Opinions emphasized the need to strengthen administration and supervision over overseas-listed China-based companies, revise the special provisions of the State Council on overseas issuance and listing of shares by such companies, and clarify the responsibilities of domestic industry competent authorities and regulatory bodies.

You may experience difficulties in effecting service of legal process, enforcing foreign judgments, or bringing actions in Mainland China against us or our management named in the prospectus based on foreign laws. It may also be difficult for you or overseas regulators to conduct investigations or collect evidence within Mainland China.

China. Additionally, China lacks treaties that facilitate the reciprocal recognition and enforcement of court judgments with the BVI, the United States, and numerous other countries. Consequently, the recognition and enforcement in China of judgments from courts in these non-PRC jurisdictions, particularly in matters not covered by binding arbitration provisions, may prove challenging.

Shareholder claims that are prevalent in the United States, such as securities law class actions and fraud claims, are generally difficult to pursue both legally and practically in China. Although local Chinese authorities may establish regulatory cooperation mechanisms with securities regulators from other countries or regions to facilitate cross-border supervision and administration, such cooperation with U.S. securities regulators has not been effective due to the absence of a mutual and practical cooperation framework.

According to Article 177 of the PRC Securities Law, which came into effect in March 2020, overseas securities regulators are prohibited from directly conducting investigation or evidence collection activities within the territory of the PRC. Consequently, without the consent of competent PRC securities regulators and relevant authorities, no organization or individual is permitted to provide documents and materials related to securities business activities to overseas entities. Despite the lack of detailed interpretations or implementing rules for Article 177, the prohibition on direct investigation or evidence collection by overseas securities regulators within China may further complicate your efforts to protect your interests.

We have not made adequate social insurance and housing fund contributions for all employees as required by PRC regulations, which may subject us to penalties.

We have entrusted third-party institutions to manage the payments of social insurance and housing funds on behalf of some of our employees. Any shortfall in provisioning these outstanding contributions violates applicable PRC laws and regulations, potentially obligating us to cover the deficit and incur late fees, fines, and associated administrative penalties. If the relevant authorities identify underpayment, our PRC subsidiaries may be required to settle the outstanding contributions and penalties due to insufficient payments to the social security and housing provident funds. Failure to fully and timely pay the required contributions within the prescribed period could result in a daily late fee of 0.05% and a fine ranging from one to three times the outstanding amount of social insurance, as imposed by the authority. Moreover, the relevant authorities could seek compulsory enforcement of the underpaid housing funds through competent courts. Additionally, our inadequate contributions to social insurance and housing funds may lead to private complaints filed by our employees against us.

As of the date of this prospectus, we have not received any notifications from the relevant PRC authorities requiring us to rectify the underpayment of social insurance and housing funds for our employees. However, we cannot guarantee that such an order will not be issued by the relevant PRC authorities in the future. We are committed to promptly settling any outstanding social insurance and housing fund payments upon receiving notice from the relevant PRC authorities. Failure to comply may expose us to fines and penalties, which could adversely affect our business operations, operational results, and financial status.

PRC regulations relating to offshore investment activities by Mainland China residents may subject our Mainland China resident beneficial owners or our PRC subsidiaries to liability or penalties, limit our ability to inject capital into our PRC subsidiaries, limit the ability of our PRC subsidiaries to increase their registered capital or distribute profits to us.

Field banks will directly review applications and accept registrations under the supervision of SAFE. Beyond the guidelines set forth in SAFE Circular 37 and SAFE Notice 13, our capacity to conduct foreign exchange activities in Mainland China may be influenced by the interpretation and enforcement of the Administrative Measures for Individual Foreign Exchange and its implementing rules. These were issued by the People's Bank of China and SAFE in December 2006 and January 2007, respectively, and have been subsequently amended and supplemented (collectively referred to as the "Individual Foreign Exchange Rules"). According to the Individual Foreign Exchange Rules, any individual in Mainland China seeking to make direct investments overseas or engage in the issuance or trading of negotiable securities or derivatives abroad must complete the requisite registrations as stipulated by SAFE. Failure to comply may result in warnings, fines, or other liabilities for such individuals.

We cannot guarantee that our future Mainland China resident beneficial owners will comply with our requests to complete or obtain the necessary registrations, or consistently adhere to all registration procedures outlined in these SAFE regulations. The failure or inability of our Mainland China resident beneficial owners to

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comply with these regulations may expose us or them to fines and legal sanctions. It could also restrict our cross-border investment activities, limit the ability of our PRC subsidiaries to distribute dividends or obtain foreign-exchange-denominated loans from us, and prevent us from making distributions or paying dividends. This could materially and adversely affect our business operations and our ability to distribute profits to you.

PRC regulations of loans to and direct investment in PRC entities by offshore holding companies and governmental control of currency conversion may delay us from using the proceeds of this offering to make loans or additional capital contributions to our PRC subsidiaries which could materially and adversely a ffect our liquidity and our ability to fund and expand our business.

The pending transfer to Shenzhen Shangzhaitong may adversely impact our liquidity and our ability to fund and expand our business in China. On October 23, 2019, the State Administration of Foreign Exchange (SAFE) issued the Circular on Further Promoting Cross-border Trade and Investment Facilitation, known as SAFE Circular 28, which took effect immediately. SAFE Circular 28, under certain conditions, allows Foreign-Invested Enterprises (FIEs) whose business scope excludes investment, or non-investment foreign-invested enterprises, to use their capital funds for equity investments within China. However, due to the recent issuance of SAFE Circular 28, its interpretation and practical implementation are still fraught with significant uncertainties.

Given the various requirements stipulated by PRC regulations on loans to and direct investments in PRC entities by offshore holding companies, and the potential for the PRC government to restrict access to foreign currencies for current account transactions at its discretion, we cannot assure timely completion of the necessary government registrations or securing the required government approvals for future loans to our PRC subsidiaries or future capital contributions to Shenzhen Shangzhaitong. Consequently, there are uncertainties about our capability to provide timely financial support to our PRC subsidiaries when needed. Failure to complete these registrations or obtain these approvals could negatively impact our ability to utilize the proceeds from this offering and to capitalize or otherwise fund our PRC operations, thereby materially and adversely affecting our liquidity and capacity to fund and expand our business.

Governmental control and restriction on currency exchange may limit our ability to utilize our revenues effectively.

The Renminbi is currently convertible under the "current account," which encompasses dividends, trade, and service-related foreign exchange transactions, but it is not convertible under the "capital account," which includes foreign direct investment and loans, such as those we might secure from our onshore subsidiaries. Presently, our PRC subsidiaries can purchase foreign currency for the settlement of "current account transactions," including the payment of dividends to us, without requiring SAFE approval, provided they adhere to specific procedural requirements. However, the relevant PRC governmental authorities may, in the future, limit or eliminate our ability to purchase foreign currencies for current account transactions. Given that we anticipate a significant portion of our future revenue will be denominated in Renminbi, any existing and future restrictions on currency exchange could constrain our ability to use Renminbi-generated revenue to fund our business activities outside Mainland China and/or transfer cash out of Mainland China to pay dividends in foreign currencies to our shareholders. Foreign exchange transactions under the capital account continue to be subject to limitations and necessitate approvals from, or registration with, SAFE and other pertinent PRC governmental authorities. This could impact our capacity to obtain foreign currency through debt or equity financing for our subsidiary. Additionally, there is no assurance that the competent PRC government will not intervene or impose restrictions on our ability to transfer or distribute cash within our organization or to foreign investors, potentially resulting in an inability or prohibition on making transfers or distributions outside Mainland China, which may adversely affect our business, financial condition, and operational results.

Under the PRC Enterprise Income Tax Law ("EIT Law"), we may be classified as a Mainland China "resident enterprise ”for PRC enterprise income tax purposes. Such classification would likely result in unfavorable tax consequences to us and our non-PRC shareholders and have a material adverse effect on our results of operations and the value of your investment.

For enterprise groups that are resident enterprises in Mainland China, or controlled by individuals from Mainland China or foreign countries, if the competent PRC tax authorities determine that we meet all the criteria set forth in SAT Circular 82, thereby establishing that the actual management organ of the Company is within the territory of Mainland China, we may be deemed a Mainland China resident enterprise for PRC enterprise income tax purposes. Consequently, several adverse PRC tax implications could arise.

Firstly, we would be subject to a uniform 25% enterprise income tax on our worldwide income, which could significantly diminish our net income. Additionally, we would be required to comply with PRC enterprise income tax reporting obligations. Furthermore, dividends payable to our investors and gains on the sale of our Ordinary Shares may become subject to PRC withholding tax. The rate would be 10% for enterprises not resident in Mainland China and 20% for individuals who are not Mainland China residents, subject to the provisions of any applicable tax treaty, if such gains are deemed sourced from Mainland China.

It remains uncertain whether non-Mainland China resident shareholders of our company would be able to claim the benefits of any tax treaties between their country of tax residence and Mainland China if we are treated as a Mainland China resident enterprise. Such taxes could reduce the returns on your investment in our Ordinary Shares.

Although, as of the date of this prospectus, we have not received notification from the competent PRC tax authorities deeming us a resident enterprise under the EIT Law, we cannot guarantee that we will not be classified as a resident enterprise in the future.

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Risks Related to Our Ordinary Shares and This Offering

If we fail to implement and maintain an effective system of internal controls, we may be unable to accurately or timely report our results of operations or prevent fraud, and investor confidence and the market price of our Ordinary Shares may be materially and adversely affected.

In the foreseeable future, we may face challenges in completing our evaluation testing and any necessary remediation within the required timeframe. As we document and test our internal control procedures to comply with Section 404 requirements, we might uncover material weaknesses and deficiencies in our internal control over financial reporting. The Public Company Accounting Oversight Board (PCAOB) defines a material weakness as "a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the annual or interim financial statements will not be prevented or detected promptly."

Moreover, if we fail to sustain the adequacy of our internal control over financial reporting as these standards evolve through modifications, supplements, or amendments, we may be unable to consistently affirm the effectiveness of our internal control over financial reporting in line with Section 404. Generally, failing to achieve and maintain an effective internal control environment could result in material misstatements in our financial statements and a failure to meet our reporting obligations. This could erode investor confidence in our reported financial information, thereby restricting our access to capital markets, negatively impacting our operational results, and causing a decline in the trading price of our Ordinary Shares. Additionally, ineffective internal control over financial reporting could heighten our exposure to risks of fraud, misuse of corporate assets, and legal actions under U.S. securities laws, potentially leading to delisting from Nasdaq, regulatory investigations, and civil or criminal sanctions.

If we cease to qualify as a foreign private issuer, we would be required to comply fully with the reporting requirements of the Exchange Act applicable to U.S. domestic issuers, and we would incur significant additional legal, accounting and other expenses that we would not incur as a foreign private issuer.

We anticipate qualifying as a foreign private issuer upon the completion of this offering. As a foreign private issuer, we will be exempt from the Exchange Act rules that prescribe the furnishing and content of proxy statements. Additionally, our officers, directors, and principal shareholders will be exempt from the reporting and short-swing profit recovery provisions outlined in Section 16 of the Exchange Act. Furthermore, we will not be obligated under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or promptly as United States domestic issuers. We will also not be required to disclose in our periodic reports all the information that United States domestic issuers must disclose. Although we currently expect to qualify as a foreign private issuer immediately following the completion of this offering, there is a possibility that we may cease to qualify as such in the future. Should this occur, we would incur significant additional expenses, which could have a material adverse effect on our operational results.

BVI economic substance requirements may have an effect on our business and operations.

Pursuant to the International Tax Cooperation (Economic Substance) Act (Revised) of the Cayman Islands, or the "Substance Act", that came into force on January 1, 2019, a "relevant entity" conducting a "relevant entity" is required to satisfy the economic substance test set out in the Substance Act. A "relevant entity" includes an exempted company incorporated in the BVI as is our Company. There are nine designated "relevant activities" under the Substance Act, and so long as our Company is carrying on activities which falls within any of the designated relevant activities, it shall comply with all applicable requirements under the Substance Act. If the only business activity that the Company carries on is to hold equity participation in other entities and only earns dividends and capital gains, then, based on the current interpretation of the Substance Act, our Company is a "pure equity holding company" and will therefore only be subject to the minimum substance requirements, which require us to (i) comply with all applicable requirements under the Companies Act and (ii) have adequate human resources and adequate premises in the BVI for holding and managing equity participations in other entities. However, there can be no assurance that we will not be subject to more requirements under the Substance Act. Uncertainties over the interpretation and implementation of the Substance Act may have an adverse impact on our business and operations.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Our performance may be worse than anticipated. We qualify all forward-looking statements with these cautionary remarks. This prospectus includes data and information sourced from various government and private publications. The statistical data in these publications also feature projections based on multiple assumptions. The industries in which we operate may not grow at the rates projected by market data, or they may not grow at all. Failure of these industries to meet projected growth rates could have a significant and adverse impact on our business and the market price of the Ordinary Shares. Additionally, the rapidly evolving nature of our industry introduces substantial uncertainties into any projections or estimates regarding market growth prospects or future conditions. Furthermore, if any of the assumptions underlying the market data are later proven incorrect, actual results may diverge from the projections based on these assumptions. You should not place undue reliance on these forward-looking statements.

The forward-looking statements in this prospectus pertain only to events or information as of the date on which they are made. Except as mandated by law, we are not obligated to update or revise any forward-looking statements, whether due to new information, future events, or otherwise, after the date on which they are made or to account for unanticipated events. You should read this prospectus and the referenced documents, which are filed as exhibits to the registration statement of which this prospectus is a part, thoroughly and with the understanding that our actual future results may differ materially from our expectations.

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USE OF PROCEEDS

We estimate that we will receive net proceeds from this offering of approximately $6.25 million if the underwriter exercises its option to purchase additional Ordinary Shares in full, after deducting underwriting discounts and commissions and the estimated offering expenses payable by us. These estimates are based upon an assumed initial offering price of $5.00 per Ordinary Share, the mid-point of the estimated range of the initial public offering price shown on the front cover page of this prospectus.

We plan to use the net proceeds of this offering as follows:

Use of Proceeds

(For U.S. IPO Prospectus)

We intend to use the net proceeds from this offering as follows. The percentages below represent the approximate allocation of net proceeds, based on the total offering size and after deducting underwriting discounts and commissions and estimated offering expenses. Actual allocations may vary based on market conditions, business opportunities, and other factors.

Technology R&D Upgrades and Enhancement approximately (20% - 30%)

We will allocate 20% to 30% of the net proceeds to further strengthen the application capabilities of technologies such as artificial intelligence and blockchain in legal scenarios. Key plans include: (i) core product iteration, involving the optimization of existing features and user experience based on customer feedback; (ii) research and development of new features, technologies, and product lines to expand our business scope and explore second growth curves; (iii) technical infrastructure upgrades, including upgrading servers, databases, and architectures to support rapidly growing user volumes and data scales, ensuring system stability and security; and (iv) adopting new technologies and pursuing strategic collaborations to enhance our competitive advantages.

B. Product Line Expansion approximately (5% - 10%)

Approximately 5% to 10% of the net proceeds will be used to expand and scale our judicial cooperation network. Our core initiatives include broadening service coverage and improving the overall service ecosystem to better meet the evolving needs of our clients and partners.

C. Market Expansion approximately (20% - 30%)

We plan to allocate 20% to 30% of the net proceeds to accelerate user acquisition, increase market share, and build brand awareness. Specific measures include conducting performance-based marketing campaigns, investing in brand building initiatives, enhancing sales system tools, and advancing channel development efforts to deepen penetration in target markets and expand our customer base.

D. Team Building and Corporate Operations approximately (30% - 50%)

The largest portion of the net proceeds, 30% to 50%, will be dedicated to team building and supporting corporate operations amid ongoing scaling. Key plans involve: (i) recruiting top talent, including expanding the sales team, strengthening the technology and product teams, and hiring key management personnel to reinforce our proven business model; (ii) funding office expansion or relocation to accommodate team growth; (iii) covering administrative and operational costs associated with day-to-day business activities; (iv) reserving contingency funds for unforeseen needs; and (v) enhancing corporate governance structures to support long-term sustainable development.

The foregoing expected use of the net proceeds from this offering represents our intentions based upon our current plans and business conditions, which could change in the future as our plans and business conditions evolve. The amounts and timing of our actual expenditures may vary significantly depending on numerous factors, including any unforeseen cash needs. Similarly, the priority of our prospective uses of the net proceeds will depend on business and market conditions as they develop. Accordingly, our management will have significant flexibility and broad discretion in applying the net proceeds of the offering. If an unforeseen event occurs or business conditions change, we may use the net proceeds of this offering differently than as described in this prospectus. See "Risk Factors — Risks Related to Our Ordinary Shares and This Offering — Our Management Has Broad Discretion to Determine How to Use the Funds Raised in the Offering and May Use Them in Ways that May not Enhance our Results of Operations or the Price of Our Ordinary Shares."

Pending any use of proceeds described above, we plan to invest the net proceeds from this offering in short-term, interest-bearing, debt instruments or demand deposits.

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DIVIDEND POLICY

Our board of directors, referred to as the Board, retains the discretion to distribute dividends, contingent upon compliance with specific stipulations under BVI law. Furthermore, our shareholders have the authority to declare a dividend through an ordinary resolution, albeit such dividend must not surpass the amount endorsed by the Board. In both scenarios, all dividends are governed by certain constraints imposed by BVI law. Specifically, our Company is permitted to distribute dividends solely from profits or share premium, and under no circumstances may a dividend be issued if it would compromise our Company's ability to settle its debts as they become due in the ordinary course of business. Should the Board opt to distribute dividends, the timing, form, frequency, and quantum of any future dividends will be contingent on various factors. These include our future operations and cash flow, capital needs and surplus, any distributions received from our subsidiaries, our financial standing, contractual limitations, and any other considerations the Board deems pertinent.

CAPITALIZATION

The following table sets forth our capitalization as of September 30, 2025:

● on an actual basis;

● on a pro forma basis to reflect the issuance and sale of 1,250,000 shares (without full exercise of the underwriter's over-allotment option) at an assumed initial public offering price of $5.00 per share, after deducting the estimated underwriting commissions and estimated offering expenses and assuming no exercise of the Underwriter's over-allotment option or the Underwriter's Warrants issued pursuant to this offering.

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 DILUTION

If you invest in our Ordinary Shares, your interest will be diluted to the extent of the difference between the initial public offering price per Ordinary Share and our net tangible book value per Ordinary Share after this offering. Dilution results from the fact that the initial public offering price per Ordinary Share is substantially in excess of the book value per Ordinary Share attributable to the existing shareholders for our presently outstanding Ordinary Share.

Without taking into account any other changes in net tangible book value after September 30, 2025, other than to give effect to our sale of the Ordinary Shares offered in this offering at the assumed initial public offering price of $5.00 per Ordinary Share, the mid-point of the estimated range of the initial public offering price, after deduction of the underwriting discounts and commissions and estimated offering expenses payable by us.

Per Ordinary Share
Assumed initial public offering price per Ordinary Share		$5.00
Net tangible book value per Ordinary Share as of September 30, 2025	$
Pro forma net tangible book value per Ordinary Share after this offering	$
Amount of dilution in net tangible book value per Ordinary Share to new investors in this offering	$

If any Ordinary Shares are issued upon exercise of outstanding warrants or options, you may experience further dilution.

The following table summarizes, on a pro forma basis as of September 30, 2025, the differences between existing shareholders and the new investors with respect to the number of Ordinary Shares purchased from us, the total consideration paid and the average price per Ordinary Share paid before deducting the underwriting discounts and commissions and estimated offering expenses. The total number of Ordinary Shares does not include Ordinary Shares issuable upon the exercise of the over-allotment option granted to the underwriter.

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ENFORCEABILITY OF CIVIL LIABILITIES

Services. However, incorporating in the BVI comes with certain disadvantages. These disadvantages include, but are not limited to:

● The BVI has a less developed body of securities laws compared to the United States, and these laws offer significantly less protection to investors than those in the United States.

● Companies incorporated in the BVI may lack standing to sue in the federal courts of the United States.

Our constituent documents do not include provisions mandating arbitration for disputes, including those arising under the securities laws of the United States, between us, our officers, directors, and shareholders.

Substantially all of our operations are conducted in China, and virtually all of our assets are located there. A majority of our directors and officers are nationals or residents of jurisdictions other than the United States, and most of their assets are situated outside the United States. Consequently, it may be challenging for a shareholder to effect service of process within the United States on these individuals, or to initiate legal action against us or these individuals in the United States, or to enforce judgments obtained in U.S. courts, including those based on the civil liability provisions of the securities laws of the United States or any U.S. state. See "Risk Factors – Risks Related to Our Ordinary Shares and This Offering – You may face difficulties in protecting your interests as a shareholder, as BVI law provides substantially less protection compared to U.S. laws, and it may be difficult for a shareholder of ours to effect service of process or to enforce judgments obtained in U.S. courts."

BVI

Our legal counsel specializing in BVI law has informed us that there is uncertainty regarding whether the courts of the BVI would recognize or enforce judgments from United States courts based on specific civil liability provisions of U.S. securities laws. Additionally, it is unclear if they would entertain original actions brought in their respective jurisdictions against us or our directors and officers, predicated on the securities laws of the United States or any state within the United States. There is no statutory mechanism in the BVI for enforcing judgments obtained in the United States. However, the courts of the BVI may, under certain circumstances, recognize and enforce a foreign judgment without re-examining or re-litigating the matters adjudicated, provided that such judgment:

● Is rendered by a foreign court of competent jurisdiction;

● Imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given;

● Is final;

● Does not pertain to taxes, fines, or penalties;

● Was not obtained by fraud; and

● Is not of a kind whose enforcement would be contrary to natural justice or the public policy of the BVI.

Subject to these limitations, in appropriate situations, a BVI court may give effect to other types of final foreign judgments, such as declaratory orders, orders for the performance of contracts, and injunctions.

China

Regarding the recognition and enforcement of foreign judgments, the competent courts in the People's Republic of China (PRC) may recognize and enforce such judgments in accordance with the PRC Civil Procedures Law. This recognition and enforcement can be based either on treaties between Mainland China and the country or region where the judgment was rendered, or on principles of reciprocity between jurisdictions.

Mainland China currently does not have any treaties or other agreements with the United States or the BVI that provide for the reciprocal recognition and enforcement of foreign judgments. Furthermore, according to the PRC Civil Procedures Law, courts in Mainland China will not enforce a foreign judgment against us or our directors and officers if it is determined that the judgment violates the basic principles of PRC law, national sovereignty, security, or public interest. Consequently, it remains uncertain whether the competent PRC court would enforce a judgment rendered by a court in the United States or the BVI.

Under the PRC Civil Procedures Law, foreign shareholders may initiate actions based on PRC law against us within the PRC, provided they can establish a sufficient nexus to the PRC for the competent PRC court to have jurisdiction, and meet other procedural requirements. These requirements include, among others, that the plaintiff must have a direct interest in the case, and there must be a concrete claim, a factual basis, and a cause for the suit.

In addition, it will pose significant challenges for U.S. shareholders to initiate actions against us in Mainland China in accordance with PRC laws. This is because our company is incorporated under the laws of the BVI, and it will be difficult for U.S. shareholders, solely by virtue of holding our Ordinary Shares, to establish a connection to China that satisfies the jurisdictional requirements set forth by the PRC Civil Procedures Law for the competent PRC court.

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CORPORATE HISTORY AND STRUCTURE

Our Corporate History

We are established amid the rapid development of Guangdong's digital economy and the growing demand for standardized digital system management from 2017. Rooted in the Guangdong Area—a core hub for China's financial innovation—the company was founded with a clear mission: to leverage financial technology to resolve pain points in commercial legal circulation, such as information asymmetry, inefficient settlement, and high risk control costs, thereby empowering local state owned enterprises and small and medium-sized enterprises (SMEs) in their capital management.

In its early stage, Shangzhaitong focused on market research and technology, closely aligning its development strategy with Guangdong's regional policies that prioritized "financial services for real economy" and "credit system construction". Drawing on the province's rich ecosystem of manufacturing, trade, and financial institutions, the company built initial partnerships with local industrial parks and small commercial banks to test its prototype debt information management system.

Corporate Structure

The following diagram illustrates our corporate structure, including our principal subsidiaries

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with our historical consolidated financial statements and the related notes included elsewhere in this prospectus. In addition to historical information, the following discussion contains forward-looking statements, such as statements regarding our expectation for future performance, liquidity and capital resources, that involve risks, uncertainties and assumptions that could cause actual results to differ materially from our expectations. Our actual results may differ materially from those contained in or implied by any forward-looking statements. Factors that could cause such differences include those identified below and those described in "Special Note Regarding Forward-Looking Statements, " "Risk Factors " and elsewhere in this prospectus. We assume no obligation to update any of these forward-looking statements.

Overview of our Company

We are an information technology ("IT") service and products provider focused on accelerating innovation and software-driven technologies in the securities industry and the automotive industry in China. We also provide services and products to clients in other countries and intend to expand our global reach. In addition, we also provide business management and recruiting services to our customers.

The automotive industry has undergone an unprecedented transformation redefining the digital system, emphasizing features such as digital system, IoT connectivity, digital legal digital system, and safety technologies. By offering a comprehensive portfolio of IT consulting services, solutions, and products, we support our clients ' goal of accelerating innovation and software-driven transformation by leveraging our expertise in emerging technologies. Our offerings for the securities industry support the following systems of our securities services customers: intelligent robo-advisory decision engines, data management platforms (DMPs), and real-time data analytics systems. Our services and products assist clients in generating in-depth market analysis, optimizing investment strategies, and improving trading efficiency, all while safeguarding system security and regulatory compliance.

Our current IT products integrate cutting-edge technology and intelligent algorithms, encompassing driver health and safety monitoring, financial investment simulation, and enterprise intelligent decision support. These products drive innovation and development in the securities industry and the automotive industry.

We employ cutting-edge tools and technologies, including big data, cloud computing, and artificial intelligence (AI) to drive innovation and development in these markets. By combining our professional knowledge about the industry sectors on which we focus and our technical expertise, we help clients solve complex challenges, optimize business processes, improve efficiency, with the goal of helping our clients to achieve sustainable growth and value creation.

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Key Factors Affecting Our Business

Our operations and the operating metrics discussed below have been, and will likely continue to be, affected by certain key factors. The key factors influencing our business and operational results include, among others, our reliance on the automotive and securities services sectors of the PRC economy. We operate within a single segment. Our revenue and net income are predominantly derived from providing IT services, solutions, and products to clients in the automotive and securities industries.

Competition

The IT and business management consulting and solution services industry is marked by increasingly fierce competition. We believe several pivotal factors shape this competitive landscape:

Delivery Quality and Technological Development: The quality of IT software and services must align with technological advancements. Global businesses are experiencing significant transformations driven by IT innovations. For instance, in the past year, substantial progress has been observed in emerging technologies such as generative AI, 5G, and low-code/no-code solutions. These advancements compel us to stay at the cutting edge of technology and continuously enhance our capabilities.

Intense Talent Competition: Our success is contingent upon attracting and retaining highly skilled professionals with specialized digital expertise. This talent pool is highly competitive, resulting in intense rivalry for qualified personnel.

Customer Service and Delivery Quality: Client satisfaction directly influences our ability to retain existing customers and attract new ones. Failure to meet or exceed service delivery expectations can lead to customer attrition and loss of market share.

Service Portfolio Breadth and Depth: Clients demand a comprehensive array of services, including software development, consulting expertise, and customized solutions tailored to their specific industry needs. An inadequate or limited service portfolio could impede our ability to compete effectively.

Foreign Currency Risk

A majority of our transactions are denominated in Renminbi ("RMB"), and a significant portion of our assets and liabilities are also denominated in RMB. RMB is not freely convertible into foreign currencies. In the People's Republic of China (PRC), certain foreign exchange transactions must, by law, be conducted exclusively through authorized financial institutions at exchange rates specified in the H.10 statistical release of the U.S. Federal Reserve Board. Any remittances in currencies other than RMB that we make in China must be processed through the People's Bank of China ("PBOC") or other Chinese foreign exchange regulatory bodies, which require specific supporting documentation to facilitate the remittance.

To the extent that we need to convert U.S. dollars into RMB for capital expenditures, working capital, or other business purposes, any appreciation of the RMB against the U.S. dollar would adversely affect the amount of RMB we receive from the conversion. Conversely, if we decide to convert RMB into U.S. dollars for purposes such as paying dividends, making strategic acquisitions or investments, or other business needs, an appreciation of the U.S. dollar against the RMB would negatively impact the amount of U.S. dollars available to us.

Our ability to retain and recruit IT staff and other skilled talents

There is a limited pool of IT staff and other skilled workers possessing the requisite skills, expertise, and experience essential for our business. Given that the quality of IT and technical know-how is pivotal to the operations of our subsidiaries, attracting and retaining talent constitutes a critical component of our business strategy. To secure and maintain an adequate number of skilled workers necessary for our operations and growth, we may need to offer enhanced salaries, attractive incentive packages, and comprehensive training opportunities. However, these measures could potentially increase our costs and diminish our profitability, particularly if we are unable to raise the prices of our services and products accordingly. There is no certainty that we will successfully retain our current IT staff and other skilled workers or recruit additional qualified professionals to support future operations and growth. Failure to achieve this could have a detrimental impact on our business and its growth prospects.

Our ability to design and develop new IT services and products

The industries in which we operate are characterized by rapidly evolving technology and standards, and our future success will depend on our ability to enhance our current IT services and products to keep pace with these rapidly evolving technology and standards. As such, our success is susceptible to our ability to integrate new technology and standards into our clients' business and operations, create new solutions and products that adapt to changing business models and the needs of our customers in a timely manner. As a result, we will need to continue to invest resources in research and development to maintain our market position, keep pace with technological changes and compete effectively. The failure to improve our IT solutions, services and products that adapt to changing business models in a timely and cost-effective manner could materially and adversely affect our business, financial condition and results of operations.

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Impact of Covid-19 Pandemic

The COVID-19 pandemic has historically negatively impacted our business operations and financial performance. In particular, we have experienced occasional delays, interruption of our sales and marketing efforts and R&D efforts due to travel, workplace or social restrictions. The impact of the COVID-19 pandemic on the Company was insignificant since 2022 because our IT functions could be carried out remotely.

Results of Operations

2025 Aug Income statement	Cumulative Amount This Year	Amount This Month
—	—	—
I. Operating Revenue	$950,469.69	$172,672.03
Less: Operating Costs	$505,653.54	$100,189.57
Taxes and Surcharges	$811.58	$165.51
Of Which: Consumption Tax	$0.00	$0.00
City Maintenance and Construction Tax	$473.42	$96.55
Resource Tax	$0.00	$0.00
Land Appreciation Tax	$0.00	$0.00
Urban Land-Use Tax, Property Tax, judgemental and Vessel Tax, Stamp Duty	$0.00	$0.00
Education Surcharge, Mineral Resource Compensation Fee, Pollution Discharge Fee	$338.16	$68.96
Selling Expenses	$99,344.84	$10,123.46
Of Which: Commodity Repair Expenses	$0.00	$0.00
Advertising and Business Promotion Expenses	$17,880.10	$8,443.27
Administrative Expenses	$1,154,486.18	$118,448.66
Of Which: Organization Expenses	$0.00	$0.00
Business Entertainment Expenses	$74,799.16	$16,169.20
Research and Development Expenses	$90,779.02	$7,205.95
Financial Expenses	$2,335.55	$1,337.75
Of Which: Interest Expenses (Income to Be Entered with a Minus Sign)	$541.05	$(12.36)
Add: Investment Income (Loss to Be Entered with a Minus Sign)	$0.00	$0.00
II. Operating Profit (Loss to Be Entered with a Minus Sign)	$(812,162.00)	$57,592.92
Add: Non-Operating Income	$579.11	$0.00
Of Which: Government Grants	$0.00	$0.00
Less: Non-Operating Expenses	$38,688.35	$0.00
Of Which: Bad Debt Losses	$0.00	$0.00
Unrecoverable Long-Term Debt Investment Losses	$0.00	$0.00
Unrecoverable Long-Term Equity Investment Losses	$0.00	$0.00
Losses Caused by Force Majeure Factors Such as Natural Disasters	$0.00	$0.00
Tax Late Payment Fees	$1.50	$0.00
III. Total Profit (Total Loss to Be Entered with a Minus Sign)	$(850,271.24)	$(57,592.92)
Less: Income Tax Expenses	$0.00	$0.00
IV. Net Profit (Net Loss to Be Entered with a Minus Sign)	$(850,271.24)	$(57,592.92)

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Assets	Ending Balance	Beginning Balance
—	—	—
Current Assets:
Cash and Cash Equivalents	$8,754.11	$14,249.98
Short-Term Investments	$0.00	$0.00
Notes Receivable	$0.00	$0.00
Accounts Receivable	$7,538.23	$(3,842.07)
Prepayments	$0.00	$0.00
Dividends Receivable	$0.00	$0.00
Interest Receivable	$0.00	$0.00
Other Receivables	$18,249.71	$18,249.71
Inventories	$3,483.66	$40,506.33
Of Which:
Raw Materials	$0.00	$0.00
Work in Process	$0.00	$0.00
Finished Goods	$3,483.66	$40,506.33
Circling Material	$0.00	$0.00
Other Current Assets	$0.00	$0.00
Total Current Assets	$38,025.72	$69,163.95
Non-Current Assets:
Long-Term Equity Investments	$0.00	$0.00
Long-Term Debt Investments	$0.00	$0.00
Fixed Assets - Cost	$290,638.12	$401,801.69
Less: Accumulated Depreciation	$37,372.66	$29,481.09
Fixed Assets - Net	$253,265.46	$372,320.60
Construction in Progress	$0.00	$0.00
Engineering Materials	$0.00	$0.00
Disposal of Fixed Assets	$0.00	$0.00
Productive Biological Assets	$0.00	$0.00
Intangible Assets	$2,812,939.52	$2,812,939.52
Development Expenditure	$0.00	$0.00
Long-Term Prepaid Expenses	$269,933.84	$196,151.48
Other Non-Current Assets	$0.00	$0.00
Total Non-Current Assets	$3,336,138.82	$3,381,411.60
Total Assets	$3,374,164.54	$3,450,575.55
Total Non-Current Assets	$3,412,190.25	$3,519,739.50

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2025 Aug: Liabilities and Shareholders' Equity	Ending Balance	Beginning Balance
—	—	—
Current Liabilities:
Short-Term Borrowings	$0.00	$0.00
Notes Payable	$0.00	$0.00
Accounts Payable	$19,574.47	$88,146.75
Advances from Customers	$810,501.08	$(3,597.37)
Employee Benefits Payable	$41,220.15	$62,841.53
Taxes Payable	$987.80	$(14.46)
Interest Payable	$0.00	$0.00
Profits Payable	$0.00	$0.00
Other Payables	$1,605,867.50	$1,556,914.33
Other Current Liabilities	$0.00	$0.00
Total Current Liabilities	$2,478,151.00	$1,704,290.77
Non-Current Liabilities:	$0.00	$0.00
Long-Term Borrowings	$0.00	$0.00
Long-Term Payables	$0.00	$0.00
Deferred Income	$0.00	$0.00
Other Non-Current Liabilities	$0.00	$0.00
Total Non-Current Liabilities	$0.00	$0.00
Total Liabilities	$2,478,151.00	$1,704,290.77
Shareholders' Equity:
Paid-in Capital (or Share Capital)	$2,812,939.52	$2,812,939.52
Capital Reserve	$0.00	$0.00
Surplus Reserve	$0.00	$0.00
Retained Earnings	$(1,916,925.99)	$(1,066,654.74)
Total Shareholders' Equity	$896,013.53	$1,746,284.78
Total Liabilities and Shareholders' Equity	$3,374,164.54	$3,450,575.55
Total Shareholders' Equity	$5,852,315.54	$5,154,866.32

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Cashflow 2025 Aug	Year-to-Date Amount (USD)	Current Month Amount (USD)
I. Cash Flows from Operating Activities	—	—
Cash received from sale of finished goods, merchandise, and provision of services	$345,800.00	$2,427.00
Cash received from other operating activities	$1,312,600.00	$72,433.00
Cash paid for purchase of raw materials, merchandise, and receipt of services	$255,300.00	$25,590.00
Cash paid for employee compensation and benefits	$247,800.00	$30,450.00
Cash paid for taxes and duties	$70,600.00	$848.00
Cash paid for other operating activities	$1,232,200.00	$23,330.00
Net Cash Provided by (Used in) Operating Activities	$(147,300.00)	$(5,360.00)
II. Cash Flows from Investing Activities	—	—
Cash received from redemption of short-term investments, long-term debt investments, and long-term equity investments	—	—
Cash received from investment income	—	—
Net cash received from disposal of property, plant and equipment, intangible assets, and other non-current assets	—	—
Cash paid for short-term investments, long-term debt investments, and long-term equity investments	—	—
Cash paid for acquisition of property, plant and equipment, intangible assets, and other non-current assets	—	—
Net Cash Provided by (Used in) Investing Activities	—	—
III. Cash Flows from Financing Activities	—	—
Cash received from borrowings	—	—
Cash received from investors' capital contributions	$140,647.00	—
Cash paid for repayment of principal on borrowings	—	—
Cash paid for interest on borrowings	—	—
Cash paid for profit distribution	—	—
Net Cash Provided by (Used in) Financing Activities	$140,647.00	—
Net Increase (Decrease) in Cash and Cash Equivalents	$-6,653.00	$-5,360.00
Add: Beginning Cash and Cash Equivalents Balance	$8,754.00	$7,566.00
Ending Cash and Cash Equivalents Balance	$2,099.00	$2,099.00

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Critical Accounting Policies

We prepare our consolidated financial statements in conformity with U.S. GAAP, which requires us to make judgments, estimates and assumptions that affect our reported amount of assets, liabilities, revenue, costs and expenses, and any related disclosures.

We believe that the following accounting policies are the most critical to understanding and evaluating our consolidated financial condition and results of operations.

Revenue recognition

The Group accounts for revenue recognition in accordance with ASC Topic 606, Revenue from contracts with Customers ("ASC 606"). The Company provides a comprehensive range of IT and business management consulting, IT solution services and Product sales, which primarily are on a time-and-expense basis, or fixed-price basis. Revenue is recognized when control of promised goods or services is transferred to the Group's customers in an amount of consideration to which an entity expects to be entitled to in exchange for those services. Revenue includes reimbursements of travel and out-of-pocket expenses, with equivalent amounts of expense recorded in cost of revenues.

IT and business management consulting service

IT and business management consulting services include IT consulting services, administrative consulting services and headhunting services. Service fees are usually charged to clients based on the time invested by our consultants and the level of expertise of the consulting services. Consulting services are time-and-expense basis contracts. The series of consulting services are substantially the same from day to day, and each day of the service is considered to be distinct and separately identifiable as it benefits the customer daily. The uncertainty related to the service consideration is resolved on a daily basis as the Company satisfies its obligation to perform consulting service daily with enforceable right to payment for performance completed to date. Thus, revenue is recognized as the service is performed and the customer simultaneously receives and consumes the benefits from the service daily. Revenue of personnel search services is recognized at a point in time when control is transferred to the customers, which generally occurs when the service is accepted by the customer.

IT solution service

Revenues from customized IT solution contracts necessitate our performance of services for systems design, planning, and integration, tailored to meet customers' specific needs. This entails substantial production and customization efforts. The typical customization work period spans less than one year. Upon service delivery, customer acceptance is generally mandatory. A single performance obligation is identified in these contracts: the delivery of the customized IT solution service.

We recognize revenue for the delivery of customized IT solution services at the specific point in time when the system is both implemented and accepted by the customer. In instances where we possess an enforceable right to payment for completed performance to date, revenue is recognized over time using the output method. Discrepancies between billing timing and revenue recognition are recorded as contract assets, which are included in prepayments, deposits, and other assets, net, or as contract liabilities on the consolidated balance sheets. Contract assets are classified as current assets, and the entire balance is reclassified to accounts receivable once the right to payment becomes unconditional.

Costs incurred in advance of revenue recognition, arising from direct and incremental staff costs related to services provided under fixed fee contracts as per customer requirements prior to service delivery, are recorded as deferred contract costs. These deferred costs are included in prepayments, deposits, and other assets, net, on the consolidated balance sheets. Such deferred contract costs are recognized in conjunction with the recognition of the corresponding revenues.

Product sales

Clients purchase our readily available products based on their needs. Revenue of product sales is recognized at a point in time when control is transferred to the customers, which generally occurs when the product is accepted by the customer.

The Company is subject to value added tax (the "VAT") that is imposed on and concurrent with the revenues earned for services provided in the PRC. The Company's applicable value added tax rate is 6% and 13%. VAT is recorded as a reduction of revenues when incurred.

Income taxes

We account for current income taxes in accordance with the laws of the relevant tax authorities. Deferred income taxes are recognized when temporary differences exist between the tax bases of assets and liabilities and their reported amounts in the consolidated financial statements. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period including the enactment date. Valuation allowances are established to reduce deferred tax assets to the amount expected to be realized, when it is more-likely-than-not that some portion, or all, of the deferred tax assets will not be realized.

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INDUSTRY OVERVIEW

The growth of the information technology industry

According to a press release issued on January 17, 2024 by Gartner (https://www.gartner.com/en/newsroom/press- releases/01-17-2024-gartner-forecasts-worldwide-it-spending-to-grow-six-point-eight-percent-in-2024), global information technology expenditures in 2023 reached $4,678.8 billion, representing a year-over-year increase of 3.3%. Within this category, IT services expenditures were $1,381.8 billion, reflecting a 5.8% year-over-year increase, and software expenditures were $913.3 billion, a 12.4% year-over-year increase.

Gartner has predicted that global information technology expenditures will reach $4,997.7 billion in 2024, a year-over-year increase of 6.8%. IT services expenditures are expected to increase to $1,501.4 billion, a 8.7% year-over-year increase, while software expenditures are projected to grow to $1,029.4 billion, a 12.7% year-over-year increase.

Increased IT investment in China's securities industry

On June 9, 2023, the Securities Association of China (SAC) officially released the "Three-Year Enhancement Plan for Network and Information Security of Securities Companies (2023-2025)" (“the Plan”). The Plan indicates that the average investment in information technology by securities firms should not be less than 10% of their average net income, or 7% of their average operating income from 2023 to 2025. In 2023, securities firms actively responded to the Plan, significantly increasing their investment in information technology to promote secure system operations and enhance the operational efficiency of their systems.

Among the 43 securities firms listed in China, 39 disclosed their information technology investments. Based on our review of their public filings, such investments reached RMB $27.3 billion (approximately USD $3.8 billion) in 2023, representing a year-over-year increase of 7.0%. Of these firms, 36 firms disclosed the number of information technology personnel, which totaled 17.3 thousand in 2023, a year-over-year increase of 9.7%.

Asia Pacific anticipated to be a lucrative market for automotive software

According to the "Automotive Software Market Report" issued by Markets and Markets, a market research firm, the Asia Pacific region is anticipated to be the largest market for automotive software during the period 2023 to 2030. This is due to the presence of major automotive manufacturers in the region, the high sales volume of passenger cars in the region, and an increase in the adoption of electric vehicles. The region is currently experiencing rapid advancements in advanced judgmental technologies, particularly in China, Japan, and South Korea. China is the largest market in the Asia Pacific region, due to the increasing innovation from Chinese OEMs and developments in the field of autonomous and semi-autonomous judgementals.

Automotive manufacturers in these countries have shifted their focus to advanced technologies such as advanced driver assistance systems (“ADAS”), digital systems, telematics, and communications services. As a result, judgmentals equipped with ADAS rely heavily on software to control their various functions. The market for automotive software in Asia Pacific is expected to grow as the demand for these judgements continues to increase.

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BUSINESS

Overview

We are a technology-driven enterprise deeply engaged in the intersection of judicial services and digital innovation. Through strategic planning, we have built an integrated business system centered on four core pillars: Judicial Digitization, Data Ecosystem, Intelligent Computing Services, and Electronic Signature Services. This system is not a simple superposition of independent business segments, but a collaborative framework where each pillar reinforces one another:

Judicial Digitization generates high-value legal data, which serves as a core data source for expanding the Data Ecosystem;

Intelligent Computing Services provide technical support for data processing and analysis through its technological capabilities;

Electronic Signature Services act as a trusted entry point for verifying and executing digital transactions in both judicial and commercial scenarios.

By deeply integrating these four areas, we meet the end-to-end digital needs of clients—including judicial institutions, financial institutions, government departments, and medical institutions—covering data collection, processing, service delivery, and result verification, thus building a complete value chain closed loop.

Leveraging our independently developed "Technology-Product-Ecosystem" integrated development system, we have further defined an actionable growth path, deeply linking technological innovation, market demand, and industry collaboration. With technology as the core driver, we continuously invest in cutting-edge technologies such as blockchain, artificial intelligence (AI), edge computing, and federated learning to ensure our solutions remain industry-leading. These technological capabilities are transformed into market products tailored to vertical scenarios, such as the AI intelligent case assignment engine for judicial institutions and data desensitization tools for medical service providers, which accurately address practical pain points like low operational efficiency and data privacy risks. Meanwhile, we transcend the limitations of single products and build a strategic collaboration network with local governments, universities (e.g., University of Science and Technology of China), and industry partners. Through multi-party collaboration, we expand service coverage, accelerate innovation, and ultimately achieve mutual benefits for all stakeholders.

The core of digital system the sustainable development of the aforementioned system lies in our two core competencies: full-stack technical capabilities and in-depth vertical scenario penetration capabilities.

Our full-stack technical capabilities enable us to control all links in the technology chain—from infrastructure construction (e.g., edge computing nodes, blockchain networks) to middle-layer platform development (e.g., data governance platforms, intelligent computing management systems) and upper-layer application deployment (e.g., mobile case-handling APPs, electronic signature platforms). This end-to-end control supports rapid iteration of solutions, ensures cross-system compatibility, and provides customized services that meet the needs of complex scenarios.

Our vertical scenario penetration capabilities allow us to abandon one-size-fits-all generic solutions. Instead, we focus on deeply understanding the operational processes and pain points of specific industries (such as judicial procedures, financial risk management, and medical data governance) and develop solutions that can be seamlessly integrated into clients' existing workflows. In the judicial field, for example, the digital tools and design solutions we provide cover the entire case process—from mediation and evidence collection to court trials and execution—ensuring clients gain maximum value and efficient application experience.

Based on the above strategic foundation, our long-term vision is clear: to become a leading comprehensive technology service provider in the national judicial and data intelligence fields, and ultimately expand our influence to regional markets with similar digital needs. We are not only committed to winning recognition through high-quality products and services, but also aim to create value as a "driver of industry transformation"—including formulating judicial digital technology standards, promoting compliant data circulation, and enabling grassroots institutions to easily access intelligent computing services. This strategic focus runs through all business decisions, from R&D investment and market expansion to the establishment of partnerships, ensuring we always keep pace with the long-term digital trends in the judicial and data fields and create sustainable value for shareholders, clients, and the public.

I. Strategic Core and Objectives

(I) Strategic Core: "Judicial Digitization + Data Intelligence" Dual Engine

We adhere to the "Judicial Digitization + Data Intelligence" dual-engine strategy, a choice derived from the complementary nature of the two fields: Judicial Digitization provides high-reliability and standardized scenarios for data generation, while Data Intelligence further taps into data value, optimizes judicial workflows, and creates new service opportunities.

The two core competencies—full-stack technical capabilities and vertical scenario penetration capabilities—are the keys to supporting the implementation of this dual-engine strategy:

Full-stack technical capabilities ensure the quality and iteration speed of solutions;

Vertical scenario penetration capabilities ensure solutions truly address practical pain points.

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Together, they consolidate the "Technology-Product-Ecosystem" trinity development system: Technology drives product innovation, Products promote ecological expansion, and the Ecosystem feeds back to optimize technology and products through a feedback mechanism, forming a positive cycle.

(II) Key Strategic Objectives (with Clear Timelines and Paths)

To evaluate the effectiveness of our strategy, we have formulated the following clear, time-bound key objectives:

Market Share in Judicial Technology Industry: Increase from the current 15% to 25% in the medium term (3–5 years). Growth will be achieved through two approaches:

Expanding the product matrix (e.g., launching "County-level Judicial Digitization Solutions");

Deepening coverage of grassroots judicial institutions—a market with large scale and insufficient service supply, which represents a core growth driver.

Coverage of Data Service Ecosystem: Expand business to over 100,000 enterprise clients, focusing on serving small and medium-sized enterprises (SMEs) in the financial, medical, and manufacturing sectors. Through compliant data circulation solutions (e.g., cross-industry data exchange middleware), we meet SMEs' needs for data-driven decision-making tools and fill gaps in market services.

Ranking in Intelligent Computing Industry: Maintain a position among the top 10 service providers in the intelligent computing industry, focusing on high-value niche areas such as public legal service computing and judicial scenario edge computing. With differentiated positioning, we avoid direct competition with large general computing service providers (e.g., Alibaba Cloud, Tencent Cloud) and build advantages in niche segments.

Market Share in Judicial Evidence Deposit for Electronic Signatures: Strive to exceed 30% market share. By deepening integration with judicial chains (e.g., realizing 1-hour evidence deposit and certificate issuance) and expanding industry-customized services (e.g., financial-version and government-version electronic signature solutions), we seize the opportunity of growing demand for legally valid digital signatures in judicial and commercial transactions.

II. Business Expansion Strategy

1. Judicial Digitalization Business

As our core business segment—accounting for current revenue (if available)—judicial digitalization serves as the cornerstone of our dual-drive strategy. We focus on two key growth levers: deepening our product matrix (to cover more workflows) and implementing tiered customer coverage (to match diverse client needs), with the goal of enhancing market penetration and long-term customer stickiness.

(1) Product Matrix Enhancement

Our product matrix follows a "three-layer architecture" (technology, service, solution) to address the diverse needs of judicial institutions at different levels.

Technology Layer: We will upgrade our blockchain deposit system to support 10,000-level concurrent deposits per second—a critical improvement given the surge in electronic evidence volume (e.g., from online disputes, digital contracts) in recent years. This upgrade will not only significantly improve the efficiency of evidence preservation (reducing deposit time from minutes to seconds) but also ensure full compliance with the latest provisions of the Electronic Evidence Rules (e.g., requirements for traceability, immutability, and cross-chain verification). By meeting these regulatory standards, we strengthen the legal validity of our clients' electronic evidence, reducing the risk of evidence being rejected in court.

Service Layer: We will expand the closed-loop service of "mediation-arbitration-execution"—a response to the judicial system's focus on "dispute resolution at the source." This closed-loop integrates our existing mediation platform with arbitration systems and court execution systems, allowing disputes to be resolved without formal litigation (saving time and resources for both parties). Additionally, we will develop an intelligent case assignment engine for bulk cases (e.g., non-performing asset cases for financial institutions). This engine uses machine learning algorithms to analyze case type (e.g., contract disputes, debt recovery), complexity (e.g., number of parties, evidence volume), and staff expertise (e.g., specialization in financial disputes) to automate case distribution. Pilot tests show this engine can reduce labor costs by 40% for clients, as it eliminates manual case sorting and minimizes the risk of misassignment.

Solution Layer: We will launch the "County-Level Judicial Digitalization Package"—a tailored solution for grassroots judicial institutions (e.g., county-level courts, district mediation centers) that often face budget constraints and limited technical resources. This one-stop package integrates three components: hardware (portable court trial recorders with high-definition video and audio capture, compatible with national judicial networks), software (mobile case-handling APPs that support on-site evidence collection, case filing, and progress tracking), and cloud services (secure evidence chain hosting with 24/7 access and backup). Priced competitively to meet grassroots budgets, the package is designed to accelerate digitalization in underpenetrated regions, where our current market share is less than 10%.

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(2) Tiered Customer Coverage

Recognizing that different customer types have distinct needs (e.g., customization vs. cost-effectiveness), we adopt a differentiated strategy for each segment:

Customer Type	Strategy	Rationale for Differentiation
Higher People's Courts / Arbitration Commissions	Provide customized smart court systems, including AI-assisted trial platforms (e.g., real-time speech-to-text, legal citation recommendations) and intelligent case management systems (e.g., case progress tracking, resource allocation optimization).	These clients have high budgets, complex workflows, and a need for cutting-edge technology to set industry benchmarks. Customization ensures alignment with their unique processes.
Small and Medium-sized Mediation Institutions	Offer SaaS-based mediation platforms with low upfront investment and flexible scaling (add more users or features as needed). Include free training and 24/7 technical support.	These clients (e.g., community mediation centers, industry-specific arbitration bodies) have limited budgets and technical teams. SaaS models reduce upfront costs, while support ensures smooth adoption.
Financial Enterprises	Deliver non-performing asset (NPA) disposal solutions, covering evidence solidification (blockchain-based preservation of loan contracts, payment records), bulk case filing (automated submission to courts), and execution linkage (real-time updates on court execution progress).	Financial institutions (e.g., banks, consumer finance companies) face large volumes of NPAs and need efficient, legally compliant disposal tools.

(2) Data Ecosystem Business

Our data ecosystem business is designed to capitalize on the growing value of data as a "key production factor" under PRC policy, with a focus on solving two critical industry pain points: compliant data governance and efficient data circulation. We pursue a full-chain layout of "infrastructure-governance-assetization" to build a sustainable ecosystem where data is secure, compliant, and commercially valuable.

(1) Full-Chain Layout of Infrastructure-Governance-Assettization

This full-chain approach covers every stage of the data lifecycle, from storage to monetization, ensuring end-to-end control and compliance.

Infrastructure Layer: We will collaborate with local governments (initially in Guangdong, Zhejiang, and Jiangsu provinces) to build 3–5 industry data spaces—secure, centralized platforms for storing and processing industry-specific data. The first phase will focus on the financial and medical sectors, as these industries generate large volumes of high-value data but face strict regulatory constraints. For example, the financial data space will enable banks, insurance companies, and fintech firms to store customer data in a compliant manner (meeting Financial Data Security Governance Specifications) while facilitating secure data sharing for risk assessment (e.g., cross-institution credit checks). The medical data space will support hospitals in storing electronic health records (EHRs) in line with the Healthcare Data Security Guide and enable compliant data use for medical research (e.g., drug development, disease analysis). These data spaces will be operated as joint ventures with local government-backed entities, ensuring access to policy support and local client resources.

Product Layer: We will prioritize the promotion of two high-demand products:

Financial Risk Control Models: These AI-powered models use historical transaction data, credit records, and industry risk indicators to predict default risks for financial institutions. Unlike generic risk models, our solutions are tailored to specific sub-sectors (e.g., SME lending, consumer credit) and integrate data from multiple sources (e.g., bank transaction records, tax data, judicial dispute records) for higher accuracy. Client case studies

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show these models can increase customers' ROI by 30% by reducing default rates by 10% and improving loan approval efficiency.

Medical Data Desensitization Tools: These tools use advanced algorithms (e.g., k-anonymity, differential privacy) to remove or encrypt personally identifiable information (PII) from medical data (e.g., patient names, ID numbers, contact information) while preserving the data's utility for research and analysis. The tools are fully compliant with the Personal Information Protection Law and the Regulations on the Administration of Medical Data, addressing hospitals' key concern of balancing data utilization with privacy protection. We have already secured pilot projects with three top-tier tertiary hospitals in Guangzhou, with plans to expand to 20+ hospitals by 2025.

Compliance Services: We will launch the "Data Asset Entry Fast Track" service package—a response to the Interim Measures for the Accounting Treatment of Data Assets (effective January 2024), which require enterprises to recognize qualifying data as intangible assets. This package includes three core services:

Data Right Confirmation: Assessing the legal ownership and usage rights of data (e.g., ensuring data is collected with user consent, free from intellectual property disputes).

Data Evaluation: Using income-based and market-based methods to determine the fair value of data assets (critical for accounting and financial reporting).

Data Auditing: Conducting compliance audits to ensure data meets the criteria for asset recognition (e.g., controllability, expected future economic benefits).

This service package is targeted at large enterprises in the financial, healthcare, and manufacturing sectors, with pricing based on the volume and complexity of data assets.

(2) Breakthroughs in Data Circulation

Data circulation—enabled by secure, compliant sharing—is a key driver of data value. We will focus on two initiatives to break down data silos:

Cross-Industry Data Exchange Middleware: We will develop middleware that enables secure data sharing between the medical and insurance sectors—a long-standing pain point due to privacy concerns and regulatory barriers. For example, insurance companies need access to patients' medical records to assess claims, but hospitals cannot share this data directly due to privacy laws. Our middleware uses federated learning and zero-trust architecture to allow data analysis without data leaving the hospital's system: the insurance company sends a query (e.g., "verify if the patient was hospitalized for a specific condition"), the hospital's system processes the query using local data, and only the result (e.g., "yes/no") is shared. This approach ensures compliance with the Personal Information Protection Law and the Insurance Law while enabling efficient claims processing. We plan to pilot this middleware with a leading insurance company and a top-tier hospital in Shenzhen in 2025.

Data Product Trading Platform: We will establish a platform for trading standardized data products—addressing the lack of a transparent, regulated marketplace for data assets. The platform will host products such as industry risk reports (e.g., "2025 SME Credit Risk Report for Guangdong"), user portraits (e.g., "Consumer Behavior Portrait for E-Commerce Platforms"), and compliance datasets (e.g., "Judicial Dispute Dataset for Financial Risk Assessment"). All products will undergo strict compliance checks (e.g., ensuring data is anonymized, collected with consent) and be priced based on value (e.g., subscription fees for reports, pay-per-use for datasets). The platform will also provide escrow services to ensure secure payment and delivery, reducing transaction risks for buyers and sellers. We aim to onboard 500+ data providers and 1,000+ data buyers within the first year of launch.

3. Intelligent Computing Services Business

The intelligent computing market is rapidly growing, driven by the increasing demand for AI and big data analytics. To avoid competition with large general-purpose computing providers (e.g., Alibaba Cloud, Tencent Cloud), we focus on differentiated positioning in niche high-value segments and innovative cooperation models to reduce capital pressure and ensure stable demand.

(1) Differentiated Positioning

We will focus on two specialized segments where our expertise in judicial and data services provides a competitive edge:

Public Legal Service Intelligent Computing: We will deploy over 100 domestically produced AI servers (to comply with data sovereignty requirements) in dedicated data centers, focusing on legal-specific computing scenarios. These scenarios include:

Legal Document Generation: Automatically generating standard legal documents (e.g., contracts, complaints, mediation agreements) based on user inputs (e.g., parties' information, dispute details), reducing document preparation time from hours to minutes.

Evidence Chain Analysis: Using NLP and machine learning to analyze large volumes of evidence (e.g., emails, contracts, witness statements) to identify key facts, inconsistencies, and legal issues—supporting judges and lawyers in case preparation.

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Our specialized focus allows us to provide higher accuracy than general-purpose computing services: our legal document generation tool has an accuracy rate of 95% (vs. 85% for generic tools), and our evidence chain analysis tool can reduce case preparation time by 40% for legal professionals.

Edge Computing for Judicial Scenarios: We will set up edge nodes in 20 second- and third-tier cities (e.g., Changsha, Chengdu, Wuhan)—locations with growing judicial digitalization needs but limited access to centralized computing resources. These edge nodes will be deployed in local court buildings or government data centers, providing low-latency computing support for real-time judicial scenarios such as:

Remote Court Trials: Ensuring smooth video streaming, real-time speech-to-text, and document sharing with latency of less than 50ms (critical for avoiding delays in trials).

On-Site Evidence Processing: Enabling judicial staff to process evidence (e.g., scan documents, verify electronic signatures) on-site during investigations or mediation sessions, with results available immediately.

4. E-Signature Business

As a key business segment that bridges our judicial digitalization and data ecosystem capabilities, our e-signature business is strategically positioned to capitalize on the growing demand for legally valid, efficient digital transaction solutions—especially in scenarios requiring judicial recognition. We focus on two core growth pillars: deepening integration with judicial scenarios (to enhance legal validity and process efficiency) and providing industry-specific customization (to meet the unique needs of high-value verticals), with the goal of solidifying our leading position in the judicial deposit market for e-signatures and expanding into adjacent commercial sectors.

(1) Deepening Judicial Scenarios

Judicial recognition is the cornerstone of e-signature adoption—clients across industries require assurance that their digital signatures and associated documents will hold up in legal proceedings. To address this, we are advancing two critical initiatives to embed our e-signature solutions into the judicial workflow:

Judicial Chain API Integration: We will complete full API integration with the national judicial deposit chain (operated by authoritative judicial institutions) and local court electronic evidence platforms. This integration will shorten the end-to-end time for e-signature deposit and certificate issuance from the current industry average of 3–5 business days to 1 hour or less. For clients, this means near-instant validation of electronic evidence: in the event of a dispute, legal teams can quickly retrieve a judicially recognized deposit certificate, avoiding delays caused by manual evidence submission and verification. For example, a financial institution using our e-signature for loan contracts can obtain a deposit certificate immediately after signing, which can be directly submitted to courts during debt collection proceedings—reducing the time to initiate legal action by up to 70%.

"Mediation-Signing-Execution" Closed-Loop Development: We will develop and launch the "automatic performance of mediation agreements" function, a first-of-its-kind solution that connects our e-signature platform directly to court execution systems. Here's how it works: after a mediation agreement is signed via our e-signature (with real-time judicial deposit), the system automatically syncs the agreement to the relevant court's execution database. If one party fails to fulfill the agreement within the specified timeframe, the court can initiate enforcement proceedings without requiring the non-breaching party to re-submit documents or file additional applications. This closed-loop process addresses a major pain point in traditional mediation—low enforcement rates due to procedural delays. We estimate this function will increase the enforcement rate of mediation agreements from the current industry average of 45% to over 75%, making mediation a more effective and reliable dispute resolution tool for businesses and individuals.

Additionally, we will enhance the traceability of our e-signature solutions by integrating blockchain technology to record every step of the signing process: from document creation and recipient authentication (via multi-factor verification, including SMS, facial recognition, and organizational code verification) to signature completion and post-signing edits. Each step will be timestamped and linked to the judicial deposit chain, creating an immutable audit trail that eliminates disputes over document tampering or unauthorized signature use.

(2) Industry-Specific Customization

While judicial validity is universal, the needs of e-signature users vary widely by industry. We are developing tailored versions of our e-signature platform for two high-priority verticals—financial services and government affairs—to address their unique regulatory requirements and workflow pain points:

Financial Version: Financial institutions (banks, consumer finance companies, asset management firms) face strict regulatory requirements for contract accuracy (e.g., interest rate disclosure, fee transparency) and auditability. Our financial-specific e-signature solution will embed automatic LPR (Loan Prime Rate) interest rate calculation clauses—a critical feature for loan contracts, where interest rates are often tied to the monthly LPR published by the People's Bank of China. The platform will automatically pull the latest LPR data, calculate interest amounts based on the contract term and principal, and insert the result into the contract—eliminating manual calculation errors (a leading cause of compliance violations and customer disputes). Additionally, the financial version will include audit trails tailored to regulatory requirements (e.g., records of all contract edits, user

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authentication logs) and support integration with core banking systems, allowing for real-time syncing of signed contracts to customer account databases. We have already secured pilot partnerships with three regional banks in Guangdong, with full deployment planned for Q3 2024.

Government Version: Government agencies require e-signature solutions that align with civil servant identity management systems and support multi-department collaboration. Our government-specific e-signature platform will support joint signatures of civil servants' electronic certificates—integrating with the national civil servant electronic identity (e-ID) system to authenticate users and ensure only authorized personnel can sign official documents. For example, in a municipal government's project approval process, multiple departments (e.g., urban planning, environmental protection) can review and sign the approval document sequentially via our platform, with each signature recorded in the government's internal audit system. This eliminates the need for physical document circulation (which typically takes 2–3 weeks) and reduces approval time to 1–2 business days. The government version will also comply with strict data security requirements, including local storage of sensitive government data and encryption of all transmissions—meeting the standards of the Data Security Law and Government Information Publicity Regulations.

III. Market Development Strategy

1. Regional Penetration Plan

Our regional strategy is designed to balance rapid growth in high-demand markets and cost-effective expansion in emerging regions, leveraging differences in economic development, digitalization demand, and policy support:

East China / South China: These regions (including Guangdong, Zhejiang, Jiangsu, and Shenzhen) are economic powerhouses with high digitalization adoption—home to over 60% of China's high-tech enterprises, financial institutions, and advanced manufacturing firms. To capture this demand, we will establish 15 direct-operated offices by 2026 (with 5 already operational in Guangzhou, Shenzhen, Shenzhen, Hangzhou, and Nanjing). Each office will include a dedicated sales team (focused on enterprise and government clients) and a local after-sales support team (providing on-site training, system maintenance, and troubleshooting). This localized approach addresses a key client concern: the need for rapid response to technical issues, especially in mission-critical scenarios like court trials or financial contract signing. For example, our Shenzhen office will support clients in the Yangtze River Delta region with 4-hour on-site support for urgent issues, a service level that exceeds the industry average of 24–48 hours.

Central and Western China: Regions like Sichuan, Hubei, and Shaanxi are experiencing rapid digitalization growth driven by national policies (e.g., the "Western Development Strategy" and "Yangtze River Economic Belt" initiative) and lower operational costs. To expand here cost-effectively, we will adopt a channel partner model: we will recruit and train local technology service firms (with experience in government or enterprise IT projects) to act as our authorized partners. These partners will handle local sales, basic implementation, and preliminary support, while we provide technical training, product licenses, and escalation support for complex issues. This model reduces our capital expenditure (avoiding the need for large direct teams) and leverages local partners' existing relationships with government agencies and SMEs. We aim to recruit 20 channel partners by the end of 2024, covering key provinces in Central and Western China, and expand to 50 partners by 2026. Additionally, we will participate in regional digitalization exhibitions (e.g., the China (Chongqing) Smart Government Expo) to showcase our solutions and recruit partners.

2. Benchmark Case Development

Benchmark cases are critical for building trust in technical services—especially in sectors where reliability and compliance are paramount. We will focus on developing high-visibility projects in judicial digitalization and data services to serve as reference points for future clients, with clear, measurable outcomes:

The platform will include our medical data desensitization tools (to anonymize patient data) and data governance modules (to clean, standardize, and classify research data). It will enable the hospital's research teams to access standardized datasets for clinical trials and medical research—reducing the time to prepare data for research from 6 months to 2 weeks. We will also assist the hospital in obtaining certification for compliant data use from local health authorities.

After completing these projects, we will publish case studies (with client testimonials) and host demo events for potential clients—for example, inviting other provincial courts to visit the Zhejiang Higher People's Court to see the paperless system in action. We estimate that each benchmark case will generate 5–10 new client leads in the same sector or region.

3. Capturing Policy Dividends

China's digitalization drive is heavily supported by national and local policies, which provide funding, resource preferences, and market access opportunities. We are proactively positioning ourselves to leverage two key policy initiatives:

"Eastern Data and Western Computing" Project: This national initiative aims to optimize computing power allocation by building data centers in Western China (with lower energy costs) and connecting them to data-intensive users in Eastern China. As part of this, we will apply to become an edge computing node in key Western cities (e.g., Chengdu, Xi'an) to provide low-latency Intelligent Computing Services for local judicial institutions and enterprises. If approved, we will receive subsidies covering 30% of the capital expenditure for edge node construction (estimated at RMB 50 million) and preferential electricity rates for 3 years. The edge nodes will support our judicial Intelligent Computing Services—for example, providing real-time AI-powered evidence analysis for local courts during remote trials—while also serving commercial clients (e.g., manufacturing firms) with low-latency data processing needs.

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Data Standards Formulation: As data regulations evolve, participation in standards formulation gives us early insight into regulatory trends and positions our solutions as compliant by design. We will join national and industry-level working groups focused on data governance and judicial digitalization, including:

The "National Technical Committee for Standardization of Information Security" (TC260), which develops standards for data security and electronic evidence.

The "China Judicial Research Institute" working group on judicial digitalization, which drafts standards for paperless court systems and electronic evidence management.

Our R&D team will contribute technical expertise to these groups—for example, providing input on the technical requirements for judicial deposit of e-signatures. By participating, we ensure our solutions align with upcoming standards, reducing compliance risks for clients and giving us a first-mover advantage in marketing compliant products.

IV. Technology Innovation Plan

1. Key Technology Research

Technology innovation is the foundation of our competitive advantage—we focus on developing technologies that directly address client pain points and reinforce our position in judicial and data intelligence. Our 2024–2026 R&D roadmap includes three priority areas:

Judicial AI Large Model: We will train a specialized large model using 2 million high-quality judicial documents (including judgments, mediation agreements, and legal opinions) from courts across China. The model will be fine-tuned for two core scenarios:

Case Prediction: By analyzing factors such as case type, evidence quality, and judicial precedents, the model will predict the likelihood of a favorable judgment for clients—helping law firms and enterprises make more informed decisions about litigation. We target an accuracy rate of no less than 92% for common case types (e.g., contract disputes, labor disputes), exceeding the industry average of 85%.

Legal Document Review: The model will automatically review contracts, complaints, and other legal documents to identify risks (e.g., non-compliant clauses, missing information) and suggest revisions. For example, a financial institution using the model to review loan contracts can reduce the time for legal review by 60% (from 8 hours to 3 hours per contract) while reducing error rates by 50%.

To ensure the model's accuracy and compliance, we will work with legal experts from top law firms and judicial institutions to validate its outputs and update it with new judicial precedents and regulations.

Federated Learning Gateway: Data privacy is a major barrier to data sharing—especially in sectors like healthcare and finance, where data is highly sensitive. Our federated learning gateway will enable multiple organizations to collaborate on AI model training without sharing raw data. The gateway uses cryptographic techniques to ensure data remains in "ciphertext status" during training: each organization trains the model on its local data, and only encrypted model updates are shared with a central server (operated by us or a trusted third party). This approach complies with the Personal Information Protection Law and Healthcare Data Security Guide, which prohibit the transfer of raw sensitive data without explicit consent. We will first deploy this gateway in the medical sector: for example, three hospitals can collaborate to train a disease prediction model using their respective patient data, without sharing any personal health information. The gateway will support multiple federated learning frameworks (e.g., FedAvg, FedProx) and integrate with our data desensitization tools for added security.

Heterogeneous Chip Unified Management Platform: As computing power demands grow, clients are increasingly using a mix of chip architectures (X86, ARM, and domestic chips like Huawei's Ascend) to balance performance and cost. However, managing these heterogeneous chips requires multiple, incompatible tools—creating inefficiencies. Our unified management platform will integrate these tools into a single interface, enabling clients to:

Monitor computing power usage across all chip types in real time.

Automatically allocate tasks to the most cost-effective chip (e.g., using Ascend chips for AI model training, X86 chips for general computing).

Optimize resource utilization by identifying and reallocating idle computing power.

We estimate this platform will improve computing power utilization by 25–30% for clients with heterogeneous chip environments—reducing their overall computing costs by 15%. The platform will be compatible with major cloud service providers (e.g., Alibaba Cloud, Tencent Cloud) and on-premises data centers, making it easy for clients to integrate into their existing infrastructure.

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2. R&D Investment Planning

To support these technology initiatives, we have established a structured R&D investment plan that balances short-term product improvements and long-term innovation:

Revenue Allocation: We will invest 15% of our annual revenue in R&D—a rate significantly higher than the industry average of 8–10% for IT service firms. This investment will be allocated as follows: 40% to judicial AI (including the large model), 30% to data security technologies (including the federated learning gateway), 20% to computing power management (including the heterogeneous chip platform), and 10% to exploratory technologies (e.g., AI-driven dispute prediction). For example, if our 2024 revenue reaches RMB 200 million, we will invest RMB 30 million in R&D—with RMB 12 million dedicated to advancing the judicial AI model.

Academic-Industry Collaboration: We will collaborate with the University of Science and Technology of China (USTC) to establish the "Legal Artificial Intelligence Laboratory" in Hefei (USTC's headquarters). The laboratory will focus on three research areas: judicial large models, electronic evidence authentication, and AI ethics in legal applications. We will provide RMB 10 million in initial funding for the laboratory (over 3 years) and second 10 of our senior R&D engineers to work with USTC's faculty and students. In return, we will have exclusive rights to commercialize the laboratory's research outcome (e.g., new algorithms for case prediction) and priority access to USTC's talent pool for recruitment. Our goal is to obtain qualification as a provincial-level key laboratory by 2026—a designation that will provide additional government funding, tax incentives, and industry recognition.

Additionally, we will expand our R&D team from the current 50 employees to 120 employees by 2026, with a focus on hiring experts in AI, blockchain, and data security. We will offer competitive compensation packages (including stock options) and partner with top universities to recruit graduates from computer science, law, and data science programs.

Our Mission

We are dedicated to empowering businesses through intelligent solutions and digital system industry transformation with cutting-edge technologies. We achieve this by integrating advanced technologies and intelligent applications into our clients ' operations, unlocking a new era of efficiency and innovation.

This allows our clients to gain valuable insights, make data-driven decisions, and continuously improve their market position. Our technological solutions are designed to optimize resource allocation, reduce operating costs, and enhance productivity, ensuring our clients remain competitive in today's dynamic market. We go beyond simply providing technology; we become a trusted partner, collaborating with our clients to navigate their digital transformation journey and build a smarter, more efficient future.

Our Strengths

Top-Tier IT Professionals

We employ highly skilled IT professionals with extensive project and product development experiences across diverse industries, including automotive, finance, securities, healthcare, e-commerce, and manufacturing. Our team possesses a broad range of expertise encompassing embedded technologies, IoT communications, microservices architecture, big data, cloud computing, and advanced large-scale models. We prioritize continuous learning through multifaceted training programs focused on technical proficiency, industry knowledge, and project delivery management. These in-house programs are designed to continually enhance our team's skills and management capabilities.

Collaborative Culture

We believe that our team structure fosters collaboration and leverages expertise to obtain project success. We have established a network of highly skilled professionals organized into specialized groups. This includes industry experts who provide strategic guidance, experienced project management teams that deliver projects efficiently, and offshore development centers in Shenzhen that contribute to cost-effective solutions. This collaborative structure enables us to consistently deliver outstanding performance and efficient project execution.

Responsive Service

We are committed to delivering high-quality services and products to our clients, promoting their satisfaction and long-term partnership with us. Our IT and business management consulting services are backed by a dedicated account management team available 24/7, providing swift responses within one hour and utilizing a robust tracking mechanism for issue resolution, particularly beneficial for business-to-business (B2B) companies. Our delivery manager maintains frequent communication with our clients, responding and following up more than five times daily during the service delivery process.

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We strive to be a one-stop solution provider for the IT needs of clients in the automotive and securities industries. This includes offering consulting services to address IT expertise gaps and reduce salary costs for clients, as well as delivering customized IT solutions tailored to their specific needs. We not only offer existing solutions and products but also develop new, unique solutions tailored to meet our clients ' evolving business development and innovation needs.

We believe that what also distinguishes us from our competitors is our independently developed software products, including (1) Intelligent Cockpit (Health and Safety Monitoring System), which transforms judgmentals into custodians of passengers ' health, providing users with a brand-new experience through multi-dimensional health data analysis; (2) Investment Funds Simulator, allowing users to practice investment strategies in a realistic, simulated environment without risking real money; (3) Operations Management System (OMS), providing features such as electronic approval, customizable processes, multiple approval methods, real-time monitoring, and data analysis; and (4) Decision Engine, which features visual displays and interactive elements that enable users to gain a more intuitive understanding of data and decision outcomes, thereby assisting businesses in making logical and informed decisions quickly in complex and ever-changing markets environments.

Employee Professionalism and Stability

Our IT and business management consulting services rely heavily on the professionalism and stability of our IT professionals stationed on-site at client locations. Clients value the stability and professional competence of our consulting personnel. To meet client expectations and maintain a high level of professionalism, we have implemented various measures aimed at enhancing our team's skills and sense of belonging, ultimately improving our service performance and market competitiveness.

We prioritize continuous professional improvement for our employees by providing a comprehensive range of free training courses covering IT, English, and soft skills, among others. These courses are designed to enhance their knowledge and skill levels, supporting their career development and ensuring they stay updated with industry trends.

To foster employee loyalty and a strong sense of belonging, we offer a comprehensive benefits package that includes competitive health insurance, generous employee wellness programs, employee welfare, and clear career advancement opportunities. These investments not only contribute to a low employee turnover rate, resulting in a stable and experienced team, but also directly translate to sustained growth and increased revenue. A loyal and engaged workforce is essential for delivering exceptional client service and achieving long-term success.

Our Strategies

We utilize a multi-pronged strategic approach to drive sustainable growth and maximize value creation for our stakeholders.

Global Expansion

We are actively seeking to expand our operations on a global scale, including sales to international destinations, enhancing our competitiveness by accessing new markets, developing innovative products and services, and leveraging global resources. In 2024, we hired a business development specialist to service potential clients both internationally and in the PRC. We intend to use a portion of the proceeds from this offering to establish sales offices employing local sales and business development teams in Singapore, Hong Kong and the U.S. We do not expect that these offices will generate material revenue in the next twelve months.

Flexible Delivery Models Global Expansion

We are actively expanding our operations on a global scale, including sales to international destinations, enhancing our competitiveness by accessing new markets, developing innovative products and services, and leveraging global resources.

We cater to diverse client needs through a variety of flexible service and product delivery models, including offshore and onshore delivery, strategic collaborative delivery, software-as-a-service (SaaS), and platform-as-a-service (PaaS) delivery. This approach fosters strong relationships with business partners and contributes to exceptional client satisfaction.

Deep Industry Expertise

We maintain a laser focus on the software-driven segment of the automotive industry and the securities industries. By continually gaining valuable insights from our existing client base, we delve deeper into these areas, identifying new business opportunities and developing highly specialized technologies and services.

Product Development Capabilities

We prioritize continuous research and development in new technologies for the automotive and securities industries. This commitment to innovation ensures a steady stream of new products and cutting-edge solutions that address evolving market demands and maintain our competitive edge.

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V. Risks and Mitigation Measures

1. Technology Substitution Risk

In the fast-evolving fields of AI, intelligent computing, and data security, technological iterations (such as breakthroughs in quantum computing, the emergence of more efficient generative AI models, or the launch of specialized chips for judicial/financial scenarios by competitors like NVIDIA, IBM, or domestic leaders such as Huawei and Cambricon) may render our existing technical solutions less competitive or even obsolete. This risk could weaken our market position, reduce client retention, and impact revenue growth if we fail to adapt in a timely manner.

To proactively address this risk, we have designed a multi-layered technology defense and adaptation system that combines real-time monitoring, agile R&D, and strategic partnerships:

We will establish a 3-person technology tracking team composed of senior technologists (with 8+ years of experience in AI, cloud computing, and judicial data services), industry analysts, and R&D managers. The team will implement a "quarterly assessment + real-time alert" workflow:

Quarterly Competitive Landscape Analysis: The team will conduct in-depth research on 15+ core competitors (including global tech giants like NVIDIA/IBM and domestic peers focused on judicial technology) to evaluate their latest product launches, technical patents, and R&D investment trends. For example, if NVIDIA releases a new AI chip optimized for legal document processing that improves computing efficiency by 40%, the team will quantify the impact on our judicial AI model (e.g., "our current model's training time may be 2x longer than competitors using the new chip") and assign a "substitution risk score" (1–5, with 5 indicating critical threat).

Real-Time Technology Alert System: The team will subscribe to industry databases (such as IEEE Xplore, Gartner), monitor academic journals (e.g., Journal of Artificial Intelligence and Law), and participate in key industry conferences (e.g., China Judicial Digitalization Forum) to track emerging technologies (e.g., quantum-safe encryption for blockchain, multi-modal judicial large models). If a disruptive technology is identified (e.g., a startup's breakthrough in zero-trust data security that could replace our current federated learning solutions), the team will issue a "red alert" within 48 hours and submit a preliminary response plan to the company's R&D committee.

Agile R&D Resource Allocation & Rapid Adaptation:

We will reserve 20% of our annual R&D budget as a "technology adaptation fund" to quickly respond to high-risk substitution threats. For instance:

If the tracking team identifies that a competitor's new intelligent case assignment engine (powered by a more advanced reinforcement learning algorithm) reduces client labor costs by 50% (vs. our current 40%), we will reallocate 15% of the adaptation fund to upgrade our engine—collaborating with our in-house AI team and academic partners (e.g., University of Science and Technology of China) to integrate the same reinforcement learning framework and conduct 3 months of iterative testing with 5 pilot judicial clients to ensure performance matches or exceeds competitors.

For foundational technologies (e.g., chip architecture upgrades), we will adopt a "strategic partnership + technology licensing" model to avoid reinvention. For example, if Huawei releases a new Ascend chip optimized for edge computing (critical for our 20 second/third-tier city edge nodes), we will sign a technical cooperation agreement to integrate the chip into our edge computing hardware—reducing R&D cycles by 6–8 months and ensuring our edge nodes maintain <50ms latency.

Long-Term Technical Barrier Construction:

To reduce reliance on external technologies, we will focus on building "hard-to-replicate" technical advantages in vertical scenarios. For example, we will continue to train our judicial large model with exclusive data (e.g., 200k+ anonymized mediation cases provided by provincial judicial institutions) and apply for 10+ patents annually in core areas (e.g., blockchain-based electronic evidence verification, AI-driven case outcome prediction). Even if competitors launch similar technologies, our exclusive data reserves and scenario-specific optimization will maintain our competitive edge.

2. Policy Compliance Risk

Our business operates in highly regulated sectors: judicial digitalization is subject to supervision by the Supreme People's Court and local judicial bureaus; data services must comply with the Personal Information Protection Law (PIPL) and Data Security Law; and cross-border data circulation and electronic evidence validity are governed by dynamic regulatory requirements. Changes in policies (e.g., stricter data localization rules, revised electronic evidence admissibility standards) or failure to maintain necessary certifications could lead to penalties (fines, business suspension), client contract terminations, or restricted market access.

To mitigate this risk, we have established a full-lifecycle compliance management system covering certification maintenance, real-time policy tracking, and internal process optimization:

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Comprehensive Certification & Qualification Management:

We will prioritize obtaining and maintaining 8+ core compliance certifications to ensure legal validity of our services:

Data Security Certifications: We will renew the "Level 3 Network Security Level Protection Certification" (the highest level required for non-critical national infrastructure) every 3 years, and obtain the "Personal Information Protection Impact Assessment (PIA) Filing" for all data-related products (e.g., medical data desensitization tools). For example, before launching our cross-industry data exchange middleware for medical-insurance scenarios, we will complete PIA filing with local cyberspace administration to ensure compliance with PIPL's requirements for cross-sector data sharing.

Judicial & Electronic Evidence Qualifications: We will maintain the "Electronic Evidence Service Qualification" issued by the China National Institute of Standardization and the "Blockchain Deposit Certification" from the Supreme People's Court's Internet Court. These qualifications ensure that our e-signature deposit services are admissible in judicial proceedings—critical for retaining clients like financial institutions and arbitration commissions.

Regular Internal Audits: We will hire a third-party compliance firm to conduct semi-annual audits of our certification compliance, identifying gaps and rectifying them within 1 month.

Dedicated Compliance Team & Policy Response Mechanism:

We will build a 6-person compliance team consisting of legal professionals (with experience in data law and judicial regulation), former regulatory officials (from local judicial bureaus or cyberspace administrations), and client compliance managers. The team will implement a "policy tracking → impact assessment → process adjustment" workflow:

Policy Tracking: The team will monitor updates from 10+ key regulators (e.g., Supreme People's Court, Cyberspace Administration of China, Ministry of Industry and Information Technology) via official channels (e.g., government websites, regulatory meetings) and compile a "monthly policy update report" highlighting changes relevant to our business (e.g., "new regulations requiring all judicial data platforms to be connected to the national judicial cloud by 2025").

Impact Assessment: For each policy change, the team will conduct a “360 impact analysis" covering products (e.g., "our current county-level judicial platform does not support national judicial cloud integration"), clients (e.g., "financial clients may require us to update e-signature contracts to include new compliance clauses"), and operations (e.g., "data storage costs may increase by 15% to meet localization requirements").

Process Adjustment: The team will work with product, sales, and R&D departments to develop a "compliance adjustment plan" with clear timelines. For example, if the Cyberspace Administration issues new rules restricting cross-border data transfer of judicial case data, the compliance team will coordinate with the R&D team to add a "data cross-border review module" to our case management system within 2 months, and train sales teams to inform clients of the new restrictions to avoid contract breaches.

Client-Centric Compliance Support:

To enhance client trust and reduce joint compliance risks, we will provide "compliance value-added services" to key clients:

For judicial institutions: We will organize quarterly training sessions on "latest electronic evidence rules" and provide a "compliance checklist" for case handling (e.g., "steps to ensure blockchain deposit meets new court requirements").

For financial clients: We will issue annual "compliance reports" summarizing how our non-performing asset disposal solutions align with PIPL and banking regulatory rules, helping clients meet their internal audit requirements.

3. Cash Flow Risk

Our intelligent computing center projects require significant upfront capital expenditure (CAPEX)—including hardware procurement (AI servers, edge computing nodes), software development, and facility construction—with a payback period of 3–5 years. If we rely solely on internal funds or short-term loans to finance these projects, we may face cash flow pressure (e.g., inability to cover operational expenses like R&D salaries or client service costs) during the investment phase, especially if project revenue is delayed (e.g., slower-than-expected adoption by local courts).

To address this risk, we have designed a multi-dimensional cash flow management strategy combining innovative financing models, phased investment, and revenue diversification:

BOT Model Optimization & Long-Term Revenue Assurance:

For intelligent computing center projects (e.g., the joint venture with municipal state-owned assets), we will adopt an improved "Build-Operate-Transfer (BOT)" model with 3 key safeguards:

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Phased Construction & Payment: We will split the project into 3 phases (pilot node construction → full-scale deployment → operation optimization) and negotiate with local government partners to receive 30% of the total project fee upon completion of each phase (vs. a single lump-sum payment at the end). For example, if a computing center project has a total investment of RMB 100 million, we will receive RMB 30 million after building 5 pilot edge nodes (Phase 1), RMB 30 million after completing 20 nodes (Phase 2), and RMB 40 million after 6 months of stable operation (Phase 3). This phased payment structure ensures steady cash inflow during the construction period.

Minimum Revenue Guarantee Clause: In joint venture agreements with municipal state-owned assets, we will include a "minimum revenue guarantee" clause—ensuring that the computing center generates at least RMB 8 million in annual revenue (covering 60% of our annual operational costs for the project) in the first 3 years of operation. If revenue falls below this threshold, the state-owned partner will compensate the difference (capped at RMB 5 million per year), reducing downside risk.

Transfer Term Flexibility: We will agree on a 5–7 year operation period (vs. a fixed 5 years) and include an option to extend the period by 2 years if the project's annual revenue exceeds RMB 15 million (120% of the minimum guarantee). This flexibility allows us to extend revenue streams if the project performs well.

Diversified Financing Channels:

We will reduce reliance on internal funds by leveraging 3 external financing channels:

Policy-Based Loans: We will apply for "digital transformation loans" from state-owned banks (e.g., Industrial and Commercial Bank of China) with preferential interest rates (1.5–2% lower than market rates) supported by the "Eastern Data and Western Computing" policy. These loans will cover 40% of the CAPEX for computing center projects, with a 5-year grace period for principal repayment.

Asset-Light Cooperation Models: For non-core computing infrastructure (e.g., server storage), we will adopt a "leasing + revenue sharing" model with third-party providers (e.g., Huawei Cloud). Instead of purchasing servers outright (costing RMB 20 million for a 100-server center), we will lease them for RMB 1.2 million per year and share 10% of the computing center's annual revenue with the provider—reducing upfront CAPEX by 60%.

Equity Financing for Key Projects: For large-scale computing center projects (investment > RMB 200 million), we will consider issuing preferred shares to strategic investors (e.g., local government-guided funds) with a 6% annual dividend and a 3-year redemption option. This approach raises capital without diluting existing shareholders' control (preferred shares have no voting rights) and aligns investors with long-term project success.

Cash Flow Forecasting & Contingency Planning:

We will implement a "monthly cash flow forecasting + quarterly stress testing" system:

Monthly Forecasting: The finance team will prepare a 12-month rolling cash flow forecast, tracking key metrics (e.g., CAPEX for computing projects, revenue from judicial digitalization services, loan repayments) and identifying potential shortfalls (e.g., "Q3 2025 may have a RMB 15 million cash gap due to delayed project payments").

Quarterly Stress Testing: The team will simulate 3 risk scenarios (mild: 10% revenue delay; moderate: 20% cost increase; severe: 30% project cancelation) to assess the company's cash flow resilience. For example, in a severe scenario, if 30% of computing center projects are canceled, the team will verify that the company has enough cash reserves (target: 6 months of operational expenses) to cover the gap, and adjust the financing plan (e.g., accelerate policy loan applications) if needed.

We believe that our proactive, multi-layered risk mitigation measures—tailored to the unique challenges of technology substitution, policy compliance, and cash flow—will effectively safeguard our business operations, maintain our competitive edge, and support sustainable growth. By combining real-time monitoring, agile adaptation, and strategic partnerships, we are well-positioned to navigate industry uncertainties and create long-term value for our shareholders, clients, and employees.

Competition

The IT and business management consulting and solution services industry is characterized by intensifying competition. We believe that several key factors contribute to this competitive landscape:

● Delivery Quality and Technological Development: The quality of IT software and services must keep abreast of technological progress. Global businesses are undergoing profound changes due to ongoing IT innovations. For example, in 2023 there were notable advances in emerging technologies such as generative AI, 5G, and low-code/no-code solutions. We must continue to keep current with these advances in order to remain at the forefront of technology and consistently enhance our capabilities.

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● Intense Talent Competition: Our success hinges on attracting and retaining highly skilled professionals with niche digital expertise. This talent pool is highly competitive, leading to intense competition for qualified personnel.

● Customer Service and Delivery Quality: Client satisfaction directly impacts our ability to retain customers and attract new business. Failure to meet or exceed expectations in service delivery can lead to customer churn and market share loss.

● Service Portfolio Breadth and Depth: Clients require a comprehensive suite of services, including software development, consulting expertise, and customized solutions tailored to their specific industry needs. An insufficient or limited service portfolio could hinder our ability to compete effectively.

Sales and Marketing

Our business development activities focus on cultivating relationships with existing clients and identifying new business opportunities. The sales team prioritizes maintaining strong client relationships and exploring collaboration possibilities with potential clients. Through our market insight, we actively pursue bidding opportunities from existing clients and the broader market, leveraging positive recommendations from our current client base. Our bid support team plays a critical role in preparing competitive proposals, while the client services department ensures seamless project delivery and client satisfaction upon a successful bid. Additionally, we have established a social media marketing team to enhance brand awareness and promote our services to a wider audience.

Research and Development

Due to the nature of our business, we prioritize research and development (R&D) initiatives in order to deliver services and products that effectively meet the evolving needs of our domestic and international client base. As of June 30, 2025, our R&D department consisted of 3 full-time professionals who also function as IT consultants to clients, and perform R&D services on our behalf as needed.

Our R&D efforts center on leveraging emerging tools and technologies, as opposed to traditional research and development activities, to streamline project delivery and enhance efficiency. For example, we adopted the emerging and popular low-code development platforms in designing our IT solution and IT products, which significantly reduce system development cycles and expedite application deployment. This approach has demonstrably improved development speed, minimized redundancy, and fostered agile iterations, leading to increased flexibility and tangible benefits for the company.

We actively embrace cloud computing and serverless architectures. These technologies enable our teams to deploy projects without managing server infrastructure, while automatically scaling to accommodate traffic fluctuations. This frees project teams to concentrate on core business logic development, further enhancing efficiency and adaptability. In the automotive industry, we leverage cloud computing and serverless architectures to efficiently manage and cleanse massive data sets from judgmental endpoints. Cloud resources automatically scale to handle data fluctuations, ensuring optimal resource utilization and delivering highly available, scalable solutions that facilitate seamless project progress.

We also utilize continuous integration and continuous deployment (CI/CD) tools to automate the building, testing, and deployment processes, guaranteeing rapid and high-quality software delivery. This approach has proven instrumental in performing projects requiring frequent iterations. By implementing CI/CD tools, we are able to rapidly respond to evolving business needs, improve delivery speed, and reduce overall project costs.

Our unwavering commitment to R&D has demonstrably expanded our technical expertise and broadened the scope of our service offerings. By prioritizing efficiency and quality through the adoption of innovative solutions, we have positioned ourselves as a leading provider of comprehensive solutions, earning the trust and recognition of our clients.

Intellectual Property

Our intellectual property rights are important to our business. We rely on a combination of trade secrets, confidentiality procedures and contractual provisions to protect our intellectual property. We also rely on and protect unpatented proprietary expertise, and other trade secrets to develop and maintain our competitive position. We enter into confidentiality agreements with most of our employees and consultants, and control access to and distribution of our documentation and other licensed information. Despite these precautions, it may be possible for a third party to copy or otherwise obtain and use our technology without authorization, or to develop similar technology independently. Since it is often difficult to enforce intellectual property rights in China. Policing unauthorized use of our technology is difficult and the steps we take may not prevent misappropriation or infringement of our proprietary technology. In addition, litigation may be necessary in the future to enforce our intellectual property rights, to protect our trade secrets or to determine the validity and scope of the proprietary rights of others, which could result in substantial costs and diversion of our resources and could have a material adverse effect on our business, results of operations and financial condition. We require our employees to enter into non-disclosure agreements to limit access to and distribution of our proprietary and confidential information. These agreements generally provide that any confidential or proprietary information developed by us or on our behalf must be kept confidential. These agreements also provide that any confidential or proprietary information disclosed to third parties in the course of our business must be kept confidential by such third parties.

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We currently own one registered trademark, which is a valuable asset that reinforces the brand and our consumers ' favorable perception of our products. The current registration of this trademark is effective for a limited period of time and may be renewed periodically, provided that we, as the registered owner, comply with all applicable renewal requirements, including, where necessary, the continued use of the trademark in connection with similar goods. In China, in the event of trademark infringement, the State Administration for Industry and Commerce has the authority to fine the infringer and to confiscate or destroy the infringing products.

Employees

As of September 30, 2025, we had 22 full-time employees, all based in China. The following table sets forth a breakdown of employees categorized by function as of September 30, 2025:

	Number of
	Employees	Percentage

IT professional	1	4.5%
Sales and Marketing	3	13.6%
Administrative	15	68.3%
Research and development	3	13.6%

Total	22	100%

We have developed various methods to ensure that our employees are adequately and correctly trained for the functions they perform and are aware of the legislation affecting our business. Our success depends on our ability to attract, retain, and motivate qualified employees. We endeavor to offer our employees competitive compensation packages and a positive, dynamic, and creative work environment. We believe that we maintain a good working relationship with our employees, and we have not experienced any material employment disputes or work stoppages.

We enter into standard employment contracts with our employees. We also enter into standard confidentiality agreements with all of our employees. None of our employees are represented by a labor union or collective bargaining agreements.

Facilities

Our headquarters are located in China. We lease an aggregate of approximately 1000 square meters for our principal office space in Shenzhen, China. We believe that our facilities are adequate for our current needs

Legal Proceedings

We are currently not a party to any material legal or administrative proceedings. We may from time to time be subject to various legal or administrative claims and proceedings arising from the ordinary course of business. Any litigation or other legal or administrative proceedings, regardless of the outcome, is likely to result in substantial costs and diversion of our resources, including our management's time and attention.

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REGULATION

Our Group is subject to the laws and regulations of China, where all of our Group Companies carry on their business and operations. This section sets forth a summary of the most significant rules and regulations that affect our business activities in China. They are not exhaustive and are only intended to provide some general information to prospective investors. They are neither designed nor intended to be a substitute for professional advice. We recommend that prospective investors should consult their own advisers regarding the implications of such laws and regulations on our Group.

OVERVIEW OF THE PRC LAWS AND REGULATIONS

This section sets forth a summary of the principal PRC laws and regulations that are applicable to our business operations in Mainland China.

Regulations Relating to Foreign Investment

The Market Entrance Rules for Foreign Investment

Market entrance for investment activities in Mainland China by foreign investors is mainly governed by the Guidance Catalog of Encouraged Industries for Foreign Investment (2022 Version), or the Catalog, which was promulgated by the Ministry of Commerce, or the MOFCOM, and the National Development and Reform Commission, or the NDRC, on July 29, 2022, and became effective on January 1, 2023, and the Special Administrative Measures (Negative List) for the Entrance of Foreign Investment (2021 Version), or the Negative List, which was promulgated by the MOFCOM and the NDRC on December 27, 2021 and became effective on January 1, 2022. The Catalog lists the encouraged industries for foreign investment, and the Negative List identifies the prohibited and restricted industries for foreign investment. If the investment falls within an "encouraged" category in the Catalog, such foreign investment can be conducted through the establishment of a wholly foreign-owned enterprise. If the investment falls within the "restricted" category on the Negative List, such foreign investment may be conducted through the establishment of a joint venture enterprise, with varying minimum shareholdings for the Mainland China party, depending on the particular industry. If the investment falls within a "prohibited" category on the Negative List, no foreign investment of any kind is allowed. Any investment that occurs within an industry not falling into any of the three categories mentioned above is classified as a permitted industry for foreign investment.

We do not believe that our activities fall within any restricted or prohibited category on the Negative List.

Foreign Investment Law

The Foreign Investment Reporting Measures establish an online reporting system for foreign investment, replacing the previous requirement of MOFCOM filing and/or approval procedures. Under these measures, for foreign investment conducted directly or indirectly within Mainland China, foreign investors or Foreign-Invested Enterprises (FIEs) must submit investment information regarding establishments, modifications, and dissolutions, as well as annual reports of the FIEs, through the online reporting system.

On December 19, 2020, the National Development and Reform Commission (NDRC) and the Ministry of Commerce (MOFCOM) promulgated the Measures for Security Review of Foreign Investment, which took effect on January 18, 2021. These measures stipulate that a security review must be conducted for foreign investments that affect or are likely to affect national security. Consequently, the Foreign Investment Security Review Mechanism was established to oversee the organization, coordination, and guidance of foreign investment security reviews. A working mechanism office, led by the NDRC and MOFCOM, will be set up to handle routine tasks related to the security review of foreign investment.

According to the Measures for Security Review of Foreign Investment, foreign investment activities that fall within specified scopes—such as important cultural products and services, critical information technologies and Internet products and services, key securities services, and other significant fields concerning national security—require a foreign investor or a relevant party in the PRC to proactively declare to the working mechanism office before making the investment, particularly when obtaining ultimate control over the invested enterprise.

The PRC Company Law

Pursuant to the PRC Company Law (2023 Revision), which was promulgated by the Standing Committee of the National People's Congress, or the SCNPC, on December 29, 2023 and will become effective on July 1, 2024, the establishment, operation and management of corporate entities in Mainland China are governed by the PRC Company Law. The PRC Company Law defines two types of companies: limited liability companies and companies limited by shares. Our PRC subsidiaries are limited liability companies. Unless otherwise stipulated in the relevant laws on foreign investment, FIEs are also required to comply with the provisions of the PRC Company Law.

Regulations Relating to Cybersecurity, Data Security and Privacy Protection

Regulations on Cyber Security

The Personal Information Protection Law delineates the role of the personal information processor in the handling of personal information. It also outlines the obligations pertinent to entrusted processing. When a personal information processor delegates the processing of personal information to another party, the following stipulations apply: 1) The personal information processor must reach an agreement with the agent on critical aspects such as the purpose, duration, method of entrusted processing, type of information, and protective measures, while also overseeing the agent's processing activities; 2) The agent is required to process personal information strictly within the agreed scope, ensure the security of the processed information, and assist the personal information processor in fulfilling their legal obligations.

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On September 28, 2023, the Cyberspace Administration of China (CAC) released the Provisions on Regulating and Promoting Cross-Border Data Flows (Draft for Comments) for public feedback. Subsequently, on March 22, 2024, the CAC issued the official version, titled the Provisions on Promoting and Regulating Cross-Border Data Flows (hereinafter referred to as the "Official Provisions"), which took effect immediately upon publication. The Official Provisions elucidate the applicable criteria for data processors involved in cross-border data transfers, encompassing security assessments, standard contracts for the outbound transfer of personal data, and personal information protection certifications.

We are bound by the privacy protection laws and regulations of the People's Republic of China, as detailed above, due to our potential access to certain data belonging to our customers and the end users of our customers. To ensure compliance with applicable laws, regulations, and prevailing industry practices, we have instituted stringent data protection policies governing the collection, use, storage, transmission, and dissemination of such information.

Regulations Relating to Intellectual Property

Copyrights

Copyrights in the PRC, including copyrighted computer software, are principally protected under the Copyright Law of the PRC and its implementation rules. The Copyright Law of the PRC was promulgated on January 17, 2021 and became effective on June 1, 2021 (the "Copyright Law"). Pursuant to the Copyright Law, the term of protection for copyrighted computer software shall be 50 years. Reproducing, distributing, performing, projecting, broadcasting or compiling a work or communicating the same to the public via an information network without permission from the owner of the copyright therein, unless otherwise provided in the Copyright Law of the PRC and related rules and regulations, shall constitute infringements of copyrights. The infringer shall, according to the circumstances of the case, undertake to cease the infringement, take remedial action, and offer an apology, pay damages, etc.

Trademarks

RC (2019 Revision) and its Implementation Rules (2014 Revision), collectively referred to as the Trademark Laws, stipulate that the right to exclusive use of a registered trademark is confined to those trademarks approved for registration and to the goods and/or services for which such use has been authorized. The validity period of a registered trademark spans ten years, commencing from the date of registration approval, and can be extended for an additional ten years, provided the requisite application procedures are completed within twelve (12) months prior to the expiration of the validity period. Should the registrant fail to apply for renewal in a timely manner, a grace period of six (6) additional months may be granted. However, if renewal is not sought before the grace period elapses, the registered trademark will be deregistered.

Under the Trademark Laws, the Trademark Office of the State Administration for Market Regulation, herein referred to as the Trademark Office, is tasked with the nationwide registration and administration of trademarks. The Trademark Office adheres to the "first-to-file" principle for trademark registration; if multiple applicants seek registration for identical or similar trademarks for the same or similar commodities, the application submitted first will receive preliminary approval and be publicly announced.

Furthermore, the Trademark Laws assert that the unauthorized use of a trademark identical to or similar to a registered trademark in connection with the same or similar goods and/or services constitutes an infringement of the exclusive right to use a registered trademark. SZTD holds one registered trademark in Mainland China.

Domain Names

Domain names in China are regulated by the Administrative Measures on the Internet Domain Names promulgated by the Ministry of Industry and Information Technology, or the MIIT, on August 24, 2017 and became effective on November 1, 2017. Pursuant to which, "domain name” shall refer to the character mark of hierarchical structure, which identifies and locates a computer on the internet and corresponds to the internet protocol (IP) address of that computer. Unless otherwise provided in relevant rules, the principle of "first-to-file" is applied to domain name registration service. Domain name registrations are handled through domain name service agencies established under the relevant regulations, and applicants become domain name holders upon successful registration.

Regulations Relating to Labor Protection

The Labor Laws

Pursuant to the Labor Law of the PRC (2018 Revision) promulgated and effective on December 29, 2018, companies must negotiate and execute employment contracts with their employees based on the principle of fairness. Companies must establish and strengthen an employment hygiene system, strictly implement the national labor safety and health rules and standards, deliver occupational health and safety education to employees, prevent work-related accidents, and reduce occupational hazards. In addition, employers and employees shall purchase social insurances and pay for social insurance fees in compliance with the applicable PRC laws.

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The Labor Contract Law of the PRC (2012 Revision), which was promulgated on December 28, 2012 and became effective on July 1, 2013, and the Implementation Regulations on Labor Contract Law, which was promulgated and became effective on September 18, 2008, collectively the Labor Contract Laws, serve as the primary law regulating the labor contract relationship between companies and their employees in respects such as the concluding, performing, alternation, dissolution and termination of a labor contract, requirements on probation period, payment of remuneration and economic compensation, labor dispatches as well as social security premiums. Pursuant to the Labor Contract Laws, an employment relationship is established between the employer and the employee from the day of employment, a written employment contract shall be executed. Moreover, employers shall pay wages that are no lower than the local minimum wage standards to their employees, and are prohibited from forcing their employees to work above certain time limit and shall pay employees for overtime work in accordance with national regulations.

The Social Insurance Law

Under the Social Insurance Law of the PRC (2018 Revision), which was promulgated and became effective on December 29, 2018, employers are required to pay basic pension insurance, unemployment insurance, basic medical insurance, employment injury insurance and maternity insurance for their employees at specified percentages of the salaries of the employees, up to a maximum amount specified by the local government regulations from time to time, and employees are required to pay basic pension insurance, unemployment insurance and basic medical insurance at specified percentages of their salaries. When an employer fails to pay social insurance premiums in full on a timely manner, the relevant social insurance collection agency shall order it to make up for any shortfall within a prescribed time limit, and may impose a late payment fee at the rate of 0.05% per day of the outstanding amount from the due date. If such employer still fails to make up for the shortfalls within the prescribed time limit, the relevant administrative authorities shall impose a fine of one to three times the outstanding amount upon such employer.

The Housing Provident Fund Regulation

In accordance with the Administrative Regulation on Housing Provident Fund (2019 Revision) which was promulgated and became effective on March 24, 2019, employers must register at the designated administrative centers and open bank accounts for depositing their employees' housing provident funds. Employer and employee are required to pay housing provident funds at an amount no less than 5% of the monthly average salary of the employee in the preceding year in full and on time. If an employer fails to conduct housing provident fund registration or open housing provident fund accounts for its employees, the relevant housing provident fund administrative center will order it to complete such registration and open accounts within a prescribed time limit, a fine up to RMB50,000 may be imposed if such employer fails to do so at the given time limit; if the employer fails to pay housing provident fund in part or in full, the relevant housing provident fund administrative center shall order it to pay the outstanding amount within a particular time frame, and if such employer fails to comply with such order, the relevant housing provident fund administrative center may apply for compulsory execution from a certain people's court.

Regulations Relating to Taxation

Enterprise Income Tax ("EIT")

Pursuant to the Enterprise Income Tax of the PRC which was promulgated by the SCNPC on March 16, 2007 and last amended on December 29, 2018, and the Regulations on the Implementation of Enterprise Income Tax Law of the PRC which was promulgated by the State Council on December 6, 2007 and last amended on April 23, 2019, collectively the EIT Laws, EIT shall be applicable at a uniform rate of 25% to both resident and non-resident enterprises. Resident enterprises are defined as enterprises that are established in Mainland China in accordance with PRC laws, or that are established in accordance with the laws of foreign countries but have a de facto management body in Mainland China. Non-resident enterprises are defined as enterprises that are established under the laws of foreign countries and have no de facto management body within Mainland China, but have established institutions or premises in Mainland China, or have no such institutions or premises but have income generated from Mainland China. EIT shall be payable by a resident enterprise for income sourced within or outside Mainland China. EIT shall be payable by a non-resident enterprise, for income sourced within Mainland China by its institutions or premises established in Mainland China, and for income sourced outside Mainland China for which the institutions or premises established in Mainland China have a de facto relationship. Where the non-resident enterprise has no institutions or premises established in Mainland China or has income bearing no de facto relationship with the institution or premises established in Mainland China, EIT shall be payable by the non-resident enterprise only for income sourced within Mainland China at the rate of 20%.

Pursuant to the Administrative Measures on the Accreditation of High and New Technology Enterprise ("HNTE"), which was promulgated on January 29, 2016 and became effective as of January 1, 2016, enterprises that have been accredited as high-new technology enterprises can enjoy a preferential income tax rate of 15% in accordance with relevant EIT Laws for a period of consecutive three (3) years, commencing from the year that such high-tech certificate has been obtained.

Value-Added Tax (" VAT")

Pursuant to the Interim Regulations on Value-added Tax of the PRC promulgated by the State Council on December 13, 1993 and were recently amended on November 19, 2017, and the Detailed Rules on the Implementation of Interim Regulation on Value-added Tax of the PRC promulgated by the Ministry of Finance, or the MOF, on December 25, 1993 and were recently amended on October 28, 2011, collectively the VAT Laws, all entities and

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individuals in Mainland China engaging in the sales of goods, provision of processing services, repairs and replacement services, sales services, intangible assets, real estate and the importation of goods are required to pay VAT at the rate of 17%, unless otherwise stated.

According to the Circular on Adjusting Value-added Tax Rates, which was promulgated by the MOF and the State Administration of Taxation, or the SAT, on April 4, 2018 and became effective on May 1, 2018, where a taxpayer engages in a taxable sales activity for the value-added tax purpose or importation of goods, the previous applicable 17% and 11% tax rates are lowered to 16% and 10%, respectively.

According to the Circular on Policies to Deepen Value-added Tax Reform, which was promulgated by the MOF, the SAT and the General Administration of Customs on March 20, 2019 and became effective on April 1, 2019, where a taxpayer engages in a taxable sales activity for the value-added tax purpose or importation of goods, the previous applicable 16% and 10% tax rates are lowered to 13% and 9%, respectively. As of the date of this prospectus, the VAT rate applicable to our sales of services and products is 6% and 13%.

Withholding Tax

Pursuant to the EIT Laws, except as otherwise provided by relevant tax treaties with the PRC government, dividends paid by foreign-invested enterprises to foreign investors which are non-resident enterprises and which have not established or operated premises in Mainland China, or which have established or operated premises but where their income has no de facto relationship with such establishment or operation of premises shall be subject to a withholding tax of 10%. Pursuant to the Notice of the State Administration of Taxation on Issuing the Agreement between the Government of the People’s Republic of China and the Government of the Republic of Singapore on the Avoidance of Double Taxation and Prevention of Fiscal Evasion with respect to Taxes on Incomes, where the beneficial owner holding at least 25% of the equity interest of the foreign invested enterprise, the tax rate may be reduced to 5% when distributing dividends, if the beneficial owner is a company (except for a partnership), and the tax rate may be reduced to 10% otherwise.

Moreover, according to the Circular on Issues Relating to "Beneficial Owner" in Tax Treaties, which was issued on February 3, 2018 by the SAT and took effect on April 1, 2018, a "beneficial owner" shall mean a person who has ownership and control over the income, and the rights and property from which the income is derived. When determining the applicant's status of being a “beneficial owner" regarding tax treatments in connection with dividends, interests or royalties in the tax treaties, a comprehensive analysis shall be taken into account with the actual conditions of the specific case. In general, the following factors are unfavorable for the determination of "beneficial owner" status of an applicant: (i) the applicant is obligated to pay 50% or more of the income, within 12 months from its receipt, to a resident of a third country (region), where the term "obligated" includes agreed obligations and de facto payment for which there is no agreed obligation; (ii) the business activities undertaken by the applicant do not constitute substantive business activities; (iii) the treaty counterparty country (region) does not levy, or exempts tax on the relevant income, or levies tax but with a very low actual tax rate; (iv) in addition to the loan contract based on which interest is derived and paid, there exist other loans or deposit contracts between the creditor and the third party, of which factors such as the amount, interest rate and date of execution are similar; and (v) in addition to the transfer contract for rights to use such as copyright, patent, technology, from which the royalties are derived and paid, there exist other transfer contracts for rights to use or ownership in relation to copyright, patent, technology between the applicant and a third party.

Pursuant to the Notice on the Relevant Issues Concerning the Implementation of Dividend Clauses in Tax Treaties promulgated by the SAT and became effective on February 20, 2009, all of the following conditions shall be satisfied before the concession tax rate in a tax treaty can be enjoyed: (1) the tax resident obtaining dividends shall be restricted to the company as provided in the tax treaty; (2) among all the ownership equity interests and voting shares of the Mainland China resident company, the proportion directly owned by the tax resident complies with the prescribed proportions under the tax treaty; and (3) the proportion of the equity interests of Mainland China resident company directly owned by such tax resident complies with, at all times within the twelve months before obtaining the dividends, the proportions specified in the tax treaty.

Pursuant to the Announcement on Issuing the Administrative Measures for Entitlement to Treaty Benefits for Non-resident Taxpayers promulgated by the SAT on October 14, 2019 and became effective on January 1, 2020, entitlement to treaty benefits for non-resident taxpayers shall be handled by means of "self-judgment of eligibility, declaration of entitlement, and retention of relevant materials for future reference" . Where non-resident taxpayers judge by themselves that they meet the conditions for entitlement to treaty benefits, they may obtain such entitlement themselves at the time of making tax declarations, or at the time of making withholding declarations via withholding agents. At the same time, they shall collect and retain relevant materials for future reference in accordance with the provisions of these Measures, and shall accept the follow-up administration by the relevant tax authorities. Relevant materials proving the status of "beneficial owner" shall be retained in the case of entitlement to treaty benefits relating to dividend, interest and royalty.

Regulations Relating to Foreign Exchange

The principal regulations governing foreign currency exchange in Mainland China are the Foreign Exchange Administration Regulations, promulgated by the State Council in 1996 and most recently amended in 2008. Under the PRC foreign exchange regulations, payments of current account items, such as profit distributions and trade and service-related foreign exchange transactions, can be made in foreign currencies without prior approval from State Administration of Foreign Exchange, or the SAFE, by complying with certain procedural

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requirements. By contrast, approval from or registration with appropriate governmental authorities is required where Renminbi is to be converted into foreign currency and remitted out of Mainland China to pay capital expenses such as the repayment of foreign currency-denominated loans.

In November 2012, SAFE promulgated the Circular of Further Improving and Adjusting Foreign Exchange Administration Policies on Foreign Direct Investment, or the SAFE Circular 59, and was most recently amended in 2015, which substantially amends and simplifies the current foreign exchange procedures. Pursuant to the SAFE Circular 59, the opening of various special purpose foreign exchange accounts, such as pre-establishment expenses accounts, foreign exchange capital accounts, and guarantee accounts, the reinvestment of Renminbi proceeds derived by foreign investors in Mainland China, and remittance of foreign exchange profits and dividends by a foreign-invested enterprise to its foreign shareholders no longer require the approval or verification of SAFE, and multiple capital accounts for the same entity may be opened in different provinces, which was not possible previously.

In February 2015, SAFE promulgated the Notice on Further Simplifying and Improving the Administration of the Foreign Exchange Concerning Direct Investment, or the SAFE Circular 13, pursuant to which, instead of applying for approval regarding foreign exchange registrations of foreign direct investment and overseas direct investment from SAFE, entities and individuals may apply for such foreign exchange registrations from qualified banks. The qualified banks, under the supervision of SAFE, may directly review the applications and conduct the registration.

In March 2015, SAFE issued the Circular of the State Administration of Foreign Exchange on Reforming the Administration of Foreign Exchange Settlement of Capital of Foreign-invested Enterprises, or the SAFE Circular 19, pursuant to which, a foreign-invested enterprise may, according to its actual business needs, settle with a bank the portion of the foreign exchange capital in its capital account for which the relevant foreign exchange administration has confirmed monetary capital contribution rights and interests (or for which the bank has registered the injection of the monetary capital contribution into the account). In addition, for the time being, foreign-invested enterprises are allowed to settle 100% of their foreign exchange capital on a discretionary basis. A foreign-invested enterprise shall truthfully use its capital for its own operational purposes within the scope of business. Where an ordinary foreign-invested enterprise makes domestic equity investment with the amount of foreign exchanges settled, the invested enterprise must first go through domestic re-investment registration and open a corresponding account for foreign exchange settlement pending payment with the foreign exchange administration or the bank at the place where it is registered.

In June 2016, SAFE promulgated Circular on Reforming and Regulating Policies on the Control over Foreign Exchange Settlement of Capital Accounts, or the SAFE Circular 16, pursuant to which, in addition to foreign currency capital, enterprises registered in Mainland China may also convert their foreign debts, as well as repatriated funds raised through overseas listing, from foreign currency to Renminbi on a discretionary basis. SAFE Circular 16 also reiterates that the use of capital so converted shall follow "the principle of authenticity and self-use" within the business scope of the enterprise. According to SAFE Circular 16, the Renminbi funds so converted shall not be used for the purposes of, whether directly or indirectly, (i) paying expenditures beyond the business scope of the enterprises or prohibited by laws and regulations; (ii) making securities investment or other investments (except for banks ' principal-secured products); (iii) granting loans to non-affiliated enterprises, except as expressly permitted in the business license; and (iv) purchasing non-self-used real estate (except for the foreign-invested real estate enterprises).

In January 2017, SAFE promulgated the Circular on Further Improving Reform of Foreign Exchange Administration and Optimizing Genuineness and Compliance Verification, or the SAFE Circular 3, which stipulates several capital control measures with respect to the outbound remittance of profit from domestic entities to offshore entities, including (i) under the principle of genuine transaction, banks shall check board resolutions regarding profit distribution, the original version of tax filing records, and audited financial statements; and (ii) domestic entities shall hold income to account for previous years' losses before remitting the profits. Further, pursuant to the SAFE Circular 3, domestic entities shall make detailed explanations of the sources of capital and utilization arrangements, and provide board resolutions, contracts and other proof when completing the registration procedures in connection with an outbound investment.

On April 10, 2020, SAFE issued the Notice on Optimizing Foreign Exchange Administration to Support the Development of Foreign-related Business, or the SAFE Circular 8, it provides that under the condition that the use of the funds is genuine and compliant with current administrative provisions on use of income relating to capital account, enterprises are allowed to use income under capital account such as capital funds, foreign debts and overseas listings for domestic payment, without submission to the bank prior to each transaction of materials evidencing the veracity of such payment.

Regulations Relating to Dividend Distribution

The principal laws and regulations regulating dividend distributions by FIEs in Mainland China include the Company Law of the PRC, the Foreign Investment Law and its Implementation Rules, pursuant to which, wholly foreign-owned enterprises in Mainland China may pay dividends only out of their accumulated profits, if any, as determined in accordance with relevant PRC accounting standards and regulations, and shall not distribute any profits until any losses from prior fiscal years have been offset. Additionally, these FIEs may not pay dividends unless they set aside at least 10% of their respective accumulated profits after tax each year, if any, to fund certain reserve funds, until the cumulative amount of such fund reaches 50% of the enterprise's registered capital, these reserves are not distributable as cash dividends. FIEs also may allocate a portion of their after-tax profits based on relevant PRC accounting standards to fund their employee welfare and bonus at their discretion.

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Regulations Related to Foreign Exchange Registration of Offshore Investment by Mainland China Residents

In July 2014, SAFE issued the Circular of the State Administration of Foreign Exchange on Issues concerning Foreign Exchange Administration over the Overseas Investment and Financing and Round-trip Investment by Domestic Residents via Special Purpose judgements, or the SAFE Circular 37. The SAFE Circular 37 regulates foreign exchange matters in relation to the use of offshore special purpose judgmentals, or "SPVs", by Mainland China residents or entities to seek offshore investment and financing or conduct round trip investment in Mainland China. Under SAFE Circular 37, an SPV refers to an offshore entity established or controlled, directly or indirectly, by Mainland China residents or entities for the purpose of seeking offshore financing or making offshore investment, using legitimate domestic or offshore assets or interests, while "round trip investment" refers to the direct investment in Mainland China by Mainland China residents or entities through SPVs, namely, establishing foreign-invested enterprises to obtain the ownership, control rights and management rights. The Circular 37 requires that, before making a contribution into an SPV, Mainland China residents or entities are required to complete foreign exchange registration with the SAFE or its local branch.

In February 2015, SAFE promulgated the SAFE Circular 13. SAFE Circular 13 has amended SAFE Circular 37 by requiring Mainland China residents or entities to register with qualified banks instead of the SAFE or its local branch in connection with their establishment of an SPV.

In addition, pursuant to the SAFE Circular 37, an amendment to registration or subsequent filing with qualified banks by such Mainland China resident is also required if there is a material change with respect to the capital of the offshore company, such as any change of basic information (including change of such Mainland China residents, change of name and operation term of the SPV), increases or decreases in investment amount, transfers or exchanges of shares, or mergers or divisions. Failure to comply with the registration requirements as set forth in both the SAFE Circular 37 and the SAFE Circular 13, misrepresent on or failure to disclose controllers of foreign-invested enterprises that are established by round-trip investment may result in bans on the foreign exchange activities of the relevant onshore company, including the payment of dividends and other distributions to its offshore parent company or affiliates, and may also subject relevant Mainland China residents to penalties under the Foreign Exchange Administration Regulations of the PRC.

As of the date of this prospectus, Shangzhi Tong Holding Co.,Ltd. is a wholly-owned subsidiary of SZTD Incorporation is not subject to foreign exchange registration under the SAFE Circular 37 or the SAFE Circular 13, and, has completed its overseas direct investment procedures according to the applicable laws of the PRC. However, we may not be informed of the identities of all the Mainland China residents holding direct or indirect interest in our company, and we have no control over any of our future beneficial owners. Thus, we cannot provide any assurance that our current or future Mainland China resident beneficial owners will comply with our request to make or obtain any applicable registrations or continuously comply with all registration procedures set forth in these SAFE rules. See "Risk Factor — Risks relating to doing business in China — PRC laws and regulations relating to offshore investment activities by Mainland China residents may subject our Mainland China resident beneficial owners or our PRC subsidiaries to liability or penalties, limit our ability to inject capital into our PRC subsidiaries, limit our PRC subsidiaries' ability to increase its registered capital or distribute profits to us."

Regulations Relating to M&A and Overseas Listing

On August 8, 2006, six PRC governmental and regulatory agencies, including the MOFCOM and the China Securities Regulatory Commission, or the CSRC, promulgated the Rules on Acquisition of Domestic Enterprises by Foreign Investors, or the M&A Rules, governing the mergers and acquisitions of domestic enterprises by foreign investors that became effective on September 8, 2006, and was amended on June 22, 2009. The M&A Rules, among other things, requires that offshore SPVs that are controlled by Mainland China companies or individuals and that have been formed for overseas listing purposes through acquisitions of Mainland China domestic interests held by such companies or individuals, shall obtain the approval of the CSRC prior to publicly listing their securities on an overseas stock exchange.

Our PRC counsel, Our counsel, has advised us that, based on its understanding of current PRC laws, rules and regulations, and the M&A Rules, the CSRC approval is not required in the context of this offering given that: (i) SZTD Shenzhen was controlled by a foreign-invested enterprise at the time of its acquisition, and (ii) no explicit provision in the M&A Rules classifies the respective share structure like ours falling within the M&A Rules. Notwithstanding the above opinion, our PRC counsel, Our counsel, has further advised us that uncertainties exist as to how the M&A Rules will be interpreted and implemented and its opinions summarized above are subject to any new laws, rules, and regulations or detailed implementations and interpretations in any form relating to the M&A Rules. If the CSRC or other PRC regulatory agencies subsequently determine that prior CSRC approvals are required regarding this offering, we may face regulatory actions or other sanctions from the CSRC or other PRC regulatory agencies.

On February 17, 2023, the CSRC promulgated the Trial Measures and five (5) supporting guidelines, which came into effect on March 31, 2023. Pursuant to the Trial Measures, a PRC domestic company that seeks to offer or list securities overseas, both by direct and indirect means, shall submit the filing materials with the CSRC as required by the Trial Measures within three (3) business days following its submission of an application with overseas securities regulatory authorities for its initial public offering or listing. If the PRC domestic company fails to complete required filing procedures, conceals any material fact or falsifies any major content in its filing materials, such PRC domestic company may be subject to administrative penalties, such as an order to rectify, warnings, fines, and its controlling shareholders, actual controllers, the person directly in charge and other directly liable persons may also be subject to administrative penalties, such as warnings and fines.

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The Trial Measures outline the circumstances where PRC domestic companies are prohibited from offering and listing securities overseas, if such overseas offering and listing made by domestic companies (i) are explicitly prohibited by laws; (ii) may endanger national security as determined by relevant competent departments under the State Council; (iii) involve criminal offenses that disrupt the PRC economy, such as corruption, bribery, embezzlement, or misappropriation of property by such domestic company, the controlling shareholder, and/or actual controller in the recent three years; (iv) involve such domestic company in investigations for suspicion of criminal offenses or major violations of laws and regulations; or (v) involve material ownership disputes over the shares held by the controlling shareholder or by other shareholders that are controlled by the controlling shareholder and/or actual controller. We believe that our application for our offering and listing on Nasdaq does not fall under the aforementioned circumstances that prohibit such overseas listing under the Trial Measures.

On February 24, 2023, the CSRC, together with the Ministry of Finance, the National Administration of State Secrets Protection and National Archives Administration of China, revised the Provisions on Strengthening Confidentiality and Archives Administration for Overseas Securities Offering and Listing, which were issued by the CSRC and National Administration of State Secrets Protection and National Archives Administration of China in 2009, or the Provisions. The revised Provisions were issued under the title the "Provisions on Strengthening Confidentiality and Archives Administration of Overseas Securities Offering and Listing by Domestic Companies," and came into effect on March 31, 2023, together with the Trial Measures. One of the major revisions to the revised Provisions is expanding their application to cover indirect overseas offering and listing, as is consistent with the Trial Measures. The revised Provisions require that, among other things, (a) a PRC domestic company that plans to, either directly or indirectly through its overseas listed entity, publicly disclose or provide to relevant individuals or entities, including securities companies, securities service providers, and overseas regulators, any documents and materials that contain state secrets or working secrets of government agencies, shall first obtain approval from competent authorities according to law, and file with the secrecy administrative department at the same level; and (b) a PRC domestic company that plans to, either directly or indirectly through its overseas listed entity, publicly disclose or provide to relevant individuals and entities, including securities companies, securities service providers, and overseas regulators, any other documents and materials that, if leaked, will be detrimental to national security or public interest, shall strictly fulfill relevant procedures stipulated by applicable national regulations. Any failure or perceived failure by our Company and our subsidiaries to comply with the above confidentiality and archives administration requirements under the revised Provisions and other PRC laws and regulations may result in the relevant entities being held legally liable by competent authorities, and referred to the judicial organ to be investigated for criminal liability if suspected of committing a crime.

Any new laws and regulations issued by the PRC authorities may subject us to additional compliance requirements. We cannot assure you that we will be able to comply with all the new regulatory requirements under the Trial Measures, the revised Provisions, or any future implementing rules on a timely basis, or at all. Any failure by us to fully comply with the new regulatory requirements may significantly limit or completely hinder our ability to offer or continue to offer our Ordinary Shares, cause significant disruption to our business operations, and severely damage our reputation, which would materially and adversely affect our financial condition and results of operations and cause our Ordinary Shares to significantly decline in value or become worthless. See "Risk Factor — Risks relating to doing business in China — The New Overseas Listing Rules and other relevant rules promulgated by the CSRC may subject us to additional compliance requirements in the future."

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 MANAGEMENT

Directors and Executive Officers

The following table provides information regarding our directors, executive officers and key personnel.

Name	Age	Position/Title
Tianhong, Ma		Chief Executive Officer
Jitang, Dai		Chief Financial Officer

As a BVI company, we are a foreign private issuer and are permitted to follow the home country practice with respect to certain corporate governance matters rather than comply with Nasdaq corporate governance standards. BVI law does not require a majority of a publicly traded company's board of directors to be composed of independent directors. However, to enhance our corporate governance, we elect to follow Nasdaq corporate governance standards in having a majority of our board composed of independent directors.

Committees of the Board

Upon the effectiveness of this offering, we intend to establish an audit committee, a compensation committee and a nominations committee under the Board. We intend to adopt a charter for each of the three committees prior to the completion of this offering. Each committee's members and functions are described below.

● reviewing the total compensation package for our employees and recommending any proposed changes to our management;

● reviewing and recommending to the Board with respect to the compensation of our directors;

● reviewing annually and administering all long-term incentive compensation or equity plans, programs or similar arrangements, annual bonuses, employee pension and welfare benefit plans; and

● selecting and receiving advice from compensation consultants, legal counsel or other advisors after taking into consideration all factors relevant to that person's independence from management

Terms of Directors and Executive Officers

Our officers are elected by and serve at the discretion of the board of directors. Our directors are not subject to a term of office and hold office until their resignation, death or incapacity, or until their respective successors have been elected and qualified or until their office is otherwise vacated in accordance with our Articles, as may be amended from time to time.

A director will also be removed from office automatically if, among other things, the director (i) becomes bankrupt or makes any arrangement or composition with his creditors, (ii) dies or is found to be or becomes of unsound mind, (iii) resigns his office by notice in writing, (iv) without special leave of absence from our board, is absent from meetings of our board for a continuous period of six months, or (v) is removed from office pursuant to any other provisions of our Memorandum and Articles of association.

General Manager of SZTD Shenzhen. This agreement may only be terminated pursuant to specific provisions under the agreement and Mr. Yuan is not entitled to any severance pay upon termination of his employment with SZTD Shenzhen.

Director Agreements

On April 1, 2024, we entered into an agreement with each of Tianhong, Ma, pursuant to which each of them agreed to serve as a director of SZTD Global. The term of each of the agreements will start upon the effective date of this offering and will continue until such director's removal or resignation.

Corporate Governance Practice

We are a "foreign private issuer" as defined under the applicable U.S. federal securities laws. The Nasdaq corporate governance requirements include certain accommodations that allow foreign private issuers to follow "home country" corporate governance practices in lieu of the Nasdaq requirements. The application of such exemptions requires that we disclose each Nasdaq corporate governance rule that we do not follow and describe the BVI corporate governance practices we do follow. We may choose to follow our home country practice in the future and avail ourselves of certain foreign private issuer exemptions with respect to corporate governance matters.

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Code of Conduct and Code of Ethics

We have adopted a written code of business conduct and ethics that applies to our directors, officers and employees, including our chief executive officer, chief financial officer, principal accounting officer or controller or persons performing similar functions. We intend to disclose any amendments to the code of ethics, and any waivers of the code of ethics or the code of conduct for our directors, executive officers and senior finance executives, on our website to the extent required by applicable U.S. federal securities laws and the corporate governance rules of the Nasdaq.

Compensation of Directors and Executive Officers

Other than as disclosed above, none of our directors has entered into a service agreement with our Company or any of our subsidiaries that provides for benefits upon termination of employment.

Limitation on Liability and Other Indemnification Matters

BVI law allows us to indemnify our directors, officers and auditors acting in relation to any of our affairs against actions, costs, charges, losses, damages and expenses incurred by reason of any act done or omitted in the execution of their duties as our directors, officers and auditors.

Under our Memorandum and Articles of Association to be adopted immediately prior to the closing of this offering, we may indemnify our existing or former directors and officers to, among other persons, from and against all actions, proceedings, costs, charges, expenses, losses, damages and liabilities which they or any of them may incur or sustain by reason of any act done, concurred in or omitted in or about the execution of their duty or supposed duty in their respective offices or trusts, except such (if any) as they shall incur or sustain through their own dishonesty

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 PRINCIPAL SHAREHOLDERS

The following table sets forth information concerning the beneficial ownership of our Ordinary Shares as of the date of this prospectus by:

● each of our directors, director appointees and executive officers;

● each person known to us to beneficially own more than 5% of our Ordinary Shares; and

● all of our directors and executive officers as a group.

The calculations in the table below are based on [*] Ordinary Shares issued and outstanding immediately after the completion of this offering, assuming the underwriter does not exercise their over-allotment option.

We have determined beneficial ownership in accordance with the rules of the SEC. Under such rules, beneficial ownership includes any shares over which the individual has sole or shared voting power or investment power as well as any shares that the individual has the right to subscribe for within 60 days of [*] through the exercise of any warrants or other rights. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the table below have sole voting and investment power or the power to receive the economic benefit with respect to all common shares that they beneficially own, subject to applicable community property laws. None of the stockholders listed in the table are a broker-dealer or an affiliate of a broker-dealer. None of the stockholders listed in the table are located in the United States and none of the Ordinary Shares held by them are located in the United States. Applicable percentage ownership is based on [*] Ordinary Shares outstanding as of [*].

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DESCRIPTION OF SHARE CAPITAL

We are a BVI exempted company incorporated with limited liability and our affairs are governed by our memorandum and articles of association, as amended from time to time, the Companies Act (Revised) of the BVI, which we refer to as the Companies Act below, and the common law of the BVI.

Our Post-Offering Memorandum and Articles of Association

The meeting shall be held at such time and place as determined by our Board. All general meetings, excluding annual general meetings, shall be designated as extraordinary general meetings. The Directors may convene general meetings at their discretion. Additionally, general meetings shall be convened upon the written requisition of one or more shareholders entitled to attend and vote at our general meetings, provided they collectively hold at least ten percent of the voting rights at such meeting. This requisition must adhere to the notice provisions outlined in the articles, clearly state the purpose of the meeting, and be signed by each requisitioning shareholder. If the Directors fail to convene the requested meeting within 21 clear days from the date of receiving the written requisition, the requesting shareholders, or any of them, may proceed to convene the general meeting themselves within three months following the expiration of the 21-day period.

At least 7 clear days' notice must be provided to shareholders with over 1% of all ordinary shares entitled to attend and vote at any general meeting. This notice shall specify the venue, date, and time of the meeting, as well as the general nature of the business to be discussed. Furthermore, if a special resolution is proposed, the text of that resolution must be communicated to shareholders who hold over 1% shares. Notice of every general meeting shall also be extended to the Directors and our auditors.

Subject to the provisions of the Companies Act and with the consent of shareholders who, individually or collectively, hold at least 90 percent of the voting rights of all eligible voters at a general meeting, a general meeting may be convened on shorter notice.

In the event of an equality of votes, whether on a show of hands or on a poll, the chairman of the meeting at which the show of hands takes place or at which the poll is demanded, shall not be entitled to a second or casting vote.

Interested Directors. A director may vote on a contract or transaction in which he or she is interested, provided that the nature of the interest is disclosed by him or her at or prior to its consideration and any vote on that matter.

A director who is in any way, whether directly or indirectly, interested in a contract, transaction, or proposed contract or transaction with our Company must declare the nature of his interest at a meeting of the directors. A general notice given to the directors by any director, stating that he is a member of a specified company or firm and is to be regarded as interested in any contract or transaction that may subsequently be made with that company or firm, shall be deemed a sufficient declaration of interest regarding any such contract or transaction. Subject to the applicable listing rule requirements and disqualification by the chairman of the relevant board meeting, a director may vote on any contract, transaction, or proposed contract or transaction, notwithstanding his interest therein, provided he discloses to his fellow directors the nature and extent of any material interests. If he does so, his vote shall be counted, and he may be included in the quorum at any meeting of the directors where such contract or transaction, or proposed contract or transaction, is considered.

Dividends in any year shall be determined by our Board.

Liquidation. In the event of our winding up, the shareholders may, subject to the articles and any other sanction required by the Companies Act, pass a special resolution authorizing the liquidator to undertake either or both of the following actions: (i) distribute in specie among the shareholders the whole or any part of our assets, and for this purpose, value any assets and determine the manner of distribution among the shareholders or different classes of shareholders; and (ii) vest the whole or any part of the assets in trustees for the benefit of the shareholders and those liable to contribute to the winding up. The directors are authorized to present a petition for our winding up to the Grand Court of the BVI on our behalf without the need for a resolution passed at a general meeting.

Calls on Shares and Forfeiture of Shares. Subject to the terms of allotment, the directors may make calls on the shareholders for any unpaid monies on their shares, including any premium. Each shareholder shall, upon receiving at least 14 clear days' notice specifying the time and place for payment, pay the amount called on his shares. Shareholders registered as joint holders of a share shall be jointly and severally liable for all calls in respect of that share. If a call remains unpaid after it becomes due and payable, the person liable shall pay interest on the unpaid amount from the due date until payment is made, at the rate specified in the terms of allotment or the notice of the call, or at the rate of ten percent per annum if no rate is fixed. The directors may waive the payment of interest in whole or in part.

Company. We are an exempted company with limited liability under the Companies Act. The Companies Act differentiates between ordinary resident companies and exempted companies. Any company registered in the BVI but primarily conducting business outside of the BVI may apply to be registered as an exempted company. The requirements for an exempted company are largely similar to those for an ordinary company, with the following exceptions:

● An exempted company is prohibited from trading in the BVI with any person, firm, or corporation, except in furtherance of its business conducted outside the BVI (for this purpose, it can execute and conclude contracts in the BVI and exercise all necessary powers in the BVI for conducting its business outside the BVI).

● An exempted company is not required to make its register of members open to inspection by its shareholders.

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● An exempted company is not obligated to hold an annual general meeting.

● An exempted company may obtain an undertaking against the imposition of any future taxation (such undertakings are typically granted for an initial period of 20 years).

● An exempted company may register by way of continuation in another jurisdiction and be deregistered in the BVI.

● An exempted company may register as an exempted limited duration company.

● An exempted company may register as a segregated portfolio company.

"Limited liability" signifies that the liability of each shareholder is confined to the amount unpaid on their shares in the company (except in exceptional circumstances, such as cases involving fraud, the establishment of an agency relationship, or an illegal or improper purpose, or other situations where a court may be willing to pierce or lift the corporate veil).

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SHARES ELIGIBLE FOR FUTURE SALE

Upon completion of this offering, we will have [*] Ordinary Shares outstanding assuming the underwriter does not exercise its over-allotment option. All of the Ordinary Shares sold in this offering will be freely transferable by persons other than by our "affiliates" without restriction or further registration under the Securities Act. Sales of substantial amounts of the Ordinary Shares in the public market could adversely affect prevailing market prices of the Ordinary Shares. Prior to this offering, there has been no public market for our Ordinary Shares. We have applied to list the Ordinary Shares on the Nasdaq Capital Market, but we cannot assure you that a regular trading market will develop in the Ordinary Shares.

Lock-up Agreements

The Company, on behalf of itself and any successor entity, has agreed that, without the prior written consent of the representative, it will not, for a period of 180 days after the date of this prospectus, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any notion or contract to sell, grant any option, right or warrant to purchase, lead, or otherwise transfer or dispose of directly or indirectly, any capital shares of the Company or any securities convertible into or exercisable or exchangeable for capital shares of the Company; (ii) file or caused to be filed any registration statement with the SEC relating to the offering of any capital shares of the Company or any securities convertible into or exercisable or exchangeable for capital shares of the company; (iii) complete any offering of debt securities of the Company, other than entering into a line of credit with a traditional bank or (iv) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of capital shares of the Company, whether any such transaction described in clause (i), (ii), (iii) or (iv) above is to be settled by delivery of shares of capital shares of the Company or such other securities, in such or otherwise.

Our directors, executive officers and 5% shareholders have agreed, subject to limited exceptions, not to offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any capital stock of the Company or any securities convertible into or exercisable or exchangeable for capital shares of the Company, that transfers, in whole or in part, any of the economic consequences of ownership of our Ordinary Shares or such other securities for a period of 180 days after the date of this prospectus, without the prior written consent of the representative. The exceptions apply to transfers in connection with (a) transactions relating to our Ordinary Shares acquired in open market transactions after the completion of this offering; (b) transfers of our securities as a bona fide gift, by will or intestacy or to a family member or trust for the benefit of the undersigned;

(c) transfers of our Ordinary Shares to a charity or educational institution; (d) in the event of a corporation, partnership, limited liability company or other business entity, (i) any transfers of capital shares of the Company to another corporation, partnership or other business entity that controls, is controlled by or is under common control therewith or (ii) distributions of Ordinary Shares to members, partners, stockholders, subsidiaries or affiliates (as defined in Rule 405 promulgated under the Securities Act of 1933, as amended) thereof; (e) in the event of a trust, to a trustee or beneficiary of the trust; (f) the receipt from the Company of Ordinary Shares upon the vesting of restricted stock awards or stock units or upon the exercise of options to purchase the Company's shares issued under an equity incentive plan of the Company or an employment arrangement; (g) the transfer of Ordinary Shares pursuant to agreements described in this Prospectus under which the Company has The option to repurchase such securities or a right of first refusal with respect to the transfer of such securities; (h) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of Ordinary Shares; (i) the transfer of Ordinary Shares that occurs by operation of law, such as pursuant to a qualified domestic order or in connection with a divorce settlement and (j) the transfer of Ordinary Shares pursuant to a bona fide third party tender offer, merger, consolidation or other similar transaction made to all holders of the Ordinary Shares involving a change of control of the Company after the closing of this offering and approved by the Company's board of directors. See "Underwriting."

Other than this offering, we are not aware of any plans by any significant shareholders to dispose of significant numbers of the Ordinary Shares. However, one or more existing shareholders or owners of securities convertible or exchangeable into or exercisable for the Ordinary Shares may dispose of significant numbers of the Ordinary Shares in the future. We cannot predict what effect, if any, future sales of the Ordinary Shares, or the availability of Ordinary Shares for future sale, will have on the trading price of the Ordinary Shares from time to time. Sales of substantial amounts of the Ordinary Shares in the public market, or the perception that these sales could occur, could adversely affect the trading price of the Ordinary Shares.

Rule 5110(g)(2). The exercise price and number of shares issuable upon exercise of the warrants may be adjusted in certain circumstances, including in the event of a stock dividend, subdivisions, combinations, reclassification, merger or consolidation.

Rule 144

All of our Ordinary Shares that will be issued and outstanding upon the completion of this offering, other than those Ordinary Shares sold in this offering, are "restricted securities" as that term is defined in Rule 144 under the Securities Act and may be sold publicly in the United States only if they are subject to an effective registration statement under the Securities Act or pursuant to an exemption from the registration requirement such as those provided by Rule 144 promulgated under the Securities Act. In general, beginning 90 days after the date of this prospectus, a person (or persons whose shares are aggregated) who at the time of a sale is not, and has not been during the three months preceding the sale, an affiliate of ours and has beneficially owned our restricted securities for at least six months will be entitled to sell the restricted securities without registration under the Securities Act, subject only to the availability of current public information about us, and will be entitled to sell restricted securities beneficially owned for at least one year without restriction. Persons who are our affiliates and have beneficially owned our restricted securities for at least six months may sell a number of restricted securities within any three-month period that does not exceed the greater of the following:

● 1% of the then issued and outstanding Ordinary Shares of the same class which immediately after the completion of this offering will equal Ordinary Shares, assuming the underwriter does not exercise its over-allotment option; or

● the average weekly trading volume of our Ordinary Shares of the same class during the four calendar weeks preceding the date on which notice of the sale is filed with the SEC.

Sales by our affiliates under Rule 144 are also subject to certain requirements relating to manner of sale, notice and the availability of current public information about us.

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TAXATION

The following summary of the material BVI, China and U.S. federal income tax consequences of an investment in the Ordinary Shares is based upon laws and relevant interpretations thereof in effect as of the date of this registration statement, all of which are subject to change. This summary does not deal with all possible tax consequences relating to an investment in the Ordinary Shares, such as the tax consequences under U.S. state and local tax laws or under the tax laws of jurisdictions other than the BVI, China and the United States. To the extent that the discussion relates to matters of BVI tax law, it represents the opinion of our BVI counsel.

BVI Taxation

The Cayman Islands currently levies no taxes on individuals or corporations based upon profits, income, gains or appreciation and there is no taxation in the nature of inheritance tax or estate duty. There are no other taxes likely to be material to us levied by the government of the BVI except for stamp duties which may be applicable on instruments executed in, or, after execution, brought within the jurisdiction of the BVI. The BVI is a party to a double tax treaty entered with the United Kingdom in 2010 but is otherwise not party to any double tax treaties that are applicable to any payments made to or by our company.

Our Company will obtain an undertaking from the Financial Secretary pursuant to Section 6 of the Tax Concessions Act (Revised) of the BVI: (a) that no law which is enacted in the BVI imposing any tax to be levied on profits, income, gains or appreciations shall apply to our Company or its operations; and (b) that the aforesaid tax or any tax in the nature of estate duty or inheritance tax shall not be payable on or in respect of the shares, debentures or other obligations of our Company or by way of withholding in whole or in part of any relevant payment as defined in section 6(3) of the Tax Concessions Act (Revised) of the BVI. As of the date of this prospectus, the Company has not yet obtained the undertaking.

Payments of dividends and capital in respect of our Ordinary Shares will not be subject to taxation in the BVI and no withholding will be required on the payment of a dividend or capital to any holder of our Ordinary Shares, nor will gains derived from the disposal of our Ordinary Shares be subject to BVI income or corporation tax.

The BVI enacted the International Tax Co-operation (Economic Substance) Act (Revised) together with the Guidance Notes published by the BVI Tax Information Authority from time to time. The Company is required to comply with the economic substance requirements from July 1, 2019 and make an annual report in the BVI as to whether or not it is carrying on any relevant activities and if it is, it must satisfy an economic substance test.

Hong Kong Taxation

The Inland Revenue Ordinance (Chapter 112 of the Laws of Hong Kong) ("IRO") is an ordinance that regulates taxes on property, earnings and profits in Hong Kong. The IRO provides, among others, that persons, which include corporations, partnerships, trustees and bodies of persons, carrying on any trade, profession or business in Hong Kong are liable for tax on all profits (excluding profits arising from the sale of capital assets) arising in or derived from Hong Kong from such trade, profession or business. As at the Latest Practicable Date, the standard profits tax rate for corporations is 8.25% on assessable profits up to HK$2,000,000 and 16.5% on any part of assessable profits over HK$2,000,000. The IRO also contains provisions relating to, among others, permissible deductions for outgoings and expenses, set-offs for losses and allowances for depreciations.

PRC Laws and Regulations on Taxation

Enterprise Income Tax and Withholding Tax

In March 2007, the National People's Congress of China enacted the EIT Law, which became effective on January 1, 2008 (as amended in December 2018). The EIT Law provides that enterprises organized under the laws of jurisdictions outside Mainland China with their "de facto management bodies" located within Mainland China may be considered as Mainland China resident enterprises and therefore subject to EIT at the rate of 25% on their worldwide income. The Implementing Rules of the EIT Law further defines the term "de facto management body" as the management body that exercises substantial and overall management and control over the business, personnel, accounts and properties of an enterprise.

In April 2009, the SAT issued the Notice Regarding the Determination of Chinese-Controlled Overseas Incorporated Enterprises as PRC Tax Resident Enterprises on the Basis of De Facto Management Bodies, known as Circular 82, which provides certain specific criteria for determining whether the “de facto management body” of a PRC-controlled enterprise that is incorporated offshore is deemed to be located in Mainland China. Although Circular 82 only applies to offshore enterprises controlled by Mainland China enterprises or Mainland China enterprise groups, not offshore enterprises controlled by Mainland China individuals or foreigners, the criteria set forth in the circular may reflect the SAT's general position on how the "de facto management body" test should be applied in determining the tax resident status of all offshore enterprises.

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According to SAT Notice 82, a Chinese-controlled offshore incorporated enterprise will be regarded as a Mainland China tax resident by virtue of having a "de facto management body" in Mainland China and will be subject to PRC enterprise income tax on its worldwide income only if all of the following criteria are met: (i) the places where senior management and senior management departments that are responsible for daily production, operation and management of the enterprise perform their duties are mainly located within the territory of Mainland China; (ii) financial decisions (such as money borrowing, lending, financing and financial risk management) and personnel decisions (such as appointment, dismissal and salary and wages) are decided or need to be decided by organizations or persons located within the territory of Mainland China; (iii) main property, accounting books, corporate seal, the board of directors and files of the minutes of shareholders ' meetings of The enterprise is located or preserved within the territory of Mainland China; and (iv) one half (or more) of the directors or senior management staff having the right to vote habitually reside within the territory of Mainland China.

The Administrative Measures for Enterprise Income Tax of Chinese-Controlled Overseas Incorporated Resident Enterprises (Trial Version), or Bulletin 45, further clarifies certain issues related to the determination of tax resident status. Bulletin 45 also specifies that when provided with a resident Chinese-controlled, offshore-incorporated enterprise's copy of its recognition of residential status, a payer does not need to withhold a 10% income tax when paying certain income sourced from Mainland China, such as dividends, to such Chinese-controlled offshore-incorporated enterprise as provided under the EIT Law and Circular 82.

We believe that our BVI holding company, Shangzhaitong Holding Co.,Ltd, is not a Mainland China resident enterprise for PRC tax purposes. Shangzhaitong Holding Co.,Ltd is a company incorporated outside China. As a holding company, its key assets are its ownership interests in its subsidiaries, and its key assets are located, and its records (including the resolutions of its board of directors and the resolutions of its shareholders) are maintained, outside China. As such, we do not believe that our company meets all of the conditions above or is a Mainland China resident enterprise for PRC tax purposes. For the same reasons, we believe our other entities outside Mainland China are not Mainland China resident enterprises either. However, the tax resident status of an enterprise is subject to determination by the competent PRC tax authorities and uncertainties remain with respect to the interpretation of the term "de facto management body." There can be no assurance that the competent PRC government will ultimately take a view that is consistent with our position and there is a risk that the competent PRC tax authorities may deem our company as a Mainland China resident enterprise, in which case we would be subject to the EIT at the rate of 25% on our worldwide income. If the competent PRC tax authorities determine that our BVI holding company is a Mainland China "resident enterprise" for EIT purposes, a number of unfavorable tax consequences could follow.

One example is a 10% withholding tax would be imposed on dividends we pay to our enterprise shareholders that are not Mainland China resident enterprises and with respect to gains derived by our enterprise shareholders that are not Mainland China resident enterprises from transferring our Ordinary Shares. It is unclear whether, if we are considered a Mainland China resident enterprise, holders of our Ordinary Shares would be able to claim the benefit of income tax treaties or agreements entered into between Mainland China and other countries or areas. See "Risk Factors — Risks Relating to Doing Business in China — Under the PRC Enterprise Income Tax Law, we may be classified as a Mainland China "resident enterprise "for PRC enterprise income tax purposes. Such classification would likely result in unfavorable tax consequences to us and our shareholders who are not Mainland China residents and have a material adverse effect on our results of operations and the value of your investment."

According to the Announcement of SAT on Several Issues Concerning the Enterprise Income Tax on Indirect Property Transfer by Non-Resident Enterprises, or Circular 7, which was promulgated by the SAT and became effective on February 3, 2015, if a non-resident enterprise transfers the equity interests of a Mainland China resident enterprise indirectly by transfer of the equity interests of an offshore holding company (other than a purchase and sale of shares issued by a Mainland China resident enterprise in the public securities market) without a reasonable commercial purpose, the competent PRC tax authorities have the power to reassess the nature of the transaction and the indirect equity transfer may be treated as a direct transfer. As a result, the gain derived from such transfer, which means the equity transfer price less the cost of equity, will be subject to withholding tax at a rate of up to 10%.

Under the terms of Circular 7, a transfer which meets all of the following circumstances shall be directly deemed as having no reasonable commercial purposes if:

● over 75% of the value of the equity interests of the offshore holding company are directly or indirectly derived from taxable properties in Mainland China;

● at any time during the year before the indirect transfer, over 90% of the total properties of the offshore holding company are investments within the territories of Mainland China, or in the year before the indirect transfer, over 90% of the offshore holding company's revenue is directly or indirectly derived from the territories of Mainland China;

● the function performed and risks assumed by the offshore holding company are insufficient to substantiate its corporate existence; or

● the foreign income tax imposed on the indirect transfer is lower than the PRC tax imposed on the direct transfer of the taxable properties in Mainland China.

On October 17, 2017, the SAT issued the Announcement on Issues Relating to Withholding at Source of Income Tax of Non-resident Enterprises, or SAT Circular 37, which took effect on December 1, 2017. SAT Circular 37 purports to provide further clarifications by setting forth the definitions of equity transfer income and tax basis, the foreign exchange rate to be used in the calculation of the withholding amount and the date on which the withholding obligation arises.

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Specifically, SAT Circular 37 provides that where the transfer income subject to withholding at source is derived by an enterprise that is not Mainland China resident enterprise in installments, the installments may first be treated as recovery of costs of previous investments. Upon recovery of all costs, the tax amount to be withheld must then be computed and withheld.

There is uncertainty as to the application of SAT Circular 7 and SAT Circular 37. SAT Circular 7 and SAT Circular may 37 be determined by the competent PRC tax authorities to be applicable to transfers of our Ordinary Shares that involve non-resident investors, if any of such transactions were determined by the tax authorities to lack a reasonable commercial purpose.

As a result, we and our non-resident investors in such transactions may become at risk of being taxed under SAT Circular 7 and SAT Circular 37, and we may be required to comply with SAT Circular 7 and SAT Circular 37 or to establish that we should not be taxed under the general anti-avoidance rule of the EIT Law. This process may be costly and have a material adverse effect on our financial condition and results of operations. See "Risk Factors — Risks Relating to Doing Business in China — We face uncertainty with respect to indirect transfers of equity interests in Mainland China resident enterprises by their holding companies that are not Mainland China companies."

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    Value-added Tax

Pursuant to the Interim Regulations on Value-added Tax of the PRC promulgated by the State Council on December 13, 1993 and were recently amended on November 19, 2017, and the Detailed Rules on the Implementation of Interim Regulation on Value-added Tax of the PRC promulgated by the Ministry of Finance, or the MOF, on December 25, 1993 and were recently amended on October 28, 2011, collectively the VAT Laws, all entities and individuals in Mainland China engaging in the sales of goods, provision of processing services, repairs and replacement services, sales services, intangible assets, real estate and the importation of goods are required to pay VAT at the rate of 17%, unless otherwise stated.

According to the Circular on Adjusting Value-added Tax Rates, which was promulgated by the MOF and the State Administration of Taxation, or the SAT, on April 4, 2018 and became effective on May 1, 2018, where a taxpayer engages in a taxable sales activity for the value-added tax purpose or importation of goods, the previous applicable 17% and 11% tax rates are lowered to 16% and 10%, respectively.

According to the Circular on Policies to Deepen Value-added Tax Reform, which was promulgated by the MOF, the SAT and the General Administration of Customs on March 20, 2019 and became effective on April 1, 2019, where a taxpayer engages in a taxable sales activity for the value-added tax purpose or importation of goods, the previous applicable 16% and 10% tax rates are lowered to 13% and 9%, respectively.

As of the date of this prospectus, the VAT rate applicable to our sales of services and products is 6% and 13%, respectively.

General

For purposes of this discussion, a "U.S. Holder" is a beneficial owner of the Ordinary Shares that is, for U.S. federal income tax purposes:

● an individual who is a citizen or resident of the United States;

● a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created in, or organized under the law of, the U.S. or any state thereof or the District of Columbia;

● an estate the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or

● a trust (A) the administration of which is subject to the primary supervision of a U.S. court and which has one or more U.S. persons who have the authority to control all substantial decisions of the trust or (B) that has otherwise validly elected to be treated as a U.S. person under the Code.

If a partnership (or other entity treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of the Ordinary Shares, the tax treatment of a partner in the partnership will generally depend upon the status of the partner as a U.S. Holder, as described above, and the activities of the partnership. Partnerships holding the Ordinary Shares and partners in such partnerships are urged to consult their tax advisors as to the particular U.S. federal income tax consequences of an investment in the Ordinary Shares.

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 UNDERWRITING

We will enter into an underwriting agreement with [underwriter] (" " or the "underwriter"), to act as the sole underwriter and book-runner of this Offering. Subject to the terms and conditions of the underwriting agreement, which is filed as an exhibit to the registration statement, the underwriter has agreed to purchase, and we have agreed to sell to them, the number of our Ordinary Shares at the initial public offering price, less the underwriting discounts, as set forth on the cover page of this prospectus and as indicated below:

Name	Number of Ordinary Shares
[underwriter]

The underwriter is offering the shares subject to their acceptance of the shares from us and subject to prior sale. The underwriting agreement provides that the underwriter's obligation to pay for and accept delivery of the shares offered by this prospectus are subject to the approval of certain legal matters by their counsel and to certain other conditions, including:

● the representations and warranties made by us to the underwriter are true;

● there is no material change in our business or the financial markets; and

● we deliver customary closing documents to the underwriter.

The underwriter is obligated to take and pay for all of the shares offered by this prospectus if any such shares are taken. However, the underwriter is not required to take or pay for the shares covered by the underwriter's over-allotment option described below.

Over-Allotment Option

We have granted to the underwriter an option, exercisable for 45 days from the closing of this Offering, to purchase additional Ordinary Shares representing 15% of Ordinary Shares sold in the Offering at the initial public offering price listed on the cover page of this prospectus, less underwriting discounts. The option may be exercised in whole or in part, and may be exercised more than once, during the 45-day option period. The underwriter may exercise this option solely for the purpose of covering over- allotments, if any, made in connection with the Offering contemplated by this prospectus.

The underwriter will offer the shares to the public at the initial public offering price set forth on the cover page of this prospectus and to certain dealers at that price less a concession not in excess of US$[ ] per share. If the over-allotment options are exercised in full, the total offering price to the public will be US$[ ] per share and the total net proceeds to us will be US$[ ] million.

Underwriting Commissions and Discounts and Expenses

The underwriter proposes initially to offer the Ordinary Shares to the public at the public offering price set forth on the cover page of this prospectus and to dealers at that price less a concession not in excess of $ per share. After the initial offering, the public offering price, concession or any other term of the offering may be changed.

The following table shows the price per Ordinary Share and total initial public offering price, underwriting discounts and commissions we will pay to and proceeds before expenses to us. The total amounts are shown assuming both no exercise and full exercise of the underwriter's over-allotment option.

		Per Share Option	Total No Exercise of Over -allotment		Full Exercise of Over-allotment Option

Initial public offering price	$	[ ]	$	[ ]	$	[ ]
Underwriting discounts and commissions to be paid by us	$	[• ]	$	[ •]	$	[ •]
Non-accountable expense allowance (1.0%)
Proceeds to us, before expenses	$	[• ]	$	[• ]	$	[ •]

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We will also pay to the underwriter by deduction from the net proceeds of the Offering contemplated herein, a non-accountable expense allowance equal to [ ] % of the gross proceeds received by us from the sale of the shares, including any shares issued pursuant to the exercise of the Underwriter's over-allotment option.

We have agreed to reimburse the underwriter for its out-of-pocket accountable expenses (including legal fees), up to a maximum amount of US$[ ]. As of the date of this prospectus, we have paid US$[ ] to the representative as an advance against out-of-pocket accountable expenses. Any advance will be returned to us to the extent the representative's out-of-pocket accountable expenses are not actually incurred in accordance with FINRA Rule 5110(g)(4)(A).

Right of First Refusal

If, for the period beginning on the closing date of the Offering and ending twenty-four (24) months after the commencement of sales of the Offering, we or any of our subsidiaries (a) decides to finance or refinance any indebtedness in a securities-related transaction, the underwriter (or any affiliate designated by the underwriter) shall have the right to act as sole book-runner, sole manager, sole placement agent or sole agent with respect to such securities-related financing or refinancing; or (b) decides to raise funds by means of a public offering (including at-the-market facility) or a private placement or any other capital raising financing of equity, equity-linked or debt securities, the underwriter (or any affiliate designated by the underwriter) shall have the right to act as sole book-running manager, sole underwriter or sole placement agent for such financing.

Indemnification

We have agreed to indemnify the underwriter against certain liabilities, including liabilities under the Securities Act and liabilities arising from breaches of representations and warranties contained in the underwriting agreement, or to contribute to payments that the underwriter may be required to make in respect of those liabilities.

Lock-Up Agreements

All of our directors, executive officers, employees and holders of 5% or more of our outstanding Ordinary Shares have agreed that, for a period of one hundred eighty (180) days after the closing date of the Offering, subject to certain limited exceptions, we and they will not directly or indirectly, without the prior written consent of the underwriter, (a) offer, sell, or otherwise transfer or dispose of, directly or indirectly, any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company; provided, however, that any sales by parties to the lock-ups shall be subject to the lock-up agreements and provided further that none of such shares shall be saleable in the public market until the expiration of the 180-day period described above; or (b) file or cause to be filed any registration statement with the Commission relating to the Offering of any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company.

The prior sentence will not apply to (i) the shares to be sold pursuant to the underwriting agreement, (ii) any Ordinary Shares issued upon the exercise of an option or other security outstanding on the date of the Offering, (iii) such issuances of options or grants of restricted stock or other equity-based awards under the Company's equity plan and the issuance of shares issuable upon exercise of any such equity-based awards, (iv) the filing of registration statements, (v) the issuance of securities to affiliates and subsidiaries of the Company, and, (vi) the issuance of securities in connection with mergers, acquisitions, joint ventures, licensing arrangements or any other similar non-capital raising transactions.

The underwriter, in its sole discretion, may release the Ordinary Shares and other securities subject to the lock-up agreements described above in whole or in part at any time. When determining whether or not to release Ordinary Shares and other securities from lock-up agreements, the underwriter will consider, among other factors, the holder's reasons for requesting the release, the number of Ordinary Shares and other securities for which the release is being requested and market conditions at the time.

Underwriter's Warrant

We have agreed to issue to, or its designees, warrants to purchase up to a total of 5.0% of the aggregate number of Ordinary Shares sold in this Offering (excluding over-allotment securities). Such warrants and underlying Ordinary Shares are included in this prospectus. The warrants are exercisable at $[ ] per share (125% of the public offering price) at any time and from time to time, in whole or in part, during the period commencing on the date which is six (6) months from the commencement of the sales of the Offering under this prospectus supplement and expiring four years and six months from such date in compliance with FINRA Rule 5110. The warrants have been deemed compensation by FINRA and are therefore subject to a 180-day lock-up pursuant to Rule 5110(e)(1) of FINRA. The underwriter (or its permitted assignees under the Rule) will not sell, transfer, assign, pledge, or hypothecate these warrants or the securities underlying these warrants, nor will it engage in any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the warrants or the underlying securities for a period of 180 days from the commencement of sales. The warrants

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may be exercised as to all, or a lesser number of Ordinary Shares, and will contain provisions for a one-time demand registration right under certain conditions for a period of five (5) years from the date of the commencement of sales of the public offering and unlimited "piggyback" registration rights, for a period of no greater than seven (7) years from the date of commencement of sales of the public offering in compliance with FINRA Rule 5110(g)(8). We will bear all fees and expenses attendant to registering the securities issuable on exercise of the warrants other than underwriting commissions incurred and payable by the holders. The exercise price and number of shares issuable upon exercise of the warrants may be adjusted in certain circumstances, including in the event of a stock dividend, extraordinary cash dividend or our recapitalization, reorganization, merger or consolidation. However, the warrant exercise price or underlying shares will not be adjusted for issuances of Ordinary Shares at a price below the warrant exercise price.

Listing

We have applied to list our Ordinary Shares on the Nasdaq Capital Market under the symbol "SZTD" . We make no representation that such application will be approved or that our Ordinary Shares will trade on such market either now or at any time in the future. However, we will not complete this Offering unless we are so listed.

Electronic Offer, Sale and Distribution

A prospectus in electronic format may be made available on websites or through other online services maintained by the underwriter or selling group members, if any, or by their affiliates, and the underwriter may distribute the prospectus electronically. The underwriter may agree to allocate a number of Ordinary Shares to selling group members for sale to their online brokerage account holders. The Ordinary Shares to be sold pursuant to internet distributions will be allocated on the same basis as other allocations. Other than the prospectus in electronic format, the information on, or that can be accessed through, these websites and any information contained in any other website maintained by these entities is not part of, and is not incorporated by reference into, this prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or the underwriter, and should not be relied upon by investors.

Passive Market Making

Any underwriter who is a qualified market maker on Nasdaq may engage in passive market making transactions on Nasdaq, in accordance with Rule 103 of Regulation M under the Exchange Act, during a period before the commencement of offers or sales of the shares and extending through the completion of the distribution. Passive market makers must comply with applicable volume and price limitations and must be identified as a passive market maker. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security. If all independent bids are lowered below the passive market maker's bid, however, the passive market maker's bid must then be lowered when certain purchase limits are exceeded.

Market and Pricing Considerations

Prior to this Offering, there has been no public market for our Ordinary Shares. The initial public offering price for our Ordinary Shares will be determined through negotiations between us and the Underwriter. Among the factors considered in determining the initial public offering price are the future prospects of our company and our industry in general, our sales, earnings and certain other financial and operating information in recent periods, and the price-earnings ratios, market prices of securities and certain financial and operating information of companies engaged in activities similar to those of our company. In addition, the underwriter has taken into account our historical trading volume and pricing, subject to the above limitations. The initial public offering price of our Ordinary Shares in this Offering does not necessarily bear any direct relationship to the assets, operations, book or other established criteria of value of our company. An active trading market for our Ordinary Shares may not develop. It is possible that after this Offering the Ordinary Shares will not trade in the public market at or above the initial offering price.

The exercise price for the warrants issued to our underwriter in connection with, and conditioned on the closing of, this The offering was negotiated between our Company and. The exercise price (equal to $[ ], 125% of the offering price of the Ordinary Shares in this Offering), along with the length of time the underwriter must wait before exercise (at least 180 days after the commencement of sales in this Offering) and the term of the warrants (no more than five (5) years following commencement of sales under this Offering) are influenced by the valuation attributed by FINRA in its calculation of the acceptability of aggregate underwriting consideration.

Potential Conflicts of Interest

The underwriter and its affiliates may, from time to time, engage in transactions with and perform services for us in the ordinary course of their business for which they may receive customary fees and reimbursement of expenses. In the ordinary course of their various business activities, the underwriter and its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own accounts and for the accounts of their customers and such investment and securities activities may involve securities and/or instruments of our Company. The underwriter and its affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to customers that they acquire, long and/or short positions in such securities and instruments.

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Selling Restrictions

Other than in the United States, no action may be taken, and no action has been taken, by us or the underwriter that would permit a public offering of the Ordinary Shares offered by, or the possession, circulation or distribution of, this prospectus in any jurisdiction where action for that purpose is required. The Ordinary Shares offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such shares be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the Offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any Ordinary Shares offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

Price Stabilization, Short Positions and Penalty Bids

Until the distribution of the Ordinary Shares offered by this prospectus is completed, rules of the SEC may limit the ability of the underwriter to bid for and to purchase our Ordinary Shares. As an exception to these rules, the underwriter may engage in transactions effected in accordance with Regulation M under the Exchange Act that are intended to stabilize, maintain or otherwise affect the price of our Ordinary Shares. The underwriter may engage in over-allotment sales, syndicate covering transactions, stabilizing transactions and penalty bids in accordance with Regulation M.

● Stabilizing transactions consist of bids or purchases made by the managing underwriter for the purpose of preventing or slowing a decline in the market price of our securities while this Offering is in progress.

● Short sales and over-allotments occur when the managing underwriter, on behalf of the underwriting syndicate, sells more of our Ordinary Shares than they purchase from us in this Offering. In order to cover the resulting short position, the managing underwriter may exercise the over-allotment option described above and/or may engage in syndicate covering transactions. There is no contractual limit on the size of any syndicate covering a transaction. The underwriter will deliver a prospectus in connection with any such short sales. Purchasers of shares sold short by the underwriter are entitled to the same remedies under the federal securities laws as any other purchaser of units covered by the registration statement.

● Syndicate covering transactions are bids for or purchases of our securities on the open market by the underwriter in order to reduce a short position incurred by the r underwriter.

● A penalty bid is an arrangement permitting the managing underwriter to reclaim the selling concession that would otherwise accrue to an underwriter if the Ordinary Shares originally sold by the underwriter were later repurchased by the managing underwriter and therefore were not effectively sold to the public by such underwriter.

Stabilization, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our Ordinary Shares or preventing or delaying a decline in the market price of our Ordinary Shares. As a result, the price of our Ordinary Shares may be higher than the price that might otherwise exist in the open market.

Neither we nor the underwriter make any representation or prediction as to the effect that the transactions described above may have on the prices of our Ordinary Shares. These transactions may occur on Nasdaq or on any trading market. If any of these transactions are commenced, they may be discontinued without notice at any time.

Securities Issuance Standstill

We have agreed, for a period of one hundred eighty (180) days after the commencement of sales of this Offering, that we will not, without the prior written consent of the underwriter, offer, sell, issue, enter into any agreement to issue or announce the issuance or proposed issuance of any Ordinary Shares or share equivalents except for the issuance of Ordinary Shares or options to employees, consultants, officers or directors of our Company pursuant to any stock or option plan duly adopted for such purpose, approved by the Company's stockholders and issued for bona fide services permissible under Form S-8. Except for offerings with, for ninety (90) days after the closing date of the Offering, the Company shall not effect or enter into an agreement to effect any issuances of Ordinary Shares in connection with an acquisition or a strategic relationship, which may include the sale of equity securities. In no event should any equity transaction within this period result in the sale of equity at an offering price to the public less than that of the Offering referred herein.

Tail Financing

The underwriter will be entitled to compensation from the Company with respect to any public or private offering or other financing or capital raising transaction of any kind by the Company to the extent that such financing or capital is provided to the Company by investors whom the underwriter had contacted or introduced to the Company during the engagement period, if such tail financing is consummated at any time within the twelve (12) month period following the closing date or the expiration or termination of the letter of engagement between the Company and the underwriter dated April 29, 2024.

Warrants to be Issued to FA

We agreed to issue to FA, our financial advisor, warrants to purchase up to 1% of the total number of our Ordinary Shares outstanding immediately after this offering. The warrants, which are issuable six months after the effective date of this offering, will be exercisable at a price per share equal to 80% of the offering price under this prospectus, have a term of five years and will have a cashless exercise provision. We agreed to grant piggy back registration rights to with respect to the Ordinary Shares issuable upon the exercise of the warrants.

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EXPENSES RELATED TO THIS OFFERING

Set forth below is an itemization of the total expenses, excluding underwriting discounts and commissions and the underwriter's non-accountable expenses, which are expected to be incurred in connection with the offer and sale of the Ordinary Shares by us. With the exception of the SEC registration fee, the Nasdaq Capital Market listing fee and the Financial Industry Regulatory Authority ("FINRA") filing fee, all amounts are estimates.

SEC registration fee
Nasdaq listing fee
FINRA filing fee
Printing and engraving expenses
Legal fees and expenses
Accounting fees and expenses
Miscellaneous
Total	$

These expenses will be borne by us.

LEGAL MATTERS

We are being represented by [ ] with respect to certain legal matters as to United States federal securities law. The underwriter is being represented by [ ] with respect to certain legal matters as to United States federal securities law. The validity of the Ordinary Shares offered in this offering will be passed upon for us by [ ]. Certain legal matters as to Chinese law will be passed upon for us by Our counsel Lawyers. [ ] may rely upon with respect to matters governed by BVI law and Our counsel Lawyers with respect to matters governed by Chinese law.

EXPERTS

The financial statements of our company as of September 30, 2024 and 2025, and for each of the two years in the period ended September 30, 2025, included in this prospectus have been audited by [ ] an independent registered public accounting firm, as stated in their report. Such financial statements are included in reliance upon the report of such firm given their authority as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the U.S. Securities and Exchange Commission a registration statement (including amendments and exhibits to the registration statement) on Form F-1 under the Securities Act. This prospectus, which is part of the registration statement, does not contain all of the information set forth in the registration statement and the exhibits and schedules to the registration statement. For further information, we refer you to the registration statement and the exhibits and schedules filed as part of the registration statement. If a document has been filed as an exhibit to the registration statement, we refer you to the copy of the document that has been filed. Each statement in this prospectus relating to a document filed as an exhibit is qualified in all respects by the filed exhibit.

Upon completion of this offering, we will become subject to the informational requirements of the Exchange Act. Accordingly, we will be required to file reports and other information with the SEC, including annual reports on Form 20-F and reports on Form 6-K. The SEC maintains an Internet site at www.sec.gov that contains reports, proxy and information statements and other information we have filed electronically with the SEC.

As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our executive officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we will not be required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

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Exhibits

Exhibits. The following exhibits are included herein or incorporated herein by reference:

The following document is filed as part of this registration statement:

EXHIBIT INDEX

No.	Description
107	Calculation of Filing Fee Tables

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, this unto duly authorized, in the city of Shenzhen, on [26th of November], 2025.

Shangzhi Tong Holding Co.,Ltd

By:	/s/ Tianhong, Ma
Name:	Tianhong, Ma
Title:	Chief Executive Officer and Chairman of the Board of Directors
(Principal Executive Officer)

Power Of Attorney

For him or his in any and all capacities, to do any and all acts and all things and to execute any and all instruments which said attorney and agent may deem necessary or desirable to enable the registrant to comply with the Securities Act of 1933, as amended (the "Securities Act"), and any rules, regulations, and requirements of the Securities and Exchange Commission thereunder, in connection with the registration under the Securities Act of Ordinary Shares of the registrant (the "Shares"), including, without limitation, the power and authority to sign the name of each of the undersigned in the capacities indicated below to the Registration Statement on Form F-1 (the "Registration Statement") to be filed with the Securities and Exchange Commission with respect to such Shares, to any and all amendments or supplements to such Registration Statement, whether such amendments or supplements are filed before or after the effective date of such Registration Statement, to any related Registration Statement filed pursuant to Rule 462(b) under the Securities Act, and to any and all instruments or documents filed as part of or in connection with such Registration Statement or any and all amendments thereto, whether such amendments are filed before or after the effective date of such Registration Statement; and each of the undersigned hereby ratifies and confirms all that such attorney and agent shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Tianhong, Ma	Chief Executive Officer and Chairman of Board and Director	[26th of November], 2025
Tianhong, Ma	(Principal Executive Officer)

/s/Jitang, Dai	Chief Financial Officer	[26th of November], 2025
Jitang, Dai	(Principal Financial Officer and Principal Accounting Officer)

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SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933 as amended, the undersigned, the duly authorized representative in the United States of America, has signed this registration statement thereto in New York, NY on November 26, 2025.

Authorized U.S. Representative
Cogency Global Inc.
/s/ Colleen A. De Vries
Name: Colleen A. De Vries
Title: Senior Vice-President on behalf of Cogency Global Inc.

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